Exhibit 10.1

FOURTEENTH AMENDMENT

TO

SECOND AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

GGP LIMITED PARTNERSHIP

THIS FOURTEENTH AMENDMENT (this “Amendment”) is made and entered into on                      , 2010 by and among the undersigned parties:

WHEREAS, a Delaware limited partnership known as GGP Limited Partnership (the “Partnership”) exists pursuant to that certain Second Amended and Restated Agreement of Limited Partnership dated as of April 1, 1998, as amended (“Second Restated Limited Partnership Agreement”), and the Delaware Revised Uniform Limited Partnership Act;

WHEREAS, General Growth Properties, Inc., a Delaware corporation, is the sole general partner of the Partnership (the “General Partner”);

WHEREAS, on April 16, 2009, the General Partner and the Partnership filed voluntary petitions for relief under title 11 of the United States Code in the United States Bankruptcy Court for the Southern District of New York (the “Chapter 11 Cases”);

WHEREAS, in connection with the General Partner and the Partnership’s emergence from the Chapter 11 Cases, it is proposed that all of the issued and outstanding shares of common stock, par value $0.01 per share, of The Howard Research and Development Corporation, a Maryland corporation (“HRD”), be distributed by the Partnership to the General Partner (the “HRD Distribution”);

WHEREAS, in connection with the General Partner and the Partnership’s emergence from the Chapter 11 Cases, shares of common stock, no par value, of Spinco, Inc., a Delaware corporation and a wholly-owned subsidiary of the Partnership (“Spinco”), will be distributed (the “Spinco Distribution”) to the holders of Units (as defined in the Second Restated Limited Partnership Agreement) in a manner such that upon emergence of the Partnership and the General Partner from the Chapter 11 Cases, each of the holders of Units (other than the General Partner) and each holder of shares of common stock of the General Partner will hold the same number of shares of common stock of Spinco as each such holder would have held if each of the holders of Units (other than the General Partner) had converted (in accordance with its existing contractual rights) its respective Units into shares of common stock of the General Partner immediately prior to the HRD/Spinco Distribution;

WHEREAS, after contributing certain assets to HRD, the General Partner proposes to contribute its shares of common stock of HRD to Spinco in exchange for additional shares of common stock of Spinco (the “Contribution”);

WHEREAS, the HRD Distribution, the Spinco Distribution and the Contribution, taken together, will result in the pro rata ownership, directly or indirectly, of Spinco and HRD by the holders of Units; and

WHEREAS, the General Partner and a Majority-In-Interest of the Limited Partners of the Partnership desire to adopt this Amendment and provide for the HRD Distribution and the Spinco Distribution.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, do hereby  agree as follows:

1.       Capitalized Terms.  Capitalized terms used but not defined herein shall have the definitions assigned to such terms in the Second Restated Limited Partnership Agreement, as amended.

2.       Amendments.  Notwithstanding anything to the contrary in the Second Restated Limited Partnership Agreement, including but not limited to Section 6.3(c), the Second Restated Limited Partnership Agreement shall be amended as follows:

a.               The following defined term is added to Section 1.1 of the Second Restated Limited Partnership Agreement:

““Chapter 11 Cases” shall mean those voluntary petitions filed on April 16, 2009 by the General Partner and the Partnership for relief under title 11 of the United States Code in the United States Bankruptcy Court for the Southern District of New York.”

b.              The following new Section 5.2(c) is added to the Second Restated Limited Partnership Agreement:

“The General Partner may, in connection with the emergence of the General Partner and the Partnership from the Chapter 11 Cases, make a non-pro rata distribution of shares of common stock of each of The Howard Research and Development Corporation, a Maryland corporation (“HRD”), and Spinco, Inc., a Delaware corporation (“Spinco”) (the “HRD/Spinco Distribution”).  The HRD/Spinco Distribution shall consist of (a) the distribution of all of the issued and outstanding shares of common stock, par value $0.01 per share, of HRD by the Partnership to the General Partner and (b) the distribution of shares of common stock, no par value, of Spinco by the Partnership to the holders of Units.  For the avoidance of doubt, following the HRD/Spinco Distribution, upon emergence of the Partnership and the General Partner from the Chapter 11 Cases, each of the holders of Units (other than the General Partner) and each holder of shares of common stock of the General Partner will hold the same number of shares of common stock of Spinco as each such

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holder would have held if each of the holders of Units (other than the General Partner) had converted (in accordance with its existing contractual rights) its respective Units into shares of common stock of the General Partner immediately prior to the HRD/Spinco Distribution.”

3.       Counterparts.  This Amendment may be executed in counterparts, each of which shall be an original and all of which together shall constitute the same document.

4.       Other Provisions Unaffected.  Except as expressly amended hereby, the Second Restated Limited Partnership Agreement shall remain in full force an effect.

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WITNESS WHEREOF, the parties hereto have executed this Amendment on the date first written above.

GENERAL PARTNER:

GENERAL GROWTH PROPERTIES, INC.,
a Delaware corporation

By:

Its:

LIMITED PARTNERS:

MAJORITY-IN-INTEREST OF
THE LIMITED PARTNERS:

M.B. CAPITAL UNITS, LLC,
a Delaware limited liability company

	By:	M.B. CAPITAL PARTNERS III,
a South Dakota general partnership,
its sole member

		By:	General Trust Company,
as Trustee of MBA Trust,
a partner

By:
E. Michael Greaves,
Vice President

MATTHEW BUCKSBAUM REVOCABLE TRUST

	By:	General Trust Company,
as Trustee

By:
E. Michael Greaves,
Vice President

THIRD AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

GGP LIMITED PARTNERSHIP

i

TABLE OF CONTENTS

(continued)

ii

TABLE OF CONTENTS

(continued)

iii

THIRD AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP
OF
GGP LIMITED PARTNERSHIP

THIS THIRD AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP is made and entered into this [   ] day of [        ], 2010, by and among the undersigned parties.

W I T N E S S E T H:

WHEREAS, a Delaware limited partnership known as GGP Limited Partnership (the “Partnership”) exists pursuant to that certain Second Amended and Restated Agreement of Limited Partnership dated as of April 1, 1998, as amended by that certain First Amendment thereto dated June 10, 1998, that certain Second Amendment thereto dated June 29, 1998, that certain Third Amendment thereto dated as of February 15, 2002, that certain Amendment thereto dated as of April 24, 2002, that certain Fourth Amendment thereto dated as of July 10, 2002, that certain Amendment thereto dated as of November 27, 2002, that certain Sixth Amendment thereto dated as of November 20, 2003, that certain Amendment thereto dated as of December 11, 2003, that certain Amendment thereto dated March 5, 2004, that certain Amendment thereto dated November 12, 2004, that certain Amendment thereto dated as of September 30, 2006, that certain Twelfth Amendment thereto dated as of December 31, 2006, that certain Thirteenth Amendment thereto dated February 9, 2007 and that certain Fourteenth Amendment thereto dated as of [          ] [  ], 2010 (collectively, the “Second Restated Partnership Agreement”), and the Delaware Revised Uniform Limited Partnership Act;

WHEREAS, GGP, Inc., f/k/a General Growth Properties, Inc., a Delaware corporation, is the sole general partner of the Partnership (the “General Partner”);

WHEREAS, pursuant to that certain [Contribution Agreement], GGP Limited Partnership II, a Delaware limited partnership, will be admitted to the Partnership as a Limited Partner (the “Affiliate Limited Partner”) and will receive Common Units and Series F Preferred Units;

WHEREAS, contemporaneously with the admission of the Affiliate Limited Partner, the General Partner desires to transfer certain of its Units to the Affiliate Limited Partner (the “GP Transfer”);

WHEREAS, the General Partner and a Majority-in-Interest of the Limited Partners of the Partnership desire to create and issue the Series F Preferred Units, amend and restate the Second Restated Partnership Agreement as set forth herein and consent to the GP Transfer.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, do hereby create and issue the Series F Preferred Units, consent to the GP Transfer and amend and restate the Second Restated Partnership Agreement to read as follows:

ARTICLE I

Definitions; Etc.

1.1           Definitions.  Except as otherwise herein expressly provided, the following terms and phrases shall have the meanings set forth below:

“Accountants” shall mean the firm or firms of independent certified public accountants selected by the General Partner on behalf of the Partnership and the Property Partnerships to audit the books and records of the Partnership and the Property Partnerships and to prepare statements and reports in connection therewith.

“Acquisition Cost” shall have the meaning set forth in Section 4.1 hereof.

“Act” shall mean the Revised Uniform Limited Partnership Act as enacted in the State of Delaware, and as the same may hereafter be amended from time to time.

“Additional Units” shall have the meaning set forth in Section 8.3 hereof.

“Additional Partner” shall have the meaning set forth in Section 8.3 hereof.

“Adjusted Capital Account Deficit” shall mean, with respect to any Limited Partner, the deficit balance, if any, in such Partner’s Capital Account as of the end of any relevant fiscal year and after giving effect to the following adjustments:

(a)           credit to such Capital Account any amounts which such Partner is obligated or treated as obligated to restore with respect to any deficit balance in such Capital Account pursuant to Section 1.704-1(b)(2)(ii)(c) of the Regulations, or is deemed to be obligated to restore with respect to any deficit balance pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations; and

(b)           debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6) of the Regulations.

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the requirements of the alternate test for economic effect contained in Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

“Adjustment Date” shall have the meaning set forth in Section 4.3(a) hereof.

“Administrative Expenses” shall mean (i) all administrative and operating costs and expenses incurred by the Partnership, (ii) all administrative, operating and other costs and expenses incurred by the Property Partnerships, which expenses are being assumed by the Partnership pursuant to Section 6.1 hereof, (iii) those administrative costs and expenses of the Affiliate Limited Partner and the REIT Entities, including salaries paid to officers of the Public REIT and accounting and legal expenses undertaken by the General Partner on behalf or for the benefit of the Partnership, and (iv) to the extent not included in clause (iii) above, REIT Expenses.

“Affiliate” shall mean, with respect to any Partner (or as to any other Person the affiliates of whom are relevant for purposes of any of the provisions of this Agreement),  (i) any member of the Immediate Family of such Partner; (ii) any trustee or beneficiary of a Partner; (iii) any legal representative, successor, or assignee of such Partner or any Person referred to in the preceding clauses (i) and (ii); (iv) any trustee of any trust for the benefit of such Partner or any Person referred to in the preceding clauses (i) through (iii); or (v) any Entity which directly or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Partner or any Person referred to in the preceding clauses (i) through (iv).

“Affiliate Limited Partner” shall mean GGP Limited Partnership II, a Delaware limited partnership.

“Aggregate Protected Amount” shall mean, with respect to the Obligated Partners, as a group, the aggregate amount of the Protected Amounts, if any, of the Obligated Partners, as determined on the date in question.

“Agreement” shall mean this Third Amended and Restated Agreement of Limited Partnership, as originally executed and as amended, modified, supplemented or restated from time to time, as the context requires.

“Audited Financial Statements” shall mean financial statements (balance sheet, statement of income, statement of partners’ equity and statement of cash flows prepared in accordance with generally accepted accounting principles and accompanied by an independent auditor’s report containing (i) an opinion containing no material qualification, and (ii) no explanatory paragraph disclosing information relating to material uncertainties (except as to litigation) or going concern issues.

“Bankruptcy” shall mean, with respect to any Partner or the Partnership, (i) the commencement by such Partner or the Partnership of any proceeding seeking relief under any provision or chapter of the federal Bankruptcy Code or any other federal or state law relating to insolvency, bankruptcy or reorganization, (ii) an adjudication that such Partner or the Partnership is insolvent or bankrupt, (iii) the entry of an order for relief under the federal Bankruptcy Code with respect to such Partner or the Partnership, (iv) the filing of any such petition or the commencement of any such case or proceeding against such Partner or the Partnership, unless such petition and the case or proceeding initiated thereby are dismissed within ninety (90) days from the date of such filing, (v) the filing of an answer by such Partner or the Partnership admitting the allegations of any such petition, (vi) the appointment of a trustee, receiver or custodian for all or substantially all of the assets of such Partner or the Partnership unless such appointment is vacated or dismissed within ninety (90) days from the date of such appointment but not less than five (5) days before the proposed sale of any assets of such Partner or the Partnership, (vii) the insolvency of such Partner or the Partnership or the execution by such Partner or the Partnership of a general assignment for the benefit of creditors, (viii) the convening by such Partner or the Partnership of a meeting of its creditors, or any class thereof, for purposes of effecting a moratorium upon or extension or composition of its debts, (ix) the failure of such Partner or the Partnership to pay its debts as they mature, (x) the levy, attachment, execution or other seizure of substantially all of the assets of such Partner or the Partnership where such seizure is not discharged within thirty (30) days thereafter, or (xi) the admission by such Partner or the Partnership in writing of its inability to pay its debts as they mature or that it is generally not paying its debts as they become due.

“Bankruptcy Cases” shall mean those voluntary petitions filed on April 16, 2009 by the General Partner and the Partnership for relief under title 11 of the United States Code in the United States Bankruptcy Court for the Southern District of New York.

“Bucksbaum Limited Partners” shall mean M.B. Capital Partners III and its successors and assigns.

“Bucksbaum Rights Agreement” shall mean that certain Rights Agreement dated as of July 27, 1993, among the General Partner and certain predecessors of the Bucksbaum Limited Partners.

“Capital Account” shall mean, with respect to any Partner, the separate “book” account which the Partnership shall establish and maintain for such Partner in accordance with Section 704(b) of the Code and Section 1.704-1(b)(2)(iv) of the Regulations and such other provisions of Section 1.704-1(b) of the Regulations that must be complied with in order for the Capital Accounts to be determined in accordance with the provisions of said Regulations.  In furtherance of the foregoing, the Capital Accounts shall be maintained in compliance with Section 1.704-1(b)(2)(iv) of the Regulations, and the provisions hereof shall be interpreted and applied in a manner consistent therewith.  In the event that any Units are transferred in accordance with the terms of this Agreement, the Capital Account, at the time of the transfer, of the transferor attributable to the transferred Units shall carry over to the transferee.

“Capital Contribution” shall mean, with respect to any Partner, the amount of money and the initial Gross Asset Value of any property other than money contributed to the Partnership with respect to the Units held by such Partner (net of liabilities to which such property is subject).

“Certificate” shall mean the Certificate of Limited Partnership establishing the Partnership, as filed with the office of the Delaware Secretary of State, as it may be amended from time to time in accordance with the terms of this Agreement and the Act.

“Charter” shall mean the corporate charter of the Public REIT, as filed with the office of the Delaware Secretary of State, as it may be amended from time to time.

“Closing Price” on any day shall mean the average of the intra-day high and low for such day as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities’ exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if the Common Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock as such person is selected from time to time by the Board of Directors of the Public REIT.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Common Stock” shall mean the shares of common stock of the Public REIT.

“Common Units” shall mean all Units other than Preferred Units.

“Consent of the Limited Partners” shall mean the written consent of a Majority-In-Interest of the Limited Partners (or other specified group of Limited Partners), which Consent shall be obtained prior to the taking of any action for which it is required by this Agreement and may be given or withheld by a Majority-in-Interest of the Limited Partners (or such specified group of Limited Partners), unless otherwise expressly provided herein, in their sole and absolute discretion.

“Contributed Funds” shall have the meaning set forth in Section 4.3(a)(ii) hereof.

“Contributed Property” shall have the meaning set forth in Section 4.1 hereof.

“Contribution Agreements” shall mean all contribution and other agreements executed by the Partnership and/or the General Partner in connection with the issuance of Units.

“Contribution Date” shall have the meaning set forth in Section 8.3 hereof.

“Control” shall mean the ability, whether by the direct or indirect ownership of shares or other equity interests by contract or otherwise, to elect a majority of the directors of a corporation, to select the managing partner of a partnership, or otherwise to select, or have the power to remove and then select, a majority of those persons exercising governing authority over an Entity.  In the case of a limited partnership, the sole general partner, all of the general partners to the extent each has equal management control and authority, or the managing general partner or managing general partners thereof shall be deemed to have control of such partnership and, in the case of a trust, any trustee thereof or any Person having the right to select any such trustee shall be deemed to have control of such trust.

“Conversion Factor” shall mean 0.98448404.  The Conversion Factor shall be adjusted in the event that the Public REIT, (i) declares or pays a dividend on its outstanding shares of Common Stock in shares of Common Stock or makes a distribution to all holders of its outstanding shares of Common Stock in shares of Common Stock, (ii) subdivides its outstanding shares of Common Stock, or (iii) combines its outstanding shares of Common Stock into a smaller number of shares.  The Conversion Factor shall be adjusted by multiplying the Conversion Factor (as in effect immediately prior to such adjustment) by fraction, the numerator of which shall be the actual number of shares of Common Stock issued and outstanding on the record date for such dividend, distribution, subdivision or combination (determined without the below assumption), and the denominator of which shall be the number of shares of Common Stock issued and outstanding on the record date for such dividend, distribution, subdivision or combination (assuming for such purposes that such dividend, distribution, subdivision or combination has occurred as of such time).  Any adjustment to the Conversion Factor shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

“CSA” shall mean that certain Contingent Stock Agreement, effective as of January 1, 1996, by The Rouse Company in favor of and for the benefit of the Holders (named in Schedule I thereto) and the Representatives (therein defined), as amended.

“Current Per Share Market Price” shall mean, as of any date, the average of the Closing Price for the five consecutive Trading Days ending on such date or the average of the Closing Price for any other period of Trading Days that the Public REIT deems appropriate with respect to any transaction or other event for which “Current Per Share Market Price” is determined (other than a redemption pursuant to any Rights Agreement unless otherwise provided therein); provided, however, that the Closing Price for any Trading Day or Trading Days that are included in any calculation of Current Per Share Market Price shall be adjusted to take into account any stock split, dividend, subdivision, combination and the like if Public REIT deems such adjustment to be appropriate.

“Demand Notice” shall have the meaning set forth in Section 12.2 hereof.

“Depreciation” shall mean, with respect to any asset of the Partnership for any fiscal year or other period, the depreciation, depletion or amortization, as the case may be, allowed or allowable for federal income tax purposes in respect of such asset for such fiscal year or other period; provided, however, that if there is a difference between the Gross Asset Value and the adjusted tax basis of such asset, Depreciation shall mean “book depreciation, depletion or amortization” as determined under Section 1.704-1(b)(2)(iv)(g)(3) of the Regulations.

“Entity” shall mean any general partnership, limited partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative, association or other entity.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time (or any corresponding provisions of succeeding laws).

“Exercise Notice” shall have the meaning set forth in the Bucksbaum Rights Agreement.

“Foreign Owner” shall mean a foreign person or a person that is directly or indirectly owned, in whole or in part by a foreign person as determined in accordance with Section 897(H)(4) of the Code and the Regulations promulgated thereunder.

“Funding Date” shall mean the date of consummation of any Funding Loan, offering of shares of Common Stock or other transaction pursuant to which the Public REIT, REIT Entities or the Affiliate Limited Partner raise Required Funds.

“Funding Loan Proceeds” shall mean the net cash proceeds received by the Public REIT, REIT Entities or the Affiliate Limited Partner in connection with any Funding Loan, after deduction of all costs and expenses incurred by the Public REIT, the REIT Entities or the Affiliate Limited Partner in connection with such Funding Loan.

“Funding Loan(s)” shall mean any borrowing or refinancing of borrowings by or on behalf of the Public REIT, the REIT Entities or the Affiliate Limited Partner from any lender for the purpose of advancing the Funding Loan Proceeds to the Partnership as a loan pursuant to Section 4.3(a) hereof.

“GAAP” shall mean generally accepted accounting principles.

“General Partner” shall mean GGP, Inc., f/k/a General Growth Properties, Inc., a Delaware corporation, its duly admitted successors and assigns and any other Person who is a general partner of the Partnership at the time of reference thereto.

“Gross Asset Value” shall mean, with respect to any asset of the Partnership, such asset’s adjusted basis for federal income tax purposes except as follows:

(a)           the initial Gross Asset Value of (i) the assets contributed by each Partner to the Partnership prior to the date hereof is the gross fair market value of such contributed assets as indicated in the books and records of the Partnership as of the date hereof, and (ii) any asset hereafter contributed by a Partner, other than money, is the gross fair market value thereof as reasonably determined by the General Partner using such reasonable method of valuation as the General Partner may adopt; provided that the gross fair market value of any such assets hereafter contributed by the General Partner shall be the Acquisition Cost thereof (without reduction for any borrowings incurred by the General Partner in connection with the acquisition of such assets and assumed by the Partnership or, if such assumption was not possible, with respect to which borrowings the Partnership obligates itself to make payments to the General Partner in a like amount and on like terms);

(b)           if the General Partner reasonably determines that an adjustment is necessary or appropriate to reflect the relative economic interests of the Partners, the Gross Asset Values of all Partnership assets shall be adjusted to equal their respective gross fair market values, as reasonably determined by the General Partner, as of the following times:

(i)            a Capital Contribution (other than a de minimis Capital Contribution) to the Partnership by a new or existing Partner as consideration for Units;

(ii)           the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership property as consideration for the redemption of Units; and

(iii)          the liquidation of the Partnership within the meaning of section 1.704-1(b)(2)(ii) (g) of the Regulations;

(c)           the Gross Asset Values of Partnership assets distributed to any Partner shall be the gross fair market values of such assets (taking Section 7701(g) of the Code into account) as reasonably determined by the General Partner as of the date of distribution; and

(d)           the Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Sections 734(b) or 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Section 1.704-1(b)(2)(iv)(m) of the Regulations (See Exhibit B); provided, however, that Gross Asset Values shall not be adjusted pursuant to this paragraph to the extent that the General Partner reasonably determines that an adjustment pursuant to paragraph (b) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this paragraph (d).

At all times, Gross Asset Values shall be adjusted by any Depreciation taken into account with respect to the Partnership’s assets for purposes of computing Net Income and Net Loss.  Any adjustment to the Gross Asset Values of Partnership property shall require an adjustment to the Partners’ Capital Accounts; as for the manner in which such adjustments are allocated to the Capital  Accounts, see paragraph (c) of the definition of Net Income and Net Loss in the case of adjustment by Depreciation, and paragraph (d) of said definition in all other cases.

“Immediate Family” shall mean with respect to any Person, such Person’s spouse, parents, parents-in-law, descendants, nephews, nieces, brothers, sisters, brothers-in-law, sisters-in-law and children-in-law.

“Incentive Option” means an option to purchase Common Stock granted under the Stock Incentive Plan.

“Incentive Option Agreement” means the form of Incentive Option Agreement to be used under the Stock Incentive Plan.

“Indirect Owner” shall mean, in the case of an Obligated Partner that is an entity that is classified as a partnership or disregarded entity for federal income tax purposes, any person owning an equity interest in such Obligated Partner, and, in the case of any Indirect Owner that itself is an entity that is classified as a partnership or disregarded entity for federal income tax purposes, any person owning an equity interest in such entity.

“Second Restated Partnership Agreement” shall have the meaning set forth in the preliminary recitals hereto.

“Lien” shall mean any liens, security interests, mortgages, deeds of trust, charges, claims, encumbrances, pledges, options, rights of first offer or first refusal and any other rights or interests of others of any kind or nature, actual or contingent, or other similar encumbrances of any nature whatsoever.

“Limited Partner Representatives” shall have the meaning set forth in Section 6.11 hereof.

“Limited Partners” shall mean the Persons listed under the caption “Limited Partners” on Exhibit A hereto, their permitted successors or assigns or any Person who, at the time of reference thereto, is a limited partner of the Partnership.

“Liquidating Trustee” shall mean such individual or Entity as is selected as the Liquidating Trustee hereunder by the General Partner, which individual or Entity may include an Affiliate of the General Partner, provided such Liquidating Trustee agrees in writing to be bound by the terms of this Agreement.  The Liquidating Trustee shall be empowered to give and receive notices, reports and payments in connection with the dissolution, liquidation and/or winding-up of the Partnership and shall hold and exercise such other rights and powers as are necessary or required to permit all parties to deal with the Liquidating Trustee in connection with the dissolution, liquidation and/or winding-up of the Partnership.

“Major Decisions” shall have the meaning set forth in Section 6.3 hereof.

“Majority-in-Interest of the Limited Partners” shall mean Limited Partner(s) (or specified group of Limited Partners) who hold in the aggregate more than fifty percent (50%) of the Percentage Interests then allocable to and held by the Limited Partners (or such specified group of Limited Partners), as a class (excluding any Units held by the General Partner, the Affiliate Limited Partner or any other Affiliate of the General Partner other than the Limited Partners as at April 1, 1998, their Affiliates and their successors and assigns, who shall not be excluded).

“Management Agreement” shall mean a property management agreement with respect to the property management of certain Properties entered into (a) with respect to any Property in which the Partnership directly holds or acquires ownership of a fee or leasehold interest, between the Partnership, as owner, and the Property Manager, or such other property manager as the General Partner shall engage, as manager, and (b) with respect to all Properties other than those described in (a) above, between each Property Partnership, as owner, and the Property Manager, or such other property manager as the General Partner shall engage, as such agreement may be amended, modified or supplemented from time to time.

“Minimum Gain Attributable to Partner Nonrecourse Debt” shall mean “partner nonrecourse debt minimum gain” as determined in accordance with Regulation Section 1.704-2(i)(2).

“Net Financing Proceeds” shall mean the cash proceeds received by the Partnership in connection with any borrowing or refinancing of borrowing by or on behalf of the Partnership or by or on behalf of any Property Partnership (whether or not secured), after deduction of all costs and expenses incurred by the Partnership or the Property Partnership in connection with such borrowing, and after deduction of that portion of such proceeds used to repay any other indebtedness of the Partnership or Property Partnerships, or any interest or premium thereon.

“Net Income or Net Loss” shall mean, for each fiscal year or other applicable period, an amount equal to the Partnership’s net income or loss for such year or period as determined for federal income tax purposes by the Accountants, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a) of the Code shall be included in taxable income or loss), with the following adjustments:  (a) by including as an item of gross income any tax-exempt income received by the Partnership (b) by treating as a deductible expense any expenditure of the Partnership described in Section 705(a)(2)(B) of the Code (including amounts paid or incurred to organize the partnership (unless an election is made pursuant to Code Section 709(b)) or to promote the sale of interests in the Partnership and by treating deductions for any losses incurred in connection with the sale or exchange of Partnership property disallowed pursuant to Section 267(a)(1) or Section 707(b) of the Code as expenditures described in Section 705(a)(2)(B) of the Code); (c) in lieu of depreciation, depletion, amortization, and other cost recovery deductions taken into account in computing total income or loss, there shall be taken into account Depreciation; (d) gain or loss resulting from any disposition of Partnership property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of such  property rather than its adjusted tax basis; and (e) in the event of an adjustment of the Gross Asset Value of any Partnership asset which requires that the Capital Accounts of the Partnership be adjusted pursuant to Regulation Section 1.704-1(b)(2)(iv)(e), (f) and (m), the amount of such adjustment is to be taken into account as additional Net Income or Net Loss pursuant to Exhibit B.

“Net Operating Cash Flow” shall mean, with respect to any fiscal period of the Partnership, the excess, if any, of “Receipts” over “Expenditures.”  For purposes hereof, the term “Receipts” means the sum of all cash receipts of the Partnership from all sources for such period, including Net Sale Proceeds and Net Financing Proceeds but excluding Capital Contributions, and any amounts held as reserves as of the last day of such period which the General Partner reasonably deems to be in excess of necessary reserves as determined below.  The term “Expenditures” means the sum of (a) all cash expenses or expenditures of the Partnership for such period, (b) the amount of all payments of principal and interest on account of any indebtedness of the Partnership including payments of principal and interest on account of REIT Loans, or amounts due on such indebtedness during such period (in the case of clauses (a) and (b), excluding expenses or expenditures paid from previously established reserves or deducted in computing Net Financing Proceeds or Net Sales Proceeds), and (c) such additional cash reserves as of the last day of such period as the General Partner deems necessary for any capital or operating expenditure permitted hereunder.

“Net Sale Proceeds” means the cash proceeds received by the Partnership in connection with a sale of any asset by or on behalf of the Partnership or by or on behalf of a Property Partnership after deduction of any costs or expenses incurred by the Partnership or a Property Partnership, or payable specifically out of the proceeds of such sale (including, without limitation, any repayment of any indebtedness required to be repaid as a result of such sale or which the General Partner elects to repay out of the proceeds of such sale, together with accrued interest and premium, if any, thereon and any sales commissions or other costs and expenses due and payable to any Person in connection with a sale, including to a Partner or its Affiliates).

“Nonrecourse Deductions” shall have the meaning set forth in Sections 1.704-2(b)(1) and (c) of the Regulations.

“Nonrecourse Liabilities” shall have the meaning set forth in Section 1.704-2(b)(3) of the Regulations.

“Obligated Partner” shall mean that or those Limited Partners listed as Obligated Partners on Exhibit C attached hereto and made a part hereof, as such Exhibit may be amended from time to time by the General Partner, whether by express amendment to this Agreement or by execution of a written instrument by and between any additional Obligated Partner being directly affected thereby and the General Partner acting on behalf of the Partnership and without the prior consent of the Limited Partners (other than the Obligated Partners being affected thereby).

“Offered Units” shall have the meaning set forth in the Bucksbaum Rights Agreement.

“Partner Nonrecourse Debt” shall mean a liability as defined in Regulations Section 1.704-2(b)(4).

“Partner Nonrecourse Deductions” shall have the meaning set forth in Section 1.704-2(i)(2) of the Regulations.

“Partners” shall mean the General Partner and the Limited Partners, their duly admitted successors or assigns or any Person who is a partner of the Partnership at the time of reference thereto.

“Partnership” shall have the meaning set forth in the preliminary recitals hereto.

“Partnership Minimum Gain” shall have the meaning set forth in Section 1.704-2(b)(2) of the Regulations.

“Partnership Record Date” shall mean the record date established by the General Partner for a distribution of Net Operating Cash Flow pursuant to Section 5.2 hereof, which record date shall be the same as the record date established by the Public REIT for the distribution to its stockholders of some or all of its indirect share of such distribution.

“Percentage Interest” shall mean, with respect to any Partner at any time, the percentage ownership interest of such Partner in the Partnership at such time, which percentage ownership interest shall be equal to the quotient of the number of Common Units owned by such Partner at such time divided by the aggregate number of issued and outstanding Common Units at such time, and any holder of Preferred Units shall have a 0% Percentage Interest in respect of such Preferred Units.  The Percentage Interest of each Partner on the date hereof is set forth opposite its name on Exhibit A.

“Person” shall mean any individual or Entity.

“Precontribution Gain” shall have the meaning set forth in Exhibit B.

“Preferred Units” shall mean the Series B Preferred Units, Series D Preferred Units, Series E Preferred Units and Series F Preferred Units and any other series of preferred units of limited partnership interest in the Partnership that are established and issued from time to time in accordance with the terms hereof.

“Prime Rate” shall mean the prime rate announced from time to time by Wells Fargo Bank, N.A. or any successor thereof.

“Property” shall mean any Shopping Center Project in which the Partnership or any Property Partnership, directly or indirectly, acquires ownership of a fee or leasehold interest.

“Property Manager” shall mean General Growth Management, Inc., a Delaware corporation, or its permitted successors or assigns.

“Property Partnership” shall mean and include any partnership, limited liability company or other Entity in which the Partnership directly or indirectly is or becomes a partner, member or other equity participant and which has been or is formed for the purpose of directly or indirectly acquiring, developing or owning a Property at a proposed Property.

“Property Partnership Interests” shall mean and include the interest of the Partnership as a partner, member or other equity participant in any Property Partnership.

“Protected Amount” shall mean, with respect to any Obligated Partner, the amount set forth opposite the name of such Obligated Partner on Exhibit C hereto and made a part hereof as such Exhibit may be amended from time to time by an amendment to the Partnership Agreement or by execution of a written instrument by and between any Obligated Partners being affected thereby and the General Partner, acting on behalf of the Partnership and without the prior consent of the Limited Partners (other than the Obligated Partners being affected thereby); provided, however; that, in the case of an Obligated Partner that is an entity that is classified as a partnership or disregarded entity for federal income tax purposes, upon the date nine months after the death of any Indirect Owner in such Obligated Partner, or upon a fully taxable sale or exchange of all of an Indirect Owner’s equity interest in such Obligated Partner (i.e., a sale or exchange in which the transferee’s basis in the Indirect Owner’s equity interest in the Obligated Partner is not determined, in whole or in part, by reference to the Indirect Owner’s basis in the Obligated Partner), the Protected Amount of such Obligated Partner shall be reduced to the extent of the Indirect Owner’s allocable share of the Obligated Partner’s Protected Amount.  The principles of the preceding sentence shall apply in the same manner in the case of any Indirect Owner that itself is an entity that is classified as a partnership or disregarded entity for federal income tax purposes.

“Public REIT” shall mean (a) General Growth Properties, Inc., a Delaware corporation whose shares of common stock are listed on the New York Stock Exchange substantially concurrently herewith, that is the successor registrant to old General Growth Properties, Inc. and will file reports under the Securities Exchange Act of 1934 in lieu of old

General Growth Properties, Inc. or (b) any Person in the future whose securities are publicly traded and holds directly or indirectly substantially all of the ownership interests of the Partnership currently owned by General Growth Properties, Inc.

“Qualified Individual” shall have the meaning set forth in Section 12.2 hereof.

“Recourse Liabilities” shall mean, as of the date of determination, the amount of indebtedness of the Partnership on that date other than Nonrecourse Liabilities and Partner Nonrecourse Debt.

“Regulations” shall mean the final, temporary or proposed Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“Regulatory Allocations” shall have the meaning set forth in Exhibit B.

“REIT” shall mean a real estate investment trust as defined in Section 856 of the Code.

“REIT Entities” shall mean the Public REIT, GGP Real Estate Holding I, Inc., a Delaware corporation, GGP Real Estate Holding II, Inc., a Delaware corporation, and the General Partner.

“REIT Expenses” shall mean (i) costs and expenses relating to the formation and continuity of existence of the Public REIT and its subsidiaries (which subsidiaries shall, for purposes of this definition, be included within the definition of Public REIT), including taxes, fees and assessments associated therewith, any and all costs, expenses or fees payable to any director or trustee of the Public REIT or such subsidiaries, (ii) costs and expenses relating to any offer or registration of securities by the Public REIT and all statements, reports, fees and expenses incidental thereto, including underwriting discounts and selling commissions applicable to any such offer of securities, (iii) costs and expenses associated with the preparation and filing of any periodic reports by the Public REIT under federal, state or local laws or regulations, including filings with the SEC, (iv) costs and expenses associated with compliance by the Public REIT with laws, rules and regulations promulgated by any regulatory body, including the SEC, and (v) all other operating or administrative costs of the Public REIT incurred in the ordinary course of its business on behalf of the Partnership.

“REIT Loan” shall have the meaning set forth in Section 4.3(a) hereof.

“REIT Requirements” shall have the meaning set forth in Section 5.2 hereof.

“Requesting Party” shall have the meaning set forth in Section 12.2 hereof.

“Required Funds” shall have the meaning set forth in Section 4.3 hereof.

“Responding Party” shall have the meaning set forth in Section 12.2 hereof.

“Restricted Period” shall have the meaning set forth in Section 9.5 hereof.

“Restrictions Lapse Data” shall have the meaning set forth in Section 9.5 hereof.

“Rights” shall mean “Rights,” “Redemption Rights” or other similar rights as defined in the Rights Agreements.

“Rights Agreements” shall mean the Bucksbaum Rights Agreement and those certain Redemption Rights Agreements entered into before, on or after the date hereof by the Partnership, the General Partner and certain other Persons in connection with the issuance of Units to such other Persons, as the same may be amended from time to time.

“SEC” shall mean the United States Securities and Exchange Commission.

“Section 704 (c) Tax Items” shall have the meaning set forth in Exhibit B.

“Series B Preferred Units” shall mean the series of preferred units of the Partnership designated as 8.5% Series B Cumulative Convertible Preferred Units having such designations, preferences and other rights described in Schedule A.

“Series D Preferred Units” shall mean the series of preferred units of the Partnership designated as 6.5% Series D Cumulative Convertible Preferred Units having such designations, preferences and other rights described in Schedule B.

“Series E Preferred Units” shall mean the series of preferred units of the Partnership designated as 7% Series E Cumulative Convertible Preferred Units having such designations, preferences and other rights described in Schedule C.

“Series F Preferred Units” shall mean the series of preferred units of the Partnership designated as Series F Cumulative Preferred Units having such designations, preferences and other rights described in Schedule D.

“Shopping Center Project” shall mean any shopping center, including construction and improvement activities undertaken with respect thereto and off-site improvements, on-site improvements, structures, buildings and/or related parking and other facilities.

“Stock Incentive Plan” means the General Partner’s 1993 Stock Incentive Plan, as amended, 1998 Incentive Stock Plan, as amended, and 2003 Incentive Stock Plan, as amended.

“Stock Plans” shall mean the Stock Incentive Plan and the other option, stock purchase and/or dividend reinvestment plans of the Public REIT, General Partner or the Partnership that are in effect from time to time.

“Substituted Limited Partner” shall have the meaning set forth in Section 8.2 hereof.

“Tax Items” shall have the meaning set forth in Exhibit B.

“Trading Day” shall mean a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business or, if the Common Stock is not listed or admitted to trading on any national securities exchange, shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or Executive Order to close.

“Units” shall mean the partnership units in the Partnership established and issued from time to time in accordance with the terms hereof, including without limitation Common Units and Series B Preferred Units, Series D Preferred Units, Series E Preferred Units and Series F Preferred Units.  The number and designation of all Units held by each Partner is set forth opposite such Partner’s name on Exhibit A.

1.2          Exhibits, Etc.  References to an “Exhibit” or to a “Schedule” are, unless otherwise specified, to one of the Exhibits or Schedules attached to this Agreement, and references to an “Article” or a “Section” are, unless otherwise specified, to one of the Articles or Sections of this Agreement.  Each Exhibit and Schedule attached hereto and referred to herein is hereby incorporated herein by reference.

ARTICLE II

Continuation

2.1          Continuation.  The parties hereto do hereby continue the Partnership as a limited partnership pursuant to the provisions of the Act, and all other pertinent laws of the State of Delaware, for the purposes and upon the terms and conditions hereinafter set forth.  The Partners agree that the rights and liabilities of the Partners shall be as provided in the Act except as otherwise herein expressly provided.  The General Partner shall cause such notices, instruments, documents or certificates as may be required by applicable law or which may be necessary to enable the Partnership to conduct its business and to own its properties in the Partnership name to be filed or recorded in all appropriate public offices.

2.2          Name.  The business of the Partnership shall continue to be conducted under the name of “GGP Limited Partnership” or such other name as the General Partner may select and all transactions of the Partnership, to the extent permitted by applicable law, shall be carried on and completed in such name.

2.3          Character of the Business.  The purpose of the Partnership shall be to acquire, hold, own, develop, construct, improve, maintain, operate, sell, lease, transfer, encumber, convey, exchange and otherwise dispose of or deal with Properties; to acquire, hold, own, develop, construct, improve, maintain, operate, sell, lease, transfer, encumber, convey, exchange and otherwise dispose of or deal with real and personal property of all kinds; to exercise all of the powers of a partner, member or other equity participant in Property Partnerships; to acquire, own, deal with and dispose of Property Partnership Interests; to undertake such other activities as may be necessary, advisable, desirable or convenient to the business of the Partnership, and to engage in such other ancillary activities as shall be necessary or desirable to effectuate the foregoing purposes.  The Partnership shall have all powers necessary or desirable to accomplish the purposes enumerated.  In connection with and without limiting the foregoing, but subject to all of the terms, covenants, conditions and limitations contained in this Agreement and any other agreement entered into by the Partnership, the Partnership shall have full power and authority, directly or through its interest in Property Partnerships, to enter into, perform and carry out contracts of any kind, to borrow money and to issue evidences of indebtedness, whether or not secured by mortgage, trust deed, pledge or other lien, and, directly or indirectly to acquire and construct additional Properties necessary or useful in connection with its business.

2.4          Location of the Principal Place of Business.  The location of the principal place of business of the Partnership shall be at 110 North Wacker Drive, Chicago, Illinois 60606, or at such other location as shall be selected by the General Partner from time to time in its sole discretion.

2.5          Registered Agent and Registered Office.  The Registered Agent of the Partnership shall be Prentice-Hall Corporation System, Inc. or such other Person as the General Partner may select in its sole discretion.  The Registered Office of the Partnership shall be 32 Loockerman Square, Suite L-100, Dover, Delaware 19901 or such other location as the General Partner may select in its sole and absolute discretion.

ARTICLE III

Term

3.1          Commencement.  The Partnership heretofore commenced business as a limited partnership upon the filing of the Certificate with the Secretary of State of the State of Delaware.

3.2          Dissolution.  The Partnership shall continue until dissolved upon the occurrence of the earliest of the following events:

(a)           The dissolution, termination, retirement or Bankruptcy of the General Partner unless the Partnership is continued as provided in Section 8.1 hereof; provided, however, none of the foregoing shall be deemed to have occurred on account of liquidation of the General Partner into one or more subsidiaries of the Public REIT or one of more subsidiaries thereof; and provided, further, that no event of dissolution shall have been deemed to occur by virtue of the Bankruptcy Cases;

(b)           The election to dissolve the Partnership made in writing by the General Partner with the Consent of the Limited Partners;

(c)           The sale or other disposition of all or substantially all the assets of the Partnership unless the General Partner, with the Consent of the Limited Partners, elects to continue the Partnership business for the purpose of the receipt and the collection of indebtedness or the collection of any other consideration to be received in exchange for the assets of the Partnership (which activities shall be deemed to be part of the winding up of the affairs of the Partnership); or

(d)           Dissolution required by operation of law.

ARTICLE IV

Contributions to Capital

4.1          General Partner and Affiliate Limited Partner Capital Contribution.  The General Partner and the Affiliate Limited Partner have contributed to the Partnership as their Capital Contribution the cash and property reflected in the Partnership’s books and records as having been contributed by them.  The gross fair market value of any property contributed by the General Partner or the Affiliate Limited Partner to the Partnership (“Contributed Property”) after the date hereof, other than money, shall be the acquisition cost of such Contributed Property (the “Acquisition Cost”).  The Acquisition Cost also shall include any costs and expenses incurred by the General Partner or the Affiliate Limited Partner in connection with such acquisition or contribution; provided, however, that in the event the Acquisition Cost of Contributed Property is financed by any borrowings by the REIT Entities or Affiliate Limited Partner, the Partnership shall assume any such obligations concurrently with the contribution of such property to the Partnership or, if impossible, shall obligate itself to the General Partner or the Affiliate Limited Partner, as applicable, in an amount and on terms equal such indebtedness, and the Acquisition Cost shall be reduced appropriately.  If the General Partner or the Affiliate Limited Partner contributes Contributed Property to the Partnership, the General Partner or the Affiliate Limited Partner, as applicable, shall be deemed to have contributed to the Partnership as Contributed Funds pursuant to Section 4.3(a)(ii) hereof an amount equal to the Acquisition Cost of such Contributed Property.

4.2          Limited Partner Capital Contributions.  Each Limited Partner (other than the Affiliate Limited Partner) has heretofore contributed, or is deemed to have contributed, as its Capital Contribution to the capital of the Partnership, the property reflected in the Partnership’s books and records as having been contributed by it.

4.3          Additional Funds.

(a)           If the General Partner determines that funds are required or desired for any proper Partnership purpose in excess of the funds anticipated to be available and the General Partner is not able or does not deem it advisable to cause the Partnership to borrow such funds or the REIT Entities or Affiliate Limited Partner otherwise raises any funds, including by issuance of new or sale of existing equity interests or securities (all of such funds, the “Required Funds”), the General Partner shall either:

(i)            to the extent the REIT Entities or the Affiliate Limited Partner borrows all or any portion of the Required Funds by entering into a Funding Loan, such entity shall, on the Funding Date, lend (the “REIT Loan”) to the Partnership the Funding Loan Proceeds on the same terms and conditions, including interest rate, repayment schedule and costs and expenses, as shall be applicable with respect to or incurred in connection with the Funding Loan; or

(ii)           to the extent (x) the Public REIT issues shares of its Common Stock or other securities (other than notes issued in connection with a Funding Loan), (y) the other REIT Entities or Affiliate Limited Partner issue new equity interests or securities to any Person not under the Control of, or not wholly owned (except for de minimis preferred stock), directly or indirectly, by, the Public REIT or (z) the Public REIT, directly or indirectly, sells any previously issued equity interests or securities in the other REIT Entities or the Affiliate Limited Partner to raise the Required Funds, the General Partner and/or Affiliate Limited Partner, as applicable, shall, on the Funding Date, contribute to the Partnership as an additional Capital Contribution the amount of the Required Funds so raised (“Contributed Funds”) (hereinafter, each Funding Date on which the General Partner and/or Affiliate Limited Partner, as applicable, so contributes Contributed Funds pursuant to this subparagraph (ii) is referred to as an “Adjustment Date”).  In the event the General Partner and/or Affiliate Limited Partner advances Required Funds to the Partnership as Contributed Funds pursuant to this subparagraph (ii), the Partnership shall assume and pay (or reflect on its books as additional Contributed Funds) the expenses (including any applicable underwriting discounts) incurred by the REIT Entities or the Affiliate Limited Partner in connection with raising such Contributed Funds through a public offering of its securities or otherwise.

(b)           Effective on each Adjustment Date and without the consent of any other Partner, the Partnership shall issue to the General Partner and/or Affiliate Limited Partner, as applicable, with respect to Contributed Funds relating to:

(i)            an issuance by the Public REIT of Common Stock, the number of additional Common Units equal to the product of (x) the number of shares of Common Stock issued by the Public REIT in connection with obtaining such Contributed Funds, and (y) the Conversion Factor;

(ii)           an issuance by the Public REIT of other equity interests or securities, Preferred Units with terms that are equivalent to the terms of such other equity interests or securities;

(iii)          an issuance by the other REIT Entities or the Affiliate Limited Partner of equity interests or securities to any Person not under the Control of, or not wholly owned (except for de minimis preferred stock), directly or indirectly, by, the Public REIT, the number of Series F Preferred Units equal to a fraction, the numerator of which shall be the liquidation value of such equity securities and the denominator of which shall be $1000; provided, the Public REIT shall cause the other REIT Entities and the Affiliate Limited Partner to restrict such issuances to equity interests or securities having substantially similar terms to the Series F Preferred Units; or

(iv)          a sale, directly or indirectly, by the Public REIT of equity interests or securities in the other REIT Entities or the Affiliate Limited Partner, the number of additional Common Units equal to (x) the Conversion Factor multiplied by (y) the quotient of (1) the sale price of such equity interests divided by (2) the Current Per Share Market Price in respect of such transaction.

The General Partner shall be authorized on behalf of each of the Partners to amend this Agreement to reflect the issuance of Units in accordance with Sections 4.3 and 4.4 in the event that the General Partner deems such amendment to be desirable.

4.4          Stock Plans.  If at any time or from time to time options granted in connection with the Stock Incentive Plan or any other Stock Plans are exercised in accordance with the terms thereof or shares of Common Stock are otherwise issued pursuant to any of the Stock Plans:

(a)           the Public REIT, General Partner and/or Affiliate Limited Partner, as applicable, shall, as soon as practicable after such exercise, purchase or other issuance, contribute or cause to be contributed to the capital of the Partnership an amount equal to the exercise price or other purchase price paid to the Public REIT, General Partner and/or Affiliate Limited Partner, as applicable, by the exercising or purchasing party in connection with such exercise or issuance; and

(b)           the Partnership shall issue to the General Partner and/or Affiliate Limited Partner, as applicable, with respect to any exercise of options or purchase of shares of Common Stock pursuant to the Stock Plans, the number of additional Common Units equal to the product of (i) the number of shares of Common Stock issued by the Public REIT in connection with such exercise, purchase or issuance, multiplied by (ii) the Conversion Factor.

4.5          No Third Party Beneficiary.  No creditor or other third party having dealings with the Partnership shall have the right to enforce the right or obligation of any Partner to make Capital Contributions or loans or to pursue any other right or remedy hereunder or at law or in equity, it being understood and agreed that the provisions of this Agreement shall be solely for the benefit of, and may be enforced solely by, the parties hereto and their respective successors and assigns.  None of the rights or obligations of the Partners herein set forth to make Capital Contributions or loans to the Partnership shall be deemed an asset of the Partnership for any purpose by any creditor or other third party, nor may such rights or obligations be sold, transferred or assigned by the Partnership or pledged or encumbered by the Partnership to, secure any debt or other obligation of the Partnership or of any of the Partners.

4.6          No Interest; No Return.  No Partner shall be entitled to interest on its Capital Contribution or on such Partner’s Capital Account.  Except as provided herein or by law, no Partner shall have any right to demand or receive the return of its Capital Contribution from the Partnership.

4.7          Preferred Units.  The Series B Preferred Units, Series D Preferred Units, and Series E Preferred Units and Series F Preferred Units have been established and have the rights, preferences, limitations and qualifications as are described in Schedule A, Schedule B, Schedule C and Schedule D, respectively, in addition to the applicable rights and preferences contained herein.

ARTICLE V

Allocations and Other Tax and Accounting Matters

5.1          Allocations.  The Net Income, Net Loss and/or other Partnership items shall be allocated pursuant to the provisions of Exhibit B hereto.

5.2          Distributions With Respect to Common Units.

(a)           Subject to the terms of the Preferred Units and after giving effect to the same, the General Partner shall, from time to time as determined by the General Partner (but in any event not less frequently than quarterly), cause the Partnership to distribute all or a portion of the remaining Net Operating Cash Flow to the holders of Common Units on the relevant Partnership Record Date in such amounts as the General Partner shall determine; provided, however, that all such distributions shall be made pro rata in accordance with the Partners’ then Percentage Interests; and provided further, that notwithstanding anything to the contrary contained herein, the General Partner shall use its best efforts to cause the Partnership to distribute sufficient amounts to enable the REIT Entities to pay shareholder dividends that will (i) satisfy the requirements for qualifying as a REIT under the Code and Regulations (“REIT Requirements”), and (ii) avoid any federal income or excise tax liability of the REIT Entities.

(b)           In no event may a Limited Partner receive a distribution of Net Operating Cash Flow in respect of a Unit that such Partner has exchanged for a share of Common Stock pursuant to a Rights Agreement on or prior to the relevant Partnership Record Date; rather, all such distributions shall be made to the General Partner.  Upon the receipt by the General Partner of each Exercise Notice pursuant to which one or more Limited Partners exercise Rights in accordance with the provisions of the Bucksbaum Rights Agreement, the General Partner shall, unless the Public REIT is required or elects only to issue Common Stock to such exercising Limited Partners, cause the Partnership to distribute to the Partners, pro rata in accordance with their Percentage Interests on the date of delivery of such Exercise Notice, all (or such lesser portion as the General Partner shall reasonably determine to be prudent under the circumstances) of Net Operating Cash Flow, which distribution shall be made prior to the closing of the purchase and sale of the Offered Units specified in such Exercise Notice.

5.3          Books of Account.  At all times during the continuance of the Partnership, the General Partner shall maintain or cause to be maintained full, true, complete and correct books of account in accordance with generally accepted accounting principles wherein shall be entered particulars of all monies, goods or effects belonging to or owing to or by the Partnership, or paid, received, sold or purchased in the course of the Partnership’s business, and all of such other transactions, matters and things relating to the business of the Partnership as are usually entered in books of account kept by persons engaged in a business of a like kind and character.  In addition, the Partnership shall keep all records as required to be kept pursuant to the Act.  The books and records of account shall be kept at the principal office of the Partnership, and each Partner shall at all reasonable times have access to such books and records and the right to inspect the same.

5.4          Reports.  The Public REIT shall cause to be submitted to the Limited Partners, promptly upon receipt of the same from the Accountants and in no event later than April 1 of each year, copies of Audited Financial Statements prepared on a consolidated basis for the Public REIT and the Partnership together with their consolidated subsidiaries, together with the reports thereon, and all supplementary schedules and information, prepared by the Accountants.  The Public REIT shall also cause to be prepared such reports and/or information as are necessary for the REIT Entities to determine their qualification as a REIT and their compliance with REIT Requirements.

5.5          Audits.  Not less frequently than annually, the books and records of the Partnership shall be audited by the Accountants.  The General Partner shall, unless determined otherwise by the General Partner with the Consent of the Limited Partners, engage the Accountants to audit the books and records of the Property Partnerships.

5.6          Tax Elections and Returns.

(a)           All elections required or permitted to be made by the Partnership under any applicable tax law shall be made by the General Partner in its sole discretion, including without limitation an election on behalf of the Partnership pursuant to Section 754 of the Code to adjust the basis of the Partnership property in the case of transfers of Units, and the General Partner shall not be required to make any such election.

(b)           The General Partner shall cause the Accountants to prepare and file all state and federal tax returns on a timely basis.  The General Partner shall cause the Accountants to prepare and submit to the Limited Partner Representatives on or before April 1 of each year for review all federal and state income tax returns of the Partnership and cause the Accountants for the Property Partnerships to submit to the Limited Partner Representatives on or before April 1 of each year for review all federal and state income tax returns of the Property Partnerships.  If the Limited Partner Representatives determine that any modifications to the tax returns of the Partnership or any Property Partnership should be considered, the Limited Partner Representatives shall, within thirty (30) days following receipt of such tax returns from the Accountants or the General Partner, indicate to the General Partner the suggested revisions to the tax returns, which returns shall be resubmitted to the Limited Partner Representatives for their review (but not approval).  The Limited Partner Representatives shall complete their review of the resubmitted returns within ten (10) days after receipt thereof from the Accountants or the General Partner.  The General Partner shall consult in good faith with the Limited Partner Representatives regarding any such proposed modifications to the tax returns of the Partnership and/or the Property Partnerships.  A statement of the allocation of Net Income or Net Loss of the Partnership shown on the annual income tax returns prepared by the Accountants and a statement of the allocation of Net Income or Net Loss shown on the income tax return, of the Property Partnerships shall be transmitted and delivered to the Limited Partner Representatives within ten (10) days of the receipt thereof by the Partnership.  The General Partner shall be responsible for preparing and filing all federal and state tax returns for the Partnership and furnishing copies thereof to the Partners, together with required Partnership schedules showing allocations of tax items and copies of the tax returns of all Property Partnerships, all within the period of time prescribed by law or by the provisions hereof.

5.7          Tax Matters Partner.  The General Partner is hereby designated as the Tax Matters Partner within the meaning of section 6231(a)(7) of the Code for the Partnership; provided, however, (i) in exercising its authority as Tax Matters Partner it shall be limited by the provisions of this Agreement affecting tax aspects of the Partnership; (ii) the General Partner shall consult in good faith with the Limited Partner Representatives regarding the filing of a Code Section 6227(b) administrative adjustment request with respect to the Partnership or a Property before filing such request, it being understood, however, that the provisions hereof shall not be construed to limit the ability of any Partner, including the General Partner, to file an administrative adjustment request on its own behalf pursuant to Section 6227(a) of the Code; (iii) the General Partner shall consult in good faith with the Limited Partner Representatives regarding the filing of a petition for judicial review of an administrative adjustment request under Section 6228 of the Code, or a petition for judicial review of a final partnership administrative judgment under Section 6226 of the Code relating to the Partnership before filing such petition; (iv) the General Partner shall give prompt notice to the Limited Partner Representatives of the receipt of any written notice that the Internal Revenue Service or any state or local taxing authority intends to examine Partnership income tax returns for any year, receipt of written notice of the beginning of an administrative proceeding at the Partnership level relating to the Partnership under Section 6223 of the Code, receipt of written notice of the final Partnership administrative adjustment relating to the Partnership pursuant to Section 6223 of the Code, and receipt of any request from the Internal Revenue Service for waiver of any applicable statute of limitations with respect to the filing of any tax return by the Partnership; and (v) the General Partner shall promptly notify the Limited Partner Representatives if the General Partner does not intend to file for judicial review with respect to the Partnership.  The General Partner, in acting on behalf of the Partnership as tax matters partner of a Property Partnership, shall afford the Limited Partners the same rights with respect to Property Partnership tax matters as afforded to the Limited Partners under this Section 5.7.

5.8          Withholding.  Each Partner hereby authorizes the Partnership to withhold or pay on behalf of or with respect to such Partner any amount of federal, state, local or foreign taxes that the General Partner determines the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Partner pursuant to this Agreement, including without limitation any taxes required to be withheld or paid by the Partnership pursuant to Sections 1441, 1442, 1445 or 1446 of the Code.  Any amount paid on behalf of or with respect to a partner shall constitute a loan by the Partnership to such Partner, which loan shall be due within fifteen (15) days after repayment is demanded of such Partner and shall be repaid through withholding of subsequent distributions to such Partner.  Nothing in this Section 5.8 shall create any obligation on the General Partner to advance funds to the Partnership or to borrow funds in order to make payments on account of any liability of the Partnership under a withholding tax act.  Any amounts payable by a Limited Partner hereunder shall bear interest at the lesser of (a) the Prime Rate and (b) the maximum lawful rate of interest on such obligation, such interest to accrue from the date such amount is due (i.e., fifteen (15) days after demand) until such amount is paid in full.  To the extent the payment or accrual of withholding tax results in a federal, state or local tax credit to the Partnership, such credit shall be allocated to the Partner to whose distribution the tax is attributable.

5.9          Distributions with Respect to Preferred Units.

(a)           The holders of Series B Preferred Units are entitled to quarterly, cumulative partnership distributions when, if and as declared, in an amount equal to the greater of (i) $1.0625 per Series B Preferred Unit and (ii) the amount of regular quarterly cash distributions upon the number of Common Units into which such Series B Preferred Unit is then convertible, as more particularly described in Schedule A.

(b)           The holders of Series D Preferred Units are entitled to quarterly, cumulative partnership distributions when, if and as declared, in an amount equal to the greater of (i) $0.8125 per Series D Preferred Unit and (ii) the amount of regular quarterly cash distributions upon the number of Common Units into which such Series D Preferred Unit is then convertible, as more particularly described in Schedule B.

(c)           The holders of Series E Preferred Units are entitled to quarterly, cumulative partnership distributions when, if and as declared, in an amount equal to the greater of (i) $0.875 per Series E Preferred Unit and (ii) the amount of regular quarterly cash distributions upon the number of Common Units into which such Series E Preferred Unit is then convertible, as more particularly described in Schedule C.

(d)           The holders of Series F Preferred Units are entitled to quarterly, cumulative partnership distributions when, if and as declared, in an amount equal to $25, as more particularly described in Schedule D.

ARTICLE VI

Rights, Duties and Restrictions of the General Partner

6.1          Expenditures by Partnership.  The General Partner is hereby authorized to pay compensation for accounting, administrative, legal, technical, management and other services rendered to the Partnership.  All of the aforesaid expenditures shall be made on behalf of the Partnership and the General Partner shall be entitled to reimbursement by the Partnership for any expenditures incurred by it on behalf of the Partnership which shall be made other than out of the funds of the Partnership.  The Partnership shall also assume and pay when due, all Administrative Expenses.

6.2          Powers and Duties of General Partner.  The General Partner shall be responsible for the management of the Partnership’s business and affairs.  Except as otherwise herein expressly provided, and subject to the limitations contained in Section 6.3 hereof with respect to Major Decisions, the General Partner shall have, and is hereby granted, full and complete power, authority and discretion to take such action for and on behalf of the Partnership and in its name as the General Partner shall, in its sole and absolute discretion, deem necessary or appropriate to carry out the purposes for which the Partnership was organized.  Except as otherwise expressly provided herein, and subject to Section 6.3 hereof but without limiting the foregoing grant of power, authority and discretion, the General Partner shall have the right, power and authority:

(a)           To manage, control, invest, reinvest, acquire by purchase, lease or otherwise, sell, contract to purchase or sell, grant, obtain, or exercise options to purchase,

options to sell or conversion rights, assign, transfer, convey, deliver, endorse, exchange, pledge, mortgage, abandon, improve, repair, maintain, insure, lease for any term and otherwise deal with any and all property of whatsoever kind and nature, and wheresoever situated, in furtherance of the purposes of the Partnership;

(b)           To acquire, directly or indirectly, interests in real estate of any kind and of any type, and any and all kinds of interests therein, and to determine the manner in which title thereto is to be held; to manage, insure against loss, protect and subdivide any of the real estate interests therein or parts thereof; to improve, develop or redevelop any such real estate; to participate in the ownership and development of any property; to dedicate for public use, to vacate any subdivisions or parts thereof, to resubdivide, to contract to sell, to grant options to purchase or lease, to sell on any terms; to convey, to mortgage, pledge or otherwise encumber said property, or any part thereof; to lease said property or any part thereof from time to time, upon any terms and for any period of time, and to renew or extend leases, to amend, change or modify the terms and provisions of any leases and to grant options to lease and options to renew leases and options to purchase; to partition or to exchange said real property, or any part thereof, for other real or personal property; to grant easements or charges of any kind; to release, convey or assign any right, title or interest in or about or easement appurtenant to said property or any part thereof; to construct and reconstruct, remodel, alter, repair, add to or take from buildings on said premises; to insure any Person having an interest in or responsibility for the care, management or repair of such property; to direct the trustee of any land trust to mortgage, lease, convey or contract to convey the real estate held in such land trust or to execute and deliver deeds, mortgages, notes and any and all documents pertaining to the property subject to such land trust or in any matter regarding such trust; to execute assignments of all or any part of the beneficial interest in such land trust;

(c)           To employ, engage or contract with or dismiss from employment or engagement Persons to the extent deemed necessary by the General Partner for the operation and management of the Partnership business, including but not limited to, the engagement of the Property Manager pursuant to the Management Agreements and the employment or engagement of other contractors, subcontractors, engineers, architects, surveyors, mechanics, consultants, accountants, attorneys, insurance brokers, real estate brokers and others;

(d)           To enter into contracts on behalf of the Partnership;

(e)           To borrow money, procure loans and advances from any Person for Partnership purposes, and to apply for and secure, from any Person, credit or accommodations; to contract liabilities and obligations, direct or contingent and of every kind and nature with or without security; and to repay, discharge, settle, adjust, compromise or liquidate any such loan, advance, credit, obligation or liability;

(f)            To pledge, hypothecate, mortgage, assign, deposit, deliver, enter into sale and leaseback arrangements or otherwise give as security or as additional or substitute security, or for sale or other disposition any and all Partnership property, tangible or intangible, including, but not limited to, real estate and beneficial interests in land trusts, and to make substitutions thereof, and to receive any proceeds thereof upon the release or surrender thereof; to sign, execute and deliver any and all assignments, deeds and other contracts and instruments in writing; to authorize, give, make, procure, accept and receive moneys, payments, property, notices, demands, vouchers, receipts, releases, compromises and adjustments; to waive notices, demands, protests and authorize and execute waivers of every kind and nature; to enter into, make, execute, deliver and receive written agreements, undertakings and instruments of every kind and nature; to give oral instructions and make oral agreements; and generally to do any and all other acts and things incidental to any of the foregoing or with reference, to any dealings or transactions which any attorney may deem necessary, proper or advisable;

(g)           To acquire and enter into any contract of insurance which the General Partner deems necessary or appropriate for the protection of the Partnership, for the conservation of the Partnership’s assets or for any purpose convenient or beneficial to the Partnership;

(h)           To conduct any and all banking transactions on behalf of the Partnership; to adjust and settle checking, savings and other accounts with such institutions as the General Partner shall deem appropriate; to draw, sign, execute, accept, endorse, guarantee, deliver, receive and pay any checks, drafts, bills of exchange, acceptances, notes, obligations, undertakings and other instruments for or relating to the payment of money in, into or from any account in the Partnership’s name; to execute, procure, consent to and authorize extensions and renewals of the same; to make deposits and withdraw the same and to negotiate or discount commercial paper, acceptances, negotiable instruments, bills of exchange and dollar drafts;

(i)            To demand, sue for, receive and otherwise take steps to collect or recover all debts, rents, proceeds, interests, dividends, goods, chattels, income from property, damages and all other property, to which the Partnership may be entitled or which are or may become due the Partnership from any Person; to commence, prosecute or enforce, or to defend, answer or oppose, contest and abandon all legal proceedings in which the Partnership is or may hereafter be interested; and to settle, compromise or submit to arbitration any accounts, debts, claims, disputes and matters which may arise between the Partnership and any other Person and to grant an extension of time for the payment or satisfaction thereof on any terms, with or without security;

(j)            To make arrangements for financing, including the taking of all action deemed necessary or appropriate by the General Partner to cause any approved loans to be closed;

(k)           To take all reasonable measures necessary to insure compliance by the Partnership with applicable arrangements, and other contractual obligations and arrangements entered into by the Partnership from time to time in accordance with the provisions of this Agreement, including periodic reports as required to lenders and using all due diligence to insure that the Partnership is in compliance with its contractual obligations;

(l)            To maintain the Partnership’s books and records; and

(m)          To prepare and deliver, or cause to be prepared and delivered by the Partnership’s Accountants, all financial and other reports with respect to the operations of the Partnership, and preparation and filing of all federal and state tax returns and reports.

Except as otherwise provided herein, to the extent the duties of the General Partner require expenditures of funds to be paid to third parties, the General Partner shall not have any obligations hereunder except to the extent that Partnership funds are reasonably available to it for the performance of such duties, and nothing herein contained shall be deemed to authorize or require General Partner, in its capacity as such, to expend its individual funds for payment to third parties or to undertake any individual liability or obligation on behalf of the Partnership.

6.3          Major Decisions.  The General Partner shall not, without the prior Consent of the Limited Partners, on behalf of the Partnership, undertake any of the following actions (the “Major Decisions”):

(a)           Amend, modify or terminate this Agreement other than to reflect the admission of additional limited partners pursuant to Section 8.3 hereof or the issuance of additional Units pursuant to Section 4.3 hereof and other than as provided in other sections hereof.

(b)           Make a general assignment for the benefit of creditors or appoint or acquiesce in the appointment of a custodian, receiver or trustee for all or any part of the assets of the Partnership.

(c)           Take title to any personal or real property, other than in the name of the Partnership or a Property Partnership or pursuant to the provisions hereof.

(d)           Institute any proceeding for Bankruptcy on behalf of the Partnership.

(e)           Sell all or substantially all of the assets of the Partnership.

(f)            Dissolve the Partnership.

6.4          Actions with Respect to Certain Documents.  Notwithstanding the provisions of Section 6.3 hereof to the contrary, whenever the consent, agreement, authorization or approval of the Partnership is required under any agreement to which the Bucksbaum Limited Partners and/or their Affiliates are parties in interest other than in their capacities as Limited Partners of the Partnership, the prior approval of a majority of the directors of the General Partner who are not Affiliates of the Bucksbaum Limited Partners shall be required.

6.5          Public REIT Participation.  The Public REIT agrees that all business activities of the Public REIT, the Affiliated Limited Partner and the other REIT Entities, including activities pertaining to the acquisition, development and ownership of Properties, shall be conducted through the Partnership (other than the Public REIT’s, Affiliated Limited Partner’s or the other REIT Entities’ direct or indirect interest of not more than one percent (1%) in Property Partnerships not owned through the Partnership).  Without the Consent of the Limited Partners,

the Public REIT shall not, directly or indirectly, and shall cause the Affiliate Limited Partner and/or the other REIT Entities not to directly or indirectly, participate in or otherwise acquire any interest in any real or personal property unless the Partnership participates in, or otherwise acquires an interest in, such real or personal property at least to the extent of 99 times such proposed participation by the Public REIT, the Affiliate Limited Partner and/or the other REIT Entities, as applicable.  The Public REIT agrees and agrees on behalf of the Affiliate Limited Partner and the other REIT Entities that all borrowings for the purpose of making distributions to its stockholders will be incurred by the Partnership or the Property Partnerships and the proceeds of such indebtedness will be included as Net Financing Proceeds hereunder.

6.6          Proscriptions.  The General Partner shall not have the authority to:

(a)           Do any act in contravention of this Agreement or which would make it impossible to carry on the ordinary business of the Partnership;

(b)           Possess any Partnership property or assign rights in specific Partnership property for other than Partnership purposes; or

(c)           Do any act in contravention of applicable law.

Nothing herein contained shall impose any obligation on any Person or firm doing business with the Partnership to inquire as to whether or not the General Partner has properly exercised its authority in executing any contract, lease, mortgage, deed or other instrument or document on behalf of the Partnership, and any such third Person shall be fully protected in relying upon such authority.

6.7          Additional Partners.  Additional Partners may be admitted to the Partnership only as provided in Section 8.3 hereof:

6.8          Title Holder.  To the extent allowable under applicable law, title to all or any part of the properties of the Partnership may be held in the name of the Partnership or any other individual, corporation, partnership, trust or otherwise, the beneficial interest in which shall at all times be vested in the Partnership.  Any such title holder shall perform any and all of its respective functions to the extent and upon such terms and conditions as may be determined from time to time by the General Partner.

6.9          Compensation of the General Partner.  The General Partner shall not be entitled to any compensation for services rendered to the Partnership solely in its capacity as General Partner except with respect to reimbursement for those costs and expenses constituting Administrative Expenses.

6.10        Waiver and Indemnification.

(a)           Neither the General Partner nor any Person acting on its behalf (pursuant hereto, shall be liable, responsible or accountable in damages or otherwise to the Partnership or to any Partner for any acts or omissions performed or omitted to be performed by them within the scope of the authority conferred upon the General Partner by this Agreement and the Act, provided that the General Partner’s or such other Person’s conduct or omission to act was taken in good faith and in the belief that such conduct or omission was in the best interests of the Partnership and, provided further, that the General Partner or such other Person shall not be guilty of fraud, misconduct or gross negligence.  The Partnership shall, and hereby does, indemnify and hold harmless the General Partner and its Affiliates and any individual acting on their behalf from any loss, damage, claim or liability, including, but not limited to, reasonable attorneys’ fees and expenses, incurred by them by reason of any act performed by them in accordance with the standards set forth above or in enforcing the provisions of this indemnity; provided, however, no Partner shall have any personal liability with respect to the foregoing indemnification, any such indemnification to be satisfied solely out of the assets of the Partnership.

(b)           Any Person entitled to indemnification under this Agreement shall be entitled to receive, upon application therefor, advances to cover the costs of defending any proceeding against such Person; provided, however, that such advances shall be repaid to the Partnership, without interest, if such Person is found by a court of competent jurisdiction upon entry of a final judgment not be entitled to such indemnification, all rights of the indemnitee hereunder shall survive the dissolution of the Partnership; provided, however, that a claim for indemnification under this Agreement must be made by or on behalf of the Person seeking indemnification prior to the time the Partnership is liquidated hereunder.  The indemnification rights contained in this Agreement shall be cumulative of, and in addition to, any and all rights, remedies and recourse to which the person seeking indemnification shall be entitled, whether at law or at equity.  Indemnification pursuant to this Agreement shall be made solely and entirely from the assets of the Partnership and no Partner shall be liable therefor.

6.11        Limited Partner Representatives.  A Majority-In-Interest of the Bucksbaum Limited Partners shall appoint one or more representatives (“Limited Partner Representatives”).  A Majority-In-Interest of the Bucksbaum Limited Partners shall have the rights at any time, within their sole discretion, to replace any of the Limited Partner Representatives, to appoint a temporary substitute to act for any Limited Partner Representative unable to act, or to vest in only one of the Limited Partner Representatives the sole power to exercise rights of the Limited Partner Representatives thereunder.  The Limited Partner Representatives shall be appointed by the Bucksbaum Limited Partners in writing, a copy of which shall be delivered to the General Partner.  Any appointments of Limited Partner Representatives made hereunder shall remain effective until rescinded in a writing delivered to the General Partner and the General Partner shall have the right and authority to rely (and shall be fully protected in so doing) on the actions taken and directions given by such Limited Partner Representatives without any further evidence of their authority or further action by the Bucksbaum Limited Partners.

6.12        Operation in Accordance with REIT Requirements.  The Partners acknowledge and agree that the Partnership shall be operated in a manner that will enable the REIT Entities to (a) satisfy the REIT Requirements and (b) avoid the imposition of any federal, income or excise tax liability.  The Partnership shall avoid taking any action, or permitting any Property Partnership to take any action, which would result in the REIT Entities ceasing to satisfy the REIT Requirements or would result in the imposition of any federal income or excise tax liability on the REIT Entities.  The determination as to whether the Partnership has operated in the manner prescribed in this Section 6.12 shall be made without regard to any action or inaction of the General Partner with respect to distributions and the timing thereof.

ARTICLE VII

Dissolution, Liquidation and Winding-Up

7.1          Accounting.  In the event of the dissolution, liquidation and winding-up of the Partnership, a proper accounting (which shall be certified) shall be made of the Capital Account of each Partner and of the Net Profits or Net Losses of the Partnership from the date of the last previous accounting to the date of dissolution.  Financial statements presenting such accounting shall include a report of a certified public accountant selected by the Liquidating Trustee.

7.2          Distribution on Dissolution.  In the event of the dissolution and liquidation of the Partnership for any reason, the assets of the Partnership shall be liquidated for distribution in the following rank and order:

(a)           Payment of creditors of the Partnership (other than Partners) in the order of priority as provided by law;

(b)           Establishment of reserves as provided by the General Partner to provide for contingent liabilities, if any;

(c)           Payment of debts of the Partnership to any, in the order of priority provided by law;

(d)           Payment to the holders of Preferred Units in accordance with the terms thereof; and

(e)           To the Partners holding Common Units in accordance with their respective Percentage Interests.

Whenever the Liquidating Trustee reasonably determines that any reserves established pursuant to paragraph (b) above are in excess of the reasonable requirements of the Partnership, the amount determined to be excess shall be distributed to the Partners in accordance with the above provisions.

7.3          Timing Requirements.  In the event that the Partnership is “liquidated” within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Regulations, any and all distributions, to the Partners pursuant to Section 7.2(d) hereof shall be made no later than the later to occur of (i) the last day of the taxable year of the Partnership in which such liquidation occurs or (ii) ninety (90) days after the date of such liquidation.

7.4          Sale of Partnership Assets.  In the event of the liquidation of the Partnership in accordance with the terms of this Agreement, the Liquidating Trustee may, with the Consent of the Limited Partners, sell Partnership or Property Partnership property if the Liquidating Trustee has in good faith solicited bids from unrelated third parties and obtained independent appraisals before making any such sale; provided, however, all sales, leases, encumbrances or transfers of

Partnership assets shall be made by the Liquidating Trustee with the prior Consent of the Limited Partners and solely on an “arm’s-length” basis, at the best price and on the best terms and conditions as the Liquidating Trustee in good faith believes are reasonably available at the time and under the circumstances and on a non-recourse basis to the Limited Partners.  The liquidation of the Partnership shall not be deemed finally terminated until the Partnership shall have received cash payments in full with respect to obligations such as notes, installment sale contracts or other similar receivables received by the Partnership in connection with the sale of Partnership assets and all obligations of the Partnership have been satisfied or assumed by the General Partner.  The Liquidating Trustee shall continue to act to enforce all of the rights of the Partnership pursuant to any such obligations until paid in full.

7.5          Distributions in Kind.  In the event that it becomes necessary to make a distribution of Partnership property in kind, the General Partner may, with the Consent of the Limited Partners, transfer and convey such property to the distributees as tenants in common, subject to any liabilities attached thereto, so as to vest in them undivided interests in the whole of such property in proportion to their respective rights to share in the proceeds of the sale of such property (other than as a creditor) in accordance with the provisions of Section 7.2 hereof.

7.6          Documentation of Liquidation.  Upon the completion of the dissolution and liquidation of the Partnership, the Partnership shall terminate and the Liquidating Trustee shall have the authority to execute and record any and all documents  or instruments required to effect the dissolution, liquidation and termination of the partnership.

7.7          Liability of the Liquidating Trustee.  The Liquidating Trustee shall be indemnified and held harmless by the Partnership from and against any and all claims, demands, liabilities, costs, damages and causes of action of any nature whatsoever arising out of or incidental to the Liquidating Trustee’s taking of any action authorized under or within the scope of this Agreement; provided, however, that the Liquidating Trustee shall not be entitled to indemnification, and shall not be held harmless, where the claim, demand, liability, cost, damage or cause of action at issue arose out of:

(a)           A matter entirely unrelated to the Liquidating Trustee’s action or conduct pursuant to the provisions of this Agreement; or

(b)           The proven misconduct or negligence of the Liquidating Trustee.

7.8          Liquidation Preference of Preferred Units.  With respect to liquidation of the Partnership:

(a)           The holders of Series B Preferred Units shall have the rights and preferences described in Schedule A.

(b)           The holders of Series D Preferred Units shall have the rights and preferences described in Schedule B.

(c)           The holders of Series E Preferred Units shall have the rights and preferences described in Schedule C

(d)           The holders of Series F Preferred Units shall have the rights and preferences described in Schedule D.

7.9          Negative Capital Accounts.

(a)           Except as provided in the next sentence and Section 7.9(b), no Partner shall be liable to the Partnership or to any other partner for any deficit or negative balance which may exist in its Capital Account.  Upon liquidation of any Obligated Partner’s interest in the Partnership, whether pursuant to a liquidation of the Partnership or by means of a distribution to the Obligated Partner by the Partnership, if such Obligated Partner has a deficit balance in its Capital Account, after giving effect to all contributions, distributions, allocations and adjustments to Capital Accounts for all periods, each such Obligated Partner shall contribute to the capital of the Partnership an amount equal to its respective deficit balance.  Each Obligated Partner having such an obligation to restore a deficit Capital Account shall satisfy such obligation by the end of the fiscal year of liquidation (or, if later, within ninety (90) days following the liquidation and dissolution of the Partnership).  Any such contribution by an Obligated Partner shall be used to make payments to creditors of the Partnership and such Obligated Partners (i) shall not be subrogated to the rights of any such creditor against the General Partner, the Partnership, another Partner or any Person related thereto, and (ii) hereby waive any right to reimbursement, contribution or similar right to which such Obligated Partners might otherwise be entitled as a result of the performance of their obligations under this Agreement.

(b)           Notwithstanding any other provision of this Agreement, an Obligated Partner other than Koury Corporation shall cease to be an Obligated Partner upon the earlier of (i) nine months after the death of such Obligated Partner or (ii) six months after (A) any date after the third anniversary date of the date of the Fourth Amendment to Second Amended and Restated Agreement of Limited Partnership of GGP Limited Partnership dated as of April 1, 1998, which is selected by the Obligated Partner as the date upon which such Obligated Partner’s obligation hereunder shall terminate (and for which notice of such date shall be given at least 60 days prior to such selected date) or (B) an exchange of all of such Obligated Partner’s remaining Units for shares of Common Stock or preferred stock of the Public REIT (pursuant to a Rights Agreement) or in an otherwise taxable sale or exchange of all of such Obligated Partner’s Units provided that at the time of or during such six-month period following such event set forth in (ii)(A) or (B), there has not been: (X) an entry of decree or order for relief in respect of the Partnership by a court having jurisdiction over a substantial part of the Partnership’s assets, or the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar Official) of the Partnership or of any substantial part of its property, ordering the winding up or liquidation of the Partnership’s affairs, in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law; or (Y) the commencement against the Partnership of an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law; or (Z) the commencement by the Partnership of a voluntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or the consent by it to the entry of an order for relief in an involuntary case under any such law or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Partnership or of any substantial part of its property, or the making by it of a general assignment for the benefit of creditors, or the failure of the Partnership generally to pay its debts as such debts become due or the taking of any action in furtherance of any of the foregoing.  Following the passage of the six-month period after the event set forth in clause (ii)(A) or (B) of this paragraph, an Obligated Partner shall cease to be an Obligated Partner at the first time, if any, that all of the conditions set forth in (X) through (Z) above are no longer in existence.

(c)           Notwithstanding any other  provision of this Agreement, Koury Corporation shall cease to be an Obligated Partner immediately upon the earlier of (i) any date which is selected by Koury Corporation as the date upon which its status as an Obligated Partner hereunder shall terminate (and for which notice of such selected date shall be given at least 60 days prior to such selected date, but only if such selected date is not earlier than the first anniversary date of the last day of the Partnership’s most recent completed tax year in which Koury Corporation’s Protected Amount increased), (ii) an exchange of all of Koury Corporation’s remaining Units for shares of Common Stock of the Public REIT (pursuant to a Rights Agreement) or in an otherwise taxable sale, or exchange of all of such Obligated Partner’s Units; or (iii) the Partnership’s termination, for a Partnership purposes, of Koury Corporation’s status as an Obligated Partner on any date that follows March 5, 2017.

ARTICLE VIII

Transfer of Units

8.1          General Partner Transfer.  The General Partner shall not withdraw from the Partnership and shall not sell, assign, pledge, encumber or otherwise dispose of all or any portion of its Units, either to a new General Partner or a Limited Partner, without the Consent of the Limited Partners.  Upon any transfer of Units to a new General Partner in accordance with the provisions of this Section 8.1, the transferee General Partner shall become vested with the powers and rights of the transferor General Partner, and shall be liable for all obligations and responsible for all duties of the General Partner, once such transferee has executed such instruments as may be necessary to effectuate such admission and to confirm the agreement of such transferee to be bound by all the terms and provisions of this Agreement with respect to the Units so acquired.  It is a condition to any transfer of Units to a new General Partner otherwise permitted hereunder that the transferee assumes by operation of law or express agreement all of the obligations of the transferor General Partner under this Agreement with respect to such transferred Units and no such transfer (other than pursuant to a statutory merger or consolidation wherein all obligations and liabilities of the transferor General Partner are assumed by a successor corporation by operation of law), shall relieve the transferor General Partner of its obligations under this Agreement without the Consent of the Limited Partners, in their reasonable discretion.  In the event the General Partner withdraws from the Partnership in violation of this Agreement or otherwise, or dissolves or terminates or upon the Bankruptcy of the General Partner, a Majority-in-Interest of the Limited Partners may elect to continue the Partnership business by selecting a substitute general partner.  Notwithstanding the foregoing, the General Partner shall be permitted at any time, and from time to time, to transfer its Units to the Affiliate Limited Partner or liquidate into one or more subsidiaries of the Public REIT or one or more subsidiaries thereof without the Consent of the Limited Partners; provided, however, that such transfer or liquidation shall not materially change the proportionate direct or indirect ownership in the Partnership by the Public REIT and, in the event of the liquidation of the General Partner, the Affiliate Limited Partner (or its successor) shall select a new General Partner; provided further, such new General Partner shall be under the Control of the Public REIT.

8.2          Transfers by Limited Partners.  Each Limited Partner shall, subject to the provisions of this Section 8.2 and Section 8.4 hereof, have the right to transfer all or a portion of its Units to any Person, whether or not in connection with the exercise of the Rights.  It is a condition to any transfer otherwise permitted hereunder that the transferee assumes by operation of law or express agreement all of the obligations of the transferor Limited Partner under this Agreement with respect to such transferred Units and no such transfer (other than pursuant to a statutory merger or consolidation wherein all obligations and liabilities of the transferor Partner are assumed by a successor corporation by operation of law) shall relieve the transferor Partner of its obligations under this Agreement without the approval of the General Partner in its reasonable discretion.  Upon such transfer, the transferee shall be admitted as a substituted limited partner as such term is defined in the Act (the “Substituted Limited Partner”) and shall succeed to all of the  rights of the transferor Limited Partner under this Agreement in the place and stead of such transferor Limited Partner; provided, however, that notwithstanding the foregoing, any transferee of any transferred Units, to the extent such transferee is entitled to exercise Rights under the Rights Agreement, shall be subject to any and all ownership limitations contained in the Charter which may limit or restrict such transferee’s ability to exercise the Rights.  Any transferee, whether or not admitted as a Substituted Limited Partner, shall take subject to the obligations of the transferor hereunder.  Unless admitted as a Substituted Limited Partner, no transferee, whether by a voluntary transfer, by operation of law or otherwise, shall have rights hereunder, other than to receive such portion of the distributions made by the Partnership as are allocable to the Units transferred.  Notwithstanding the foregoing, without the Consent of the Limited Partners, the Affiliate Limited Partner shall not transfer its Units in the Partnership, and shall not suffer or permit the transfer or issuance of interests in itself, unless the transferee of such Units or interests is under the Control of the Public REIT and the Public REIT’s direct and indirect ownership interest in the Partnership is not materially altered.

8.3          Issuance of Additional Common Units.

(a)           At any time without the consent of any Partner, but subject to the provisions of Section 8.4 hereof, the General Partner may, upon its determination that the issuance of additional Common Units (“Additional Units”) is in the best interests of the Partnership, cause the Partnership to issue Additional Units to and admit as a Limited Partner in the Partnership, any Person (the “Additional Partner”) in exchange for the contribution by such Person of cash and/or property desirable to further the purposes of the Partnership under Section 2.3 hereof.  The number of Additional Units issued to any Additional Partner shall be equal to the product of the (a) Conversion Factor multiplied by (b) the quotient of (i) the Gross Asset Value of the property contributed by the Additional Partner (net of liabilities assumed by the Partnership in connection with the contribution of such property to the Partnership or to which such property is subject) as of the date of contribution (the “Contribution Date”) divided by (ii) Current Per Share Market Price in respect of such transaction, and the General Partner may admit an Additional Partner to the Partnership upon such other terms as it deems appropriate.  The General Partner shall be authorized on behalf of each of the Partners to amend this Agreement to reflect the admission of any Additional Partner in accordance with the provisions of this Section 8.3 in the event that the General Partner deems such amendment to be desirable, and the General Partner promptly shall deliver a copy of such amendment to each Limited Partner.  Notwithstanding anything contained herein to the contrary, an Additional Partner that acquires Additional Units pursuant to this Section 8.3 shall not acquire any interest in and may not exercise or otherwise participate in any Rights pursuant to the Rights Agreements unless they are expressly granted such rights.

(b)           (i) Upon issuance by either of the General Partner or the Public REIT of shares of its common stock pursuant to the CSA or in settlement of any dispute relating to the CSA, the Partnership shall issue to the General Partner an equal number of Common Units and (ii) upon issuance of shares of its preferred stock pursuant to the CSA, the Partnership shall issue to the General Partner an equal number of Preferred Units with terms that are equivalent to the terms of such shares of preferred stock.  Notwithstanding anything to the contrary contained in the Partnership Agreement, if there are one or more actual or deemed distributions which would otherwise be treated as giving rise to a “disguised sale” under Section 707 of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder, such distributions shall be treated as having been made in reimbursement of the General Partner’s preformation capital expenditures as described in Reg. 1.707-4 (d) and Rev. Rul. 2000-44 to the extent of such preformation capital expenditures.

8.4          Restrictions on Transfer.  In addition to any other restrictions on transfer herein contained, in no event may any transfer or assignment of Units by any Partner be made (i) to any Person who lacks the legal right, power or capacity to own Units; (ii) in violation of any provision of any mortgage or trust deed (or the note or bond secured thereby) constituting a Lien against a Property or any part thereof, or other instrument, document or agreement to which the Partnership or any Property Partnership is a party or otherwise bound; (iii) in violation of applicable law; (iv) of any component portion of a Unit, such as the Capital Account, or rights to Net Operating Cash Flow, separate and apart from all other components of such Unit (other than such assignments of the right to receive distributions as the General Partner shall approve in writing which approval the General Partner may withhold in its sole discretion); (v) in the event such transfer would cause the REIT Entities to cease to comply with the REIT requirements; (vi) if such transfer would cause a termination of the Partnership for federal income tax purposes; (vii) if such transfer would, in the opinion of counsel to the Partnership, cause the Partnership to cease to be classified as a partnership for federal income tax purposes; (viii) if such transfer would, in the opinion of counsel to the Partnership, cause any assets of the Partnership to constitute assets of a benefit plan investor pursuant to 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of the Employee Retirement Income Security Act of 1974, as amended or (ix) if such transfer is effectuated through an “established securities market” or

“secondary market” (or the substantial equivalent thereof) within the meaning of Section 7704 of the Code or such transfer causes the Partnership to become a “publicly traded partnership” as such term is defined in Section 7704(b) of the Code.  Notwithstanding anything in this Agreement to the contrary:

(a)           no Limited Partner admitted to the Partnership after June 29, 1998 may sell, assign or otherwise transfer its Units or other interest in the Partnership or any portion thereof to any Foreign Owner (and no interest in such Limited Partner or any Person that directly or indirectly owns an interest in such Limited Partner may be transferred if such Limited Partner shall become a Foreign Owner as the result of such transfer) without the prior written consent of the General Partner (which consent may be given or withheld in the sole discretion of the General Partner); and

(b)           no other Limited Partner may sell, assign or otherwise transfer its Units or other interest in the Partnership or any portion thereof to any Foreign Owner (and no interest in such Limited Partner or any Person that directly or indirectly owns an interest in such Limited Partner may be transferred if such Limited Partner shall become a Foreign Owner as the result of such transfer) without providing written notice of the same to the General Partner.  Any such written notice shall be received by the General Partner at least thirty days prior to any such sale, assignment or other transfer.

Any sale, assignment or other transfer of Units or other interests in the Partnership made in violation of this Agreement (including without limitation any sale, assignment or other transfer of Units made without giving the notice described above at the time described above) shall be null and void ab initio.

ARTICLE IX

Rights and Obligations of the Limited Partners

9.1          No Participation in Management.  Except as expressly permitted hereunder, the Limited Partners shall not take part in the management of the Partnership’s business, transact any business in the Partnership’s name or have the power to sign documents for or otherwise bind the Partnership.

9.2          Bankruptcy of a Limited Partner.  The Bankruptcy of any Limited Partner shall not cause a dissolution of Partnership, but the rights of such Limited Partner to share in the Net Profits or Net Losses of the Partnership and, to receive distributions of Partnership funds shall, on the happening of such event, devolve on its successors or assigns, subject to the terms and conditions of this Agreement, and the Partnership shall continue as a limited partnership.  However, in no event shall such assignee(s) become a Substituted Limited Partner without the consent of the General Partner.

9.3          No Withdrawal. No Limited Partner may withdraw from the Partnership without the prior written consent of the General Partner, other than as expressly provided in this Agreement.

9.4          Duties and Conflicts. The General Partner recognizes that the Limited Partners and their Affiliates have or  may  hereafter have other business interests, activities and investments, some of which may be in conflict or competition with the business of the Partnership, and that such Persons are entitled to carry on such other business interests, activities and investments.  The Limited Partners and their Affiliates may engage in or possess an interest in any other business or venture of any kind, independently or with others, on their own behalf or on behalf of other entities with which they are affiliated or associated, and such persons may engage in any activities, whether or not competitive with the Partnership, without any obligation to offer any interest in such activities to the Partnership or to any Partner.  Neither the Partnership nor any Partner shall have any right, by virtue of this Agreement, in or to such activities, or the income or profits derived therefrom, and the pursuit of such activities, even if competitive with the business of the Partnership, shall not be deemed wrongful or improper.

ARTICLE X

Limited Partner Representations and Warranties

Each Limited Partner, severally, and not jointly and severally, represents and warrants to the Partnership and the General Partner as follows:

(a)           Organization; Authority.  The Limited Partner (i) in the case of a Person who is a natural person, has full power and authority to execute, deliver and perform this Agreement or (ii) in the case of a Person which is a corporation, limited liability company, partnership or trust, is a corporation, limited liability company, partnership, corporation or trust, as the case may be, duly formed, validly existing and in good standing (to the extent applicable) under the laws of its jurisdiction of formation with the requisite authority to execute,  deliver and perform this Agreement.

(b)           Due Authorization; Binding Agreement.  The execution, delivery and performance of this Agreement by the Limited Partner has been duly and validly authorized by all necessary action of the Limited Partner in the case of a Limited Partner which is an Entity.  This Agreement has been duly executed and delivered by the Limited Partner, or an authorized representative of the Limited Partner, and constitutes a legal, valid and binding obligation of the Limited Partner, enforceable against the Limited Partner in accordance with the terms hereof.

(c)           Consents and Approvals. No consent, waiver, approval or authorization of, or filing, registration or qualification with, or notice to, any governmental unit or any other Person is required to be made, obtained or given by the Limited Partner in connection with the execution, delivery and performance of this Agreement.

(d)           No Violation. None of the execution, delivery or performance of this Agreement by the Limited Partner does or will, with or without the giving of notice, lapse of time or both, (i) violate, conflict with or constitute a default under any term or condition of (A) the organizational documents of the Limited Partner or other agreement to which the Limited Partner is a party or by which it is bound or (B) any judgment, decree, order, statute, injunction, rule or regulation of a governmental unit applicable to the Limited Partner or by which it or its assets or properties are bound or (ii) result in the creation of any Lien or other encumbrance upon the assets or properties of the Limited Partner.

ARTICLE XI

General Partner Representations and Warranties

The General Partner represents and warrants to the Partnership and the Limited Partners as follows:

(a)           Organization; Authority.  The General Partner is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware with full corporate power to execute, deliver and perform this Agreement.

(b)           Due Authorization; Binding Agreement.  The execution, delivery and performance of this Agreement by the General Partner has been duly and validly authorized by all necessary action of the General Partner.  This Agreement has been duly executed and delivered by the General Partner, or an authorized representative of the General Partner, and constitutes a legal, valid and binding obligation of the General Partner, enforceable against the General Partner in accordance with the terms hereof.

(c)           Consents and Approvals.  No consent, waiver, approval or authorization of, or filing, registration or qualification with, or notice to, any governmental unit or any other person is required to be made, obtained or given by the General Partner in connection with the execution, delivery and performance of this Agreement other than consents, waivers, approvals or authorizations which have been obtained prior to the date hereof.

ARTICLE XII

Arbitration of Disputes

12.1        Arbitration.  Notwithstanding anything to the contrary contained in this Agreement, all claims, disputes and controversies between the parties hereto (including, without limitation, any claims, disputes and controversies between the Partnership and any one or more of the Partners and any claims, disputes and controversies between any one or more Partners) arising out of or in connection with this Agreement or the Partnership relating to the validity, construction, performance, breach, enforcement or termination thereof, or otherwise, shall be resolved by binding arbitration in New York, New York, in accordance with this Article XII and, to the extent not inconsistent herewith, the Expedited Procedures and Commercial Arbitration Rules of the Arbitration Association.

12.2        Procedures.  Any arbitration called for by this Article XII shall be conducted in accordance with the following procedures:

(a)           The Partnership or any Partner (the “Requesting Party”) may demand arbitration pursuant to Section 12.1 hereof at any time by giving written notice of such demand (the “Demand Notice”) to all other Partners and (if the Requesting Party is not the Partnership) to the Partnership which Demand Notice shall describe in reasonable detail the nature of the claim, dispute or controversy.

(b)           Within fifteen (15) days after the giving of a Demand Notice, the Requesting Party, on the one hand, and each of the other Partners and/or the Partnership against whom the claim has been made or with respect to which a dispute has arisen (collectively, the “Responding Party”), on the other hand, shall select and designate in writing to the other party one reputable, disinterested individual (a “Qualified Individual”) willing to act as an arbitrator of the claim, dispute or controversy in question.  Each of the Requesting Party and the Responding Party shall use their best efforts to select a present or former partner of a nationally known accounting firm having no affiliation with any of the parties as their respective Qualified Individual.  Within fifteen (15) days after the foregoing selections have been made, the arbitrators so selected shall only select a present or former partner of a nationally known accounting firm having no affiliation with any of the parties as the third Qualified Individual willing to act as an arbitrator of the claim, dispute or controversy in question.  In the event that the two arbitrators initially selected are unable to agree on a third arbitrator within the second fifteen (15) day period referred to above, then, on the application of either party, the American Arbitration Association shall promptly select and appoint a present or former partner of a nationally known accounting firm having no affiliation with any of the parties as the Qualified Individual to act as the third arbitrator.  The three arbitrators selected pursuant to this subsection (b) shall constitute the arbitration panel for the arbitration in question.

(c)           The presentations of the parties hereto in the arbitration proceeding shall be commenced and completed within sixty (60) days after the selection of the arbitration panel pursuant to subsection (B) above, and the arbitration panel shall render its decision in writing within thirty (30) days after the completion of such presentations.  Any decision concurred in by any two (2) of the arbitrators shall constitute the decision of the arbitration panel, and unanimity shall not be required.

(d)           The arbitration panel shall have the discretion to include in its decision a direction that all or part of the attorneys’ fees and costs of any party or parties and/or the costs of such arbitration be paid by any other party or parties.  On the application of a party before or after the initial decision of the arbitration panel, and proof of its attorneys’ fees and costs, the arbitration panel shall order the other party to make any payments directed pursuant to the preceding sentence.

12.3        Binding Character.  Any decision rendered by the arbitration panel pursuant to this Article XII shall be final and binding on the parties hereto, and judgment thereon may be entered by any state or federal court of competent jurisdiction.

12.4        Exclusivity.  Arbitration shall be the exclusive method available for resolution of claims, disputes and controversies described in Section 12.1 hereof, and the Partnership and its Partners stipulate that the provisions hereof shall be a complete defense to any suit, action, or proceeding in any court or before any administrative or arbitration tribunal with respect to any such claim, controversy or dispute.  The provisions of this Article XII shall survive the dissolution of  the Partnership.

12.5        No Alteration of Agreement.  Nothing contained herein shall be deemed to give the arbitrators any authority, power or right to alter, change, amend, modify, add to or subtract from any of the provisions of this Partnership Agreement.

ARTICLE XIII

General Provisions

13.1        Notices.  All notices, offers or other communications required or permitted to be given pursuant to this Agreement shall be in writing and may be personally served, telecopied or sent by United States mail and shall be deemed to have been given when delivered in person, upon receipt of telecopy or three business days after deposit in United States mail, registered or certified, postage prepaid, and properly addressed, by or to the appropriate party.  For purposes of this Section 13.1, the addresses of the parties hereto shall be as set forth in the books and records of the Partnership.  The address of any party hereto may be changed by a notice in writing given in accordance with the provisions hereof.  Notwithstanding anything to the contrary herein, no provision of this Partnership Agreement requiring notice of any event prior to the occurrence thereof shall apply to stock splits, subdivisions, dividends, combinations. or any other similar event occurring after the date hereof.

13.2        Successors.  This Agreement and all  the terms and provisions hereof shall be binding upon and shall inure to the benefit of all Partners, and their legal representatives, heirs, successors and permitted assigns, except as expressly herein otherwise provided.

13.3        Effect and Interpretation.  This Agreement shall be governed by and construed in conformity with the laws of the State of Delaware (without regard to its conflicts of law principles).

13.4        Counterparts.  This Agreement may be executed in counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

13.5        Partners Not Agents.  Nothing contained herein shall be construed to constitute any Partner the agent of another Partner, except as specifically provided herein, or in any manner to limit the Partners in the carrying on of their own respective businesses or activities.

13.6        Entire Understanding; Etc.  This Agreement, together with any and all Contribution Agreements and Rights Agreements, constitutes the entire agreement and understanding among the Partners and supersedes any prior understandings and/or written or oral agreements among them respecting the subject matter within (including without limitation the Second Restated Partnership Agreement except for the consents, approvals and waivers given therein, and the agreements by Partners to be bound by the provisions thereof, as the same is amended hereby, which shall continue in full force and effect).

13.7        Amendments.  Except as otherwise provided herein, this Agreement may not be amended, and no provision may be waived, except by a written instrument signed by the General

Partner (and, in the case of amendments or waivers benefiting the Bucksbaum Limited Partners, approved on behalf of the General Partner by at least a majority or its directors who are not Affiliates of the Bucksbaum Limited Partners) and a Majority-In-Interest of the Limited Partners.  Notwithstanding anything to the contrary contained herein, (a) without the written consent of a Limited Partner, this Agreement may not be amended to convert such Limited Partner’s partnership interest in the Partnership to a general partnership interest (or otherwise adversely affect such Limited Partner’s limited liability) and (b) without the written consent of a Limited Partner holding Common Units, this Agreement may not be amended to materially adversely affect such Limited Partner’s rights to distributions or allocations in respect of such Common Units except in connection with the admission of Additional Partners or unless such amendment affects the Bucksbaum Limited Partners in the same manner on a Unit-for-Unit basis.  The immediately preceding sentence of this Section 13.7 may not be amended to modify the approval rights of a Partner without such Partner’s consent.

13.8        Severability.  If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid by a court of competent jurisdiction, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those to which it is held invalid by such court, shall not be affected thereby.

13.9        Trust Provision.  This Agreement, to the extent executed by the trustee of a trust, is executed by such trustee solely as trustee and not in a separate capacity.  Nothing herein contained shall create any liability on, or require the performance of any covenant by any such trustee individually, nor shall anything contained herein subject the individual personal property of any trustee to any liability.

13.10      Pronouns and Headings.  As used herein, all pronouns shall include the masculine, feminine and neuter, and all defined terms shall include the singular and plural thereof wherever the context and facts require such construction.  The headings, titles and subtitles herein are inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.  Any references in this Agreement to “including” shall be deemed to mean “including without limitation.”

13.11      Assurances.  Each of the Partners shall hereafter execute and deliver such further instruments and do such further acts and things as may be required or useful to carry out the intent and purpose of this Agreement and as are not inconsistent with the terms hereof.

13.12      Issuance of Certificates.  The General Partner may, in its sole discretion, issue a certificate setting forth the name of any Partner and the number of Units owned by such Partner and, in such event, the General Partner shall establish such rules and regulations relating to issuances and reissuances of certificates upon transfer of Units, the division of Units among multiple certificates and the loss, theft, destruction or mutilation of certificates as the General Partner reasonably deems appropriate.  Notwithstanding anything to the contrary contained herein or in any certificate, (a) no certificate issued by the Partnership shall constitute a certificated security under Article 8 of the Uniform Commercial Code or an instrument, (b) the issuance or existence of certificates shall not create any rights on the part of the holders of such certificates or other Persons that would not exist if such certificates had not been issued, (c) the

Partnership shall have no liability to holders of certificates or other persons that it would not have had if it had not issued such certificates, and (d) only those Persons shown on the Partnership’s book and records as the registered owner of any particular Unit shall have any rights as a Limited Partner or otherwise with respect thereto.

13.13      November 20, 2003 Division of Common Units.  On November 20, 2003, (a) the General Partner effected a three for one split of its common stock (the “Stock Split”) and the Partnership effected a three for one split of the Common Units, such that each Common Unit then outstanding was deemed to be three Common Units, so that, as of such time, each holder of record of Common Units, automatically and without further action, was deemed to be the holder of two additional Common Units for each Common Unit held immediately prior to such time (the “Unit Split”) and (b) there was no adjustment of the Conversion Factor on account of the Stock Split; provided, however, that for Common Units issued and outstanding on or prior to November 20, 2003 (the “Legacy Units”), (x) if the rights under any Specified Rights Agreement (as defined below) are exercised as to one or more Legacy Units, then, effective immediately prior to the redemption or purchase of such Legacy Units pursuant to such Specified Rights Agreement, the Unit Split shall be completely reversed as to such Legacy Units and each such Legacy Unit, automatically and without further action, shall be deemed to be one-third of a Common Unit and (y) if such Legacy Units are transferred to the General Partner (rather than the Partnership) pursuant to such Specified Rights Agreement, then, effective immediately following such transfer, the Unit Split shall be completely reinstated as to such Legacy Units and each such Legacy Unit, automatically and without further action, shall be deemed to be three Common Units.  For purposes hereof, a “Specified Rights Agreement” is any Rights Agreement pursuant to which the “Conversion Factor” (or the equivalent) referred to therein is adjusted as the result of the Stock Split and such adjustment is not completely reversed as a result of the Unit Split.  The purpose of the proviso contained in the first sentence of this paragraph is to ensure that there are not duplicative adjustments with respect to any Legacy Units on account of the Stock Split, and this Section 13.3 shall be interpreted and applied consistently therewith.

13.14      Performance by the Public REIT.  The Public REIT shall cause the General Partner and the Affiliate Limited Partner to fulfill the obligations of the General Partner and Affiliate Limited Partner, as applicable, under this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be executed as of the date and year first above written.

GENERAL PARTNER:

GGP, INC.,
a Delaware corporation

By:

Its:

AFFILIATE LIMITED PARTNER:

GGP LIMITED PARTNERSHIP II, a Delaware limited partnership

By:	GGP, Inc., a Delaware corporation, its general partner

By:

Its:

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

MAJORITY-IN-INTEREST OF
THE LIMITED PARTNERS:

M.B. CAPITAL UNITS, LLC,
a Delaware limited liability company

By:	M.B. CAPITAL PARTNERS III,
a South Dakota general partnership,
its sole member

	By:	General Trust Company,
as Trustee of MBA Trust,
a partner

By:
E. Michael Greaves,
Vice President

MATTHEW BUCKSBAUM REVOCABLE
TRUST

By:	General Trust Company,
as Trustee

By:
E. Michael Greaves,
Vice President

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

Solely for the limited purpose set forth in Sections 4.3, 4.4, 5.4, 6.5, 8.1 and 13.14.

PUBLIC REIT:

GENERAL GROWTH PROPERTIES, INC.,
a Delaware corporation

By:

Its:

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

SCHEDULE A

1.             Definitions.  As used in this Schedule A, the following terms shall have the meanings set forth below, unless the context otherwise requires:

“Distribution Period” shall mean the quarterly period that is then the dividend period with respect to the Common Stock or, if no such dividend period is established, the calendar quarter shall be the Dividend Period; provided that (a) the initial distribution period shall commence on July 10, 2002 and end on and include September 30, 2002 and (b) the distribution period in which the final liquidation payment is made pursuant to Section 7.2 of the Third Amended and Restated Agreement of Limited Partnership shall commence on the first day following the immediately preceding Distribution Period and end on the date of such final liquidation payment.

“Distribution Payment Date” shall mean, with respect to any Distribution Period, the payment date for the distribution declared by the Public REIT on its shares of Common Stock for such Distribution Period or, if no such distribution payment date is established, the last business day of such Distribution Period.

“Fair Market Value” shall mean the average of the daily Closing Price during the five consecutive Trading Days selected by the General Partner commencing not more than 20 Trading Days before, and ending not later than, the day in question with respect to the issuance or distribution requiring such computation.

“Fifteenth Anniversary Date” shall mean July 10, 2017.

2.             Designation and Number; Etc.  The Series B Preferred Units have been established and shall have such rights, preferences, limitations and qualifications as are described herein (in addition to the rights, preferences, limitations and qualifications contained in the Third Amended and Restated Agreement of Limited Partnership to the extent applicable).  The authorized number of Series B Preferred Units shall be 1,426,392.6660.  Notwithstanding anything to the contrary contained herein, in the event of a conflict between the provisions of this Schedule A and any other provision of the Third Amended and Restated Agreement of Limited Partnership, the provisions of this Schedule A shall control.  For purposes of this Amendment, the rights of the Series B Preferred Units shall be construed to include their rights under the Redemption Rights Agreement (Common Units) and Redemption Rights Agreement (Series B Preferred Units).

3.             Rank.  The Series B Preferred Units shall, with respect to the payment of distributions and the distribution of amounts upon voluntary or involuntary liquidation, dissolution or winding-up of the Partnership, rank as follows:

(a)           senior to all classes or series of Common Units and to all Units the terms of which provide that such Units shall rank junior to such Series B Preferred Units;

(b)           on a parity with the Series D Preferred Units, the Series E Preferred Units and each other series of Preferred Units issued by the Partnership which does not provide by its express terms that it ranks junior in right of payment to the Series B Preferred Units with respect to payment of distributions or amounts upon liquidation, dissolution or winding-up; and

(c)           junior to any class or series of Preferred Units issued by the Partnership that ranks senior to the Series B Preferred Units in accordance with Section 4 of this Schedule A.

4.             Voting.

(a)           Holders of Series B Preferred Units shall not have any voting rights, except as provided by applicable law and as described below in this Section 4.

(b)           So long as any Series B Preferred Units remain outstanding, the Partnership shall not, without the affirmative vote or consent of the holders of at least a majority of the Series B Preferred Units outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), (i) authorize, create, issue or increase the authorized or issued amount of, any class or series of partnership interests in the Partnership ranking prior to the Series B Preferred Units with respect to the payment of distributions or the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding-up of the Partnership or reclassify any Common Units into such partnership interests, or create, authorize or issue any obligation or security convertible or exchangeable into or evidencing the right to purchase any such partnership interests; or (ii) amend, alter or repeal the provisions of the Partnership Agreement, whether by merger or consolidation or otherwise (an “Event”), so as to materially and adversely affect any right, preference, privilege or voting power of the Series B Preferred Units or the holders thereof.  Notwithstanding anything to the contrary contained herein, none of the following shall be deemed to materially and adversely affect any such right, preference, privilege or voting power or otherwise require the vote or consent of the holders of the Series B Preferred Units: (X) the occurrence of any Event so long as either (1) the Partnership is the surviving entity, such entity is the principal direct subsidiary of a publicly traded REIT whose common equity is traded on the New York Stock Exchange and the Series B Preferred Units remain outstanding with the terms thereof materially unchanged or (2) interests in an entity having substantially the same rights and terms as the Series B Preferred Units are substituted for the Series B Preferred Units and such entity is the principal direct subsidiary of a publicly traded REIT whose common equity is traded on the New York Stock Exchange, (Y) any increase in the amount of the authorized Preferred Units or Common Units or the creation or issuance of any other series or class of Preferred Units or Common Units or any increase in the amount of Common Units or any other series of Preferred Units, in each case ranking on a parity with or junior to the Series B Preferred Units with respect to payment of distributions and the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding-up of the Partnership and (Z) the dissolution, liquidation and/or winding-up of the Partnership.

The foregoing voting provisions shall not apply if at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series B Preferred Units shall have been converted or redeemed.

For purposes of the foregoing provisions of this Section 4, each Series B Preferred Unit shall have one (1) vote.  Except as otherwise required by applicable law or as set forth herein, the Series B Preferred Units shall not have any voting rights or powers and the consent of the holders thereof shall not be required for the taking of any action.

5.             Distributions.

(a)           With respect to each Distribution Period and subject to the rights of the holders of Preferred Units ranking senior to or on parity with the Series B Preferred Units, the holders of Series B Preferred Units shall be entitled to receive, when, as and if declared by the General Partner, out of assets of the Partnership legally available for the payment of distributions, quarterly cumulative cash distributions in an amount per Series B Preferred Unit equal to the greater of (i) $1.0625 and (ii) the amount of the regular quarterly cash distribution for such Distribution Period upon the number of Common Units (or portion thereof) into which such Series B Preferred Unit is then convertible in accordance with Section 7 of this Schedule A (but, with respect to any Distribution Period ending after the Fifteenth Anniversary Date, no amount shall be paid in respect of clause (ii) of this paragraph in respect of the portion of such Distribution Period occurring after the Fifteenth Anniversary Date).  Notwithstanding anything to the contrary contained herein, the amount of distributions described under each of clause (i) and (ii) of this paragraph for the initial Distribution Period, or any other period shorter than a full Distribution Period, shall be prorated and computed on the basis of twelve 30-day months and a 360-day year.  The distributions upon the Series B Preferred Units for each Distribution Period shall, if and to the extent declared or authorized by the General Partner on behalf of the Partnership, be paid in arrears (without interest or other amount) on the Distribution Payment Date with respect thereto, and, if not paid on such date, shall accumulate, whether or not there are funds legally available for the payment thereof and whether or not such distributions are declared or authorized.  The record date for distributions upon the Series B Preferred Units for any Distribution Period shall be the same as the record date for the distributions upon the Common Units for such Distribution Period (or, if no such record is set for the Common Units, the fifteenth day of the calendar month in which the applicable Distribution Payment Date falls).  Accumulated and unpaid distributions for any past Distribution Periods to be declared and paid at any time, without reference to any Distribution Payment Date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the General Partner.  Any distribution payment made upon the Series B Preferred Units shall first be credited against the earliest accumulated but unpaid distributions due with respect to such Units which remains payable.  No interest, or sum of money in lieu of interest, shall be owing or payable in respect of any distribution payment or payments on the Series B Preferred Units, whether or not in arrears, including, without limitation, any distribution payment that is deferred pursuant to Section 5(g) of this Schedule A.

(b)           No distribution on the Series B Preferred Units shall be declared by the General Partner or paid or set apart for payment by the Partnership at such time as the terms and provisions of any agreement of the Partnership, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof, or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.  Notwithstanding the foregoing, distributions on the Series B Preferred Units shall accumulate whether or not any of the foregoing restrictions exist.

(c)           Except as provided in Section 5(d) of this Schedule A, so long as any Series B Preferred Units are outstanding, (i) no distributions (other than in Common Units or other Units ranking junior to the Series B Preferred Units as to payment of distributions and amounts upon liquidation, dissolution or winding-up of the Partnership) shall be declared or paid or set apart for payment upon the Common Units or any other class or series of partnership interests in the Partnership or Units ranking, as to payment of distributions or amounts distributable upon liquidation, dissolution or winding-up of the Partnership, on a parity with or junior to the Series B Preferred Units, for any period and (ii) no Common Units or other Units ranking junior to or on a parity with the Series B Preferred Units as to payment of distributions or amounts upon liquidation, dissolution or winding-up of the Partnership, shall be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such Units) by the Partnership (except by conversion into or exchange for other Units ranking junior to the Series B Preferred Units as to payment of distributions and amounts upon liquidation, dissolution or winding-up of the Partnership or by redemptions pursuant to Rights Agreements) unless, in the case of either clause (i) or (ii), full cumulative distributions have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series B Preferred Units for all Distribution Periods ending on or prior to the distribution payment date for the Common Units or such other class or series of Unit or the date of such redemption, purchase or other acquisition.

(d)           When distributions are not paid in full (or a sum sufficient for such full payment is not set apart for such payment) upon the Series B Preferred Units and any other partnership interests in the Partnership or Units ranking on a parity as to payment of distributions with the Series B Preferred Units, all distributions declared upon the Series B Preferred Units and any other partnership interests in the Partnership or Units ranking on a parity as to payment of distributions with the Series B Preferred Units shall be declared pro rata so that the amount of distributions declared per Unit of Series B Preferred Units and such other partnership interests in the Partnership or Units shall in all cases bear to each other the same ratio that accrued distributions per Unit on the Series B Preferred Units and such other partnership interests in the Partnership or Units (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such Units do not have cumulative distributions) bear to each other.

(e)           Holders of Series B Preferred Units shall not be entitled to any distributions, whether payable in cash, property or Units, in excess of the cumulative distributions described in Section 5(a) above.

(f)            Distributions with respect to the Series B Preferred Units are intended to qualify as permitted distributions of cash that are not treated as a disguised sale within the meaning of Treasury Regulation §1.707-4 and the provisions of this Schedule A shall be construed and applied consistently with such Treasury Regulations.

(g)           Notwithstanding anything to the contrary contained herein (but subject to the last sentence of Section 5(a) hereof), if the distributions with respect to the Series B Preferred Units made on or prior to the second anniversary of the issuance of the Series B Preferred Units would result in any holder of Series B Preferred Units receiving, an annual return on such holder’s “unreturned capital” (as defined for purposes of Treasury Regulation Section 1.707-4(a)) for a fiscal year (treating the fiscal year in which such second anniversary occurs as ending on such date) in excess of the Safe Harbor Rate (as defined below), then the distributions to such holder in excess of such Safe Harbor Rate will be deferred, will cumulate and will be paid, if and to the extent declared or authorized by the General Partner on behalf of the Partnership and subject, to the provisions of Section 5(b) hereof, on the earlier to occur of (i) the disposition of the Series B Preferred Units to which such deferred distributions relate in a transaction in which the disposing holder recognizes taxable gain thereon or (ii) the first distribution payment date with respect to the Series B Preferred Units following the second anniversary of the issuance of the Series B Preferred Units.  For purposes of the foregoing, the “Safe Harbor Rate” shall equal 150% of the highest applicable federal rate, based on annual compounding, in effect for purposes of Section 1274(d) of the Code at any time between the date of the issuance of the Series B Preferred Units and the date on which the relevant distribution payment is made.  Notwithstanding anything to the contrary contained herein, any distributions that are deferred under this Section 5(g) shall be deemed to have been paid in full for purposes of Sections 5(c) and (d) of this Schedule A until the end of the Distribution Period during which they are to be paid as provided above.

(h)           For any quarterly period, any amounts paid with respect to the Series B Preferred Units in excess of the amount that would have been paid with respect to such Units for such period had they been converted into Common Units in accordance with the terms of Section 7 of this Schedule A are intended to constitute guaranteed payments within the meaning of Section 707(c) of the Code and shall not be treated as distributions for purposes of allocating Net Income and Net Loss or otherwise maintaining Capital Accounts.

6.             Liquidation Preference.

(a)           In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Partnership, before any payment or distribution of the assets of the Partnership (whether capital or surplus) shall be made to or set apart for the holders of Common Units or any other partnership interests in the Partnership or Units ranking junior to the Series B Preferred Units as to the distribution of assets upon the liquidation, dissolution or winding-up of the Partnership, the holders of the Series B Preferred Units shall, with respect to each such Unit, be entitled to receive, out of the assets of the Partnership available for distribution to Partners after payment or provision for payment of all debts and other liabilities of the Partnership, an amount equal to the greater of (i) $50.00, plus an amount equal to all distributions (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution and (ii) the amount that a holder of such Series B Preferred Unit would have received upon final distribution in respect of the number of Common Units into which such Series B Preferred Unit was convertible immediately prior to such date of final distribution (but no amount shall be paid in respect of the foregoing clause (ii) after the Fifteenth Anniversary Date) if, upon any such voluntary or involuntary liquidation, dissolution or winding-up of the Partnership, the assets of the Partnership, or proceeds thereof, distributable among the holders of the Series B Preferred Units are insufficient to pay in full the preferential amount aforesaid on the Series B Preferred Units and liquidating payments on any other Units or partnership interests in the Partnership of any class or series ranking, as to payment of distributions and amounts upon the liquidation, dissolution or winding-up of the Partnership, on a parity with the Series B Preferred Units, then such assets, or the proceeds thereof, shall be distributed among the holders of Series B Preferred Units and any such other Units or partnership interests in the Partnership ratably in accordance with the respective amounts that would be payable on such Series B Preferred Units and such other Units or partnership interests in the Partnership if all amounts payable thereon were paid in full.  For the purposes of this Section 6, none of (i) a consolidation or merger of the Partnership with or into another entity, (ii) a merger of another entity with or into the Partnership or (iii) a sale, lease or conveyance of all or substantially all of the Partnership’s assets, properties or business shall be deemed to be a liquidation, dissolution or winding-up of the Partnership.

(b)           Written notice of such liquidation, dissolution or winding-up of the Partnership, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of the Series B Preferred Units at the respective addresses of such holders as the same shall appear on the transfer records of the Partnership.

(c)           After payment of the full amount of liquidating distributions to which they are entitled as provided in Section 6(a) of this Schedule A, the holders of Series B Preferred Units shall have no right or claim to any of the remaining assets of the Partnership.

7.             Conversion.  Holders of Series B Preferred Units shall have the right to convert all or a portion of such Units into Common Units, as follows:

(a)           A holder of Series B Preferred Units shall have the right, at such holder’s option, at any time (subject to the proviso contained in the immediately succeeding sentence), to convert any whole number of Series B Preferred Units, in whole or in part, into Common Units.  Each Series B Preferred Unit shall be convertible into the number of Common Units determined by dividing (i) the $50.00 face amount per Unit, plus an amount equal to all distributions (whether or not earned or declared) accrued and unpaid thereon to the end of the last Distribution Period (but without duplication of the distributions, if any, which the holder of such Series B Preferred Unit is entitled to receive for such last Distribution Period pursuant to the third paragraph of Section 7(b) of this Schedule A or in respect of the Common Units into which such Series B Preferred Unit is converted) by (ii) a conversion price of $16.6667 per Common Unit (equivalent to a conversion rate of three Common Units for each Series B Preferred Unit)(1), subject to adjustment as described in Section 7(c) hereof (the “Conversion Price”); provided, however, that the right to convert Series B Preferred Units may not be exercised after the Fifteenth Anniversary Date.  No fractional Common Units will be issued upon any conversion of Series B Preferred Units.  Instead, the number of Common Units to be issued upon each conversion shall be rounded to the nearest whole number of Common Units.

(b)           To exercise the conversion right, the holder of each Series B Preferred Unit to be converted shall execute and deliver to the General Partner, at the principal office of the Partnership, a written notice (the “Conversion Notice”) indicating that the holder thereof elects to convert such Series B Preferred Unit.  Unless the Units issuable on conversion are to be issued in the same name as the name in which such Series B Preferred Unit is registered, each Series B Preferred Unit surrendered for conversion shall be accompanied by instruments of transfer, in form reasonably satisfactory to the Partnership, duly executed by the holder or such

(1)  The conversion price of $16.6667 per Common Unit takes into consideration the Common Unit split of the Partnership on November 20, 2003.

holder’s duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Partnership demonstrating that such taxes have been paid).

As promptly as practicable after delivery of the Conversion Notice as aforesaid, the Partnership shall amend the Partnership Agreement to reflect the conversion and the issuance of Common Units issuable upon the conversion of such Series B Preferred Units in accordance with the provisions of this Section 7.  In addition, the Partnership shall deliver to the holder at its address as reflected on the records of the Partnership, a copy of such amendment.

A holder of Series B Preferred Units at the close of business on the record date for any Distribution Period shall be entitled to receive the distribution payable on such Units on the corresponding Distribution Payment Date notwithstanding the conversion of such Series B Preferred Units following such record date and prior to such Distribution Payment Date and shall have no right to receive any distribution for such Distribution Period in respect of the Common Units into which such Series B Preferred Units were converted.  Except as provided herein, the Partnership shall make no payment or allowance for unpaid distributions, whether or not in arrears, on converted Series B Preferred Units or for distributions on the Common Units that are issued upon such conversion.

Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the Conversion Notice is received by the Partnership as aforesaid, and the person or persons in whose name or names any Common Units shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of such Units at such time on such date, and such conversion shall be at the Conversion Price in effect at such time and on such date unless the transfer books of the Partnership shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such transfer books are open, but such conversion shall be at the Conversion Price in effect on the date on which such Units have been surrendered and such notice received by the Partnership.

(c)           The Conversion Price shall be adjusted from time to time as follows:

(i)            If the Partnership shall, after the date on which the Series B Preferred Units are first issued (the “Issue Date”), (A) pay or make a distribution to holders of its partnership interests or Units in Common Units, (B) subdivide its outstanding Common Units into a greater number of Units or distribute Common Units to the holders thereof, (C) combine its outstanding Common Units into a smaller number of Units or (D) issue any partnership interests or Units by reclassification of its Common Units, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of holders entitled to receive such distribution or at the opening of business on the day next following the day on which such subdivision, combination or reclassification becomes effective, as the case may be, shall be adjusted so that the holder of any Series B Preferred Unit thereafter surrendered for conversion shall be entitled to receive the number of Common Units or other partnership interests or securities that such holder would have owned or have been entitled to receive after the happening of any of the events described above had such Series B Preferred Unit been converted immediately prior to the record date in the case of a distribution or the effective date in the case of a subdivision, combination or reclassification.  An adjustment made pursuant to this subsection (i) shall become effective immediately after the opening of business on the day next following the record date (except as provided in subsection (g) below) in the case of a distribution and shall become effective immediately after the opening of business on the day next following the effective date in the case of a subdivision, combination or reclassification.

(ii)           If the Partnership shall issue after the Issue Date rights, options or warrants to all holders of Common Units entitling them to subscribe for or purchase Common Units (or securities convertible into or exchangeable for Common Units) at a price per Unit less than the Fair Market Value per Common Unit on the record date for the determination of holders of Common Units entitled to receive such rights, options or warrants, then the Conversion Price in effect at the opening of business on the day next following such record date shall be adjusted to equal the price determined by multiplying (I) the Conversion Price in effect immediately prior to the opening of business on the day following the date fixed for such determination by (II) a fraction, the numerator of which shall be the sum of (A) the number of Common Units outstanding at the close of business on the date fixed for such determination and (B) the number of Common Units that the aggregate proceeds to the Partnership from the exercise of such rights, options or warrants for Common Units would purchase at such Fair Market Value, and the denominator of which shall be the sum of (A) the number of Common Units outstanding at the close of business on the date fixed for such determination and (B) the number of additional Common Units offered for subscription or purchase pursuant to such rights, options or warrants.  Such adjustment shall become effective immediately after the opening of business on the day next following such record date (except as provided in subsection (g) below).  In determining whether any-rights, options or warrants entitle the holders of Common Units to subscribe for or purchase Common Units at less than the Fair Market Value, there shall be taken into account any consideration received by the Partnership upon issuance and upon exercise of such rights, options or warrants, the value of such consideration, if other than cash, to be determined in good faith by the Board of the General Partner.

(iii)          If the Partnership shall distribute after the Issue Date to all holders of Common Units any other securities or evidences of its indebtedness or assets (excluding those rights, options and warrants referred to in and treated under subsection (ii) above, and excluding distributions paid exclusively in cash) (any of the foregoing being hereinafter in this subsection (iii) called the “Securities”), then in each case the Conversion Price shall be adjusted so that it shall equal the price determined by multiplying (I) the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of holders of Common Units entitled to receive such distribution by (II) a fraction, the numerator of which shall be the Fair Market Value per Common Unit on the record date mentioned below less the then fair market value (as determined in good faith by the Board of the General Partner) of the portion of the Securities so distributed applicable to the Common Unit, and the denominator of which shall be the Fair Market Value per Common Unit on the record date mentioned below.  Such adjustment shall become effective immediately at the opening of business on the business day next following (except as provided in subsection (g) below) the record date for the determination of holders of Common Units entitled to receive such distribution.  For the purposes of this subsection (iii), a distribution in the form of a Security, which is distributed not only to the holders of the Common Units on the date fixed for the determination of holders of Common Units entitled to such distribution of such Security, but also is distributed with each Common Unit delivered to a person converting a Series B Preferred Unit after such determination date, shall not require an adjustment of the Conversion Price pursuant to this subsection (iii); provided that on the date, if any, on which a person converting a Series B Preferred Unit would no longer be entitled to receive such Security with a Common Unit, a distribution of such Securities shall be deemed to have occurred, and the Conversion Price shall be adjusted as provided in this subsection (iii) (and such day shall be deemed to be “the date fixed for the determination of the holders of Common Units entitled to receive such distribution” and “the record date” within the meaning of the two preceding sentences).

(iv)          No adjustment in the Conversion Price shall be required unless such adjustment would require a cumulative increase or decrease of at least 1% in such price; provided, however, that any adjustments that by reason of this subsection (iv) are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made; and provided, further, that any adjustment shall be required and made in accordance with the provisions of this Section 7 (other than this subsection (iv)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of Common Units.  Notwithstanding any other provisions of this Section 7, the Partnership shall not be required to make any adjustment to the Conversion Price for the issuance of any Common Units pursuant to any plan providing for the reinvestment of distributions or interest payable on securities of the Partnership and the investment of additional optional amounts in Common Units under such plan.  All calculations under this Section 7 shall be made to the nearest cent (with $.005 being rounded upward) or to the nearest one-tenth of a Unit (with .05 of a Unit being rounded upward), as the case may be.  Anything in this subsection (c) to the contrary notwithstanding, the Partnership shall be entitled, to the extent permitted by law, to make such reductions in the Conversion Price, in addition to those required by this subsection (c), as it in its discretion shall determine to be advisable in order that any Unit distributions, subdivision of Units, reclassification or combination of Units, distribution of rights, options or warrants to purchase Units or securities, or a distribution consisting of other assets (other than cash distributions) hereafter made by the Partnership to its holders of Units shall not be taxable but any such adjustment shall not adversely affect the value of the Series B Preferred Units.

(d)           If the Partnership shall be a party to any transaction (including, without limitation, a merger, consolidation, self tender offer for all or substantially all of the Common Units, sale of all or substantially all of the Partnership’s assets or recapitalization of the Common Units and excluding any transaction as to which subsection (c)(i) of this Section 7 applies) (each of the foregoing being referred to herein as a “Transaction”), in each case as a result of which Common Units shall be converted into the right to receive other partnership interests, shares, stock, securities or other property (including cash or any combination thereof), each Series B Preferred Unit which is not converted into the right to receive other partnership interests, shares, stock, securities or other property in connection with such Transaction shall thereafter be convertible into the kind and amount of shares, stock, securities and other property (including cash or any combination thereof) receivable upon the consummation of such Transaction by a holder of that number of Common Units into which one Series B Preferred Unit was convertible immediately prior to such Transaction, assuming such holder of Common Units is not a Person with which the Partnership consolidated or into which the Partnership merged or which merged into the Partnership or to which such sale or transfer was made, as the case may be (a “Constituent Person”), or an affiliate of a Constituent Person.  The Partnership shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this subsection (d), and it shall not consent or agree to the occurrence of any Transaction until the Partnership has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the Series B Preferred Units that will contain provisions enabling the holders of Series B Preferred Units that remain outstanding after such Transaction to convert into the consideration received by holders of Common Units at the Conversion Price in effect immediately prior to such Transaction (with the holder having the option to elect the type of consideration if a choice was offered in the Transaction).  The provisions of this subsection (d) shall similarly apply to successive Transactions.

(e)           If:

(i)            the Partnership shall declare a distribution on the Common Units (other than a cash distribution) or there shall be a reclassification, subdivision or combination of Common Units; or

(ii)           the Partnership shall authorize the granting to the holders of the Common Units of rights, options or warrants to subscribe for or purchase any Units of any class or any other rights, options or warrants; or

(iii)          there shall be any reclassification of the Common Units or any consolidation or merger to which the Partnership is a party and for which approval of any partners of the Partnership is required, involving the conversion or exchange of Common Units into securities or other property, or a self tender offer by the Partnership for all or substantially all of the Common Units, or the sale or transfer of all or substantially all of the assets of the Partnership as an entirety; or

(iv)          there shall occur the voluntary or involuntary liquidation, dissolution or winding-up of the Partnership;

then the Partnership shall cause to be mailed to the holders of the Series B Preferred Units at their addresses as shown on the records of the Partnership, as promptly as possible a notice stating (A) the date on which a record is to be taken for the purpose of such distribution of rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Common Units of record to be entitled to such distribution of rights, options or warrants are to be determined or (B) the date on which such reclassification, subdivision, combination, consolidation, merger, sale, transfer, liquidation, dissolution or winding-up is expected to become effective, and the date as of which it is expected that holders of Common Units of record shall be entitled to exchange their Common Units for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding-up.  Failure to give or receive such notice or any defect therein shall not affect the legality or validity of the proceedings described in this Section 7.

(f)            Whenever the Conversion Price is adjusted as herein provided, the Partnership shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the effective date such adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to the holder of each Series B Preferred Unit at such holder’s last address as shown on the records of the Partnership.

(g)           In any case in which subsection (c) of this Section 7 provides that an adjustment shall become effective on the date next following the record date for an event, the Partnership may defer until the occurrence of such event issuing to the holder of any Series B Preferred Unit converted after such record date and before the occurrence of such event the additional Common Units issuable upon such conversion by reason of the adjustment required by such event over and above the Common Units issuable upon such conversion before giving effect to such adjustment.

(h)           For purposes of this Section 7, the number of Common Units at any time outstanding shall not include any Common Units then owned or held by or for the account of the Partnership.  The Partnership shall not make any distribution on Common Units held in the treasury of the Partnership.

(i)            If any action or transaction would require adjustment of the Conversion Price pursuant to more than one subsection of this Section 7, only one adjustment shall be made, and such adjustment shall be the amount of adjustment that has the highest absolute value.

(j)            If the Partnership shall take any action affecting the Common Units, other than action described in this Section 7, that in the reasonable judgment of the General Partner would materially and adversely affect the conversion rights of the holders of the Series B Preferred Units, the Conversion Price for the Series B Preferred Units may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the General Partner determines to be equitable in the circumstances.

(k)           The Partnership covenants that Common Units issued upon conversion of the Series B Preferred Units shall be validly issued, fully paid and nonassessable and the holder thereof shall be entitled to rights of a holder of Common Units specified in the Partnership Agreement.  Prior to the delivery of any securities that the Partnership shall be obligated to deliver upon conversion of the Series B Preferred Units, the Partnership shall endeavor to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof, by any governmental authority.

(l)            The Partnership will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of Common Units or other securities or property on conversion of the Series B Preferred Units pursuant hereto; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of Common Units or other securities or property in a name other than that of the holder of the Series B Preferred Units to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Partnership the amount of any such tax or established, to the reasonable satisfaction of the Partnership, that such tax has been paid.

(m)          Notwithstanding anything to the contrary contained herein, the adjustment provisions contained in this Section 7 shall be applied so that there is no duplication of adjustments made pursuant to any other document.

SCHEDULE B

1.             Definitions.  As used in this Schedule B, the following terms shall have the meanings set forth below, unless the context otherwise requires:

“Common Unit Value” shall mean, with respect to any trading day, the trading price of a share of Common Stock (calculated based on the average of the intra-day high and low and subject to adjustment in the event that the exchange ratio between Common Units and shares of Common Stock is not one-to-one or other adjustments if the kind or amount of securities into which Common Units can be converted or exchanged (as provided in the Redemption Rights Agreement, dated the date hereof) changes after the date hereof).

“Distribution Payment Date” shall mean, with respect to any Distribution Period, the payment date for the distribution declared by the General Partner on its Common Units for such Distribution Period or, if no such distribution payment date is established, the last business day of the first full month following such Distribution Period.

“Distribution Period” shall mean the quarterly period that is then the distribution period with respect to the Common Units or, if no such distribution period is established, the calendar quarter shall be the Distribution Period; provided that (a) the initial Distribution Period shall commence on December 11, 2003 and end on and include December 31, 2003 and (b) the Distribution Period in which the final liquidation payment is made pursuant to Section 7.2 of the Third Amended and Restated Agreement of Limited Partnership shall commence on the first day following the immediately preceding Distribution Period and end on the date of such final liquidation payment.

“Fair Market Value” shall mean the average of the daily Closing Price during the ten consecutive Trading Days ending on the business day immediately preceding the day in question with respect to the issuance or distribution requiring such computation (subject to appropriate adjustment in the event that the exchange ratio between Common Units and shares of Common Stock is not one-to-one).

“Relevant Distribution Periods” shall mean (i) each of the three (3) consecutive Distribution Periods the last of which ends during the 90-day period referred to in the last paragraph of Section 7(b) and (ii) the next immediately following Distribution Period after the third Distribution Period described in clause (i) above.

“Tenth Anniversary Date” shall mean December 11, 2013.

2.             Designation and Number; Etc.  The Series D Preferred Units have been established and shall have such rights, preferences, limitations and qualifications as are described herein (in addition to the rights, preferences, limitations and qualifications contained in the Third Amended and Restated Agreement of Limited Partnership to the extent applicable).  The authorized number of Series D Preferred Units shall be 532,749.6574.  Notwithstanding anything to the contrary contained herein, in the event of a conflict between the provisions of this Schedule B and any other provision of the Third Amended and Restated Agreement of Limited Partnership, the provisions of this Schedule B shall control.

3.             Rank.  The Series D Preferred Units shall, with respect to the payment of distributions and the distribution of amounts upon voluntary or involuntary liquidation, dissolution or winding-up of the Partnership, rank as follows:

(a)           senior to all classes or series of Common Units and to all Units the terms of which provide that such Units shall rank junior to the Series D Preferred Units;

(b)           on a parity with the Series B Preferred Units, Series E Preferred Units and each other series of Preferred Units issued by the Partnership which does not provide by its express terms that it ranks junior or senior in right of payments to the Series D Preferred Units with respect to payment of distributions or amounts upon liquidation, dissolution or winding-up; and

(c)           junior to any class or series of Preferred Units issued by the Partnership that ranks senior to the Series D Preferred Units and has been approved in accordance with Section 4 of this Schedule B.

4.             Voting.

(a)           Holders of Series D Preferred Units shall not have any voting rights, except as required by applicable law or as described below in this Section 4.

(b)           So long as any Series D Preferred Units remain outstanding, the Partnership shall not, without the affirmative vote or consent of the holders of at least a majority of the Series D Preferred Units outstanding at the time, given in person or by proxy, either in voting or at a meeting (such series voting separately as a class), (i) authorize, create, issue or increase the authorized or issued amount of, any class or series of partnership interests in the Partnership ranking senior to the Series B Preferred Units with respect to the payment of distributions or the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding-up of the Partnership or reclassify any Common Units into such partnership interests, or create, authorize or issue any obligation or security convertible or exchangeable into or evidencing the right to purchase any such partnership interests; or (ii) amend, alter or repeal the provisions of the Partnership Agreement, whether by merger or consolidation or otherwise (an “Event”), so as to negate the provisions of clause (i) or (ii) of this paragraph or so as to materially and adversely affect any special right, preference, privilege or voting power of the Series D Preferred Units or the holders thereof that is contained in this Schedule B.  Notwithstanding anything to the contrary contained herein, each of the following shall be deemed not to (i) materially and adversely affect any such special right, preference, privilege or voting power or (ii) otherwise require the vote or consent of the holders of the Series D Preferred Units: (X) the occurrence of any merger, consolidation, entity conversion, unit exchange, recapitalization of the Common Units or other business combination or reorganization, so long as either (1) the Partnership is the surviving entity and the Series D Preferred Units remain outstanding with the terms thereof materially unchanged or (2) if the Partnership is not the surviving entity in such transaction, interests in an entity having substantially the same rights and terms with respect to rights to distributions, voting, redemption and conversion as the Series D Preferred Units are exchanged or substituted for the Series D Preferred Units without any income, gain or loss expected to be recognized by the holder upon the exchange or substitution for federal income tax purposes (and with the terms of the Common Units or such other securities for which the Series D Preferred Units (or the substitute or exchanged security therefor) are convertible or redeemable materially the same with respect to rights to distributions, voting and redemption), (Y) any increase in the amount of the authorized Preferred Units or Common Units or the creation or issuance of any other series or class of Preferred Units or Common Units or any increase in the amount of Common Units or any other series of Preferred Units, in each case so long as such Units rank on a parity with or junior to the Series D Preferred Units with respect to payment of distributions and the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding-up of the Partnership and (Z) the dissolution, liquidation and/or winding up of the Partnership.

The foregoing voting provisions shall not apply if at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series D Preferred Units shall have been converted or redeemed.

For purposes of the foregoing provisions of this Section 4, each Series D Preferred Unit shall have one (1) vote.

Except as otherwise required by applicable law or as set forth herein, the Series D Preferred Units shall not have any voting right or powers and the consent of the holders thereof shall not be required for the taking of any action.

5.             Distributions.

(a)           With respect to each Distribution Period and subject to the rights of the holders of Preferred Units ranking senior to or on parity with the Series D Preferred Units, the holders of Series D Preferred Units shall be entitled to receive, when, as and if declared by the General Partner, out of assets of the Partnership legally available for the payment of distributions, quarterly cumulative cash distributions in an amount per Series D Preferred Unit equal to the greater of (i) $0.8125 (the “Base Quarterly Distribution”) and (ii) the amount of the regular quarterly cash distribution for such Distribution Period upon the number of Common Units (or portion thereof) into which such Series D Preferred Unit is then convertible in accordance with Section 7 of this Schedule B.  Notwithstanding anything to the contrary contained herein, the amount of distributions described under each of clause (i) and (ii) of this paragraph for the initial Distribution Period, or any other Period shorter than a full Distribution Period, shall be prorated and computed on the basis of twelve 30-day months and a 360-day year.  Such distributions shall with respect to each Series D Preferred Unit, accrue from its issue date, whether or not in, or with respect to, any Distribution Period or Periods (A) the distributions described above are declared, (B) the Partnership is contractually prohibited from paying such distributions or (C) there shall be assets of the Partners legally available for the payment of such distributions.  The distributions upon the Series D Preferred Units for each Distribution Period shall, if and to the extent declared or authorized by the General Partner on behalf of the Partnership, be paid in arrears (without interest or other amount) on the Distribution Payment Date with respect thereto, and, if not paid on such date, shall accumulate, whether or not in, or with respect to, any Distribution Period or Periods (X) the distributions are declared, (Y) the Partnership is contractually prohibited from paying such distributions or (Z) there shall be assets of the Partnership legally available for the payment of such distributions.  The record date for distributions upon the Series D Preferred Units for any Distribution Period shall be the same as the record date, for the distributions upon the Common Units for such Distribution Period (or, if no such record date is set for the Common Units, the fifteenth day of the calendar month in which the applicable Distribution Payment Date falls if prior to such Distribution Payment Date otherwise, the fifteenth day of the immediately preceding calendar month).  Accumulated and unpaid distributions for any past Distribution Periods may be declared and paid at any time, without reference to any Distribution Payment Date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the General Partner.  Any distribution payment made upon the Series D Preferred Units shall first be credited against the earliest accrued but unpaid distributions due with respect to such Units which remains payable.  No interest, or sum of money in lieu of interest, shall be owing or payable in respect of any distribution payment or payments on the Series D Preferred Units, whether or not in arrears.

(b)           No distribution on the Series D Preferred Units shall be declared by the General Partner or paid or set apart for payment by the Partnership at such time as the terms and provisions of any bona fide agreement of the Partnership, including any agreement relating to bona fide indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof, of a default thereunder, or if such declaration or payment shall be restricted or prohibited by law (and such failure to pay distributions on the Series D Preferred Units shall prohibit other distributions by the Partnership as described in Sections 5(c) or (d) of this Schedule B).  Notwithstanding the foregoing, distributions on the Series D Preferred Units shall accumulate as provided herein whether or not any of the foregoing restrictions exist.

(c)           Except as provided in Section 5(d) of this Schedule B, so long as any Series D Preferred Units are outstanding, (i) no distributions (other than in Common Units or other Units ranking junior to the Series D Preferred Units as to payment of distributions and amounts upon liquidation, dissolution or winding-up of the Partnership) shaft be declared or paid or set apart for payment upon the Common Units or any other class or series of partnership interests in the Partnership or Units ranking, as to payment of distributions or amounts distributable upon liquidation, dissolution or winding-up of the Partnership, on a parity with or junior to the Series D Preferred Units, for any period and (ii) no Common Units or other Units ranking junior to, or on a parity with the Series D Preferred Units as to payment of distributions or amounts upon liquidation, dissolution or winding-up of the Partnership shall be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such Units) by the Partnership (except by conversion into or exchange for other Units ranking junior to the Series D Preferred Units as to payment of distributions and amounts upon liquidation, dissolution or winding-up of the Partnership or by redemptions pursuant to Rights Agreements) unless, in the case of either clause (i) or (ii), full cumulative distributions have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series D Preferred Units for all Distribution Periods ending on or prior to the distribution payment date for the Common Units or such other class or series of Unit or the date of such redemption, purchase or other acquisition.

(d)           When distributions are not paid in full (or a sum sufficient for such full payment is not set apart for such payment) upon the Series D Preferred Units and any other partnership interests in the Partnership or Units ranking on a parity as to payment of distributions with the Series D Preferred Units, all distributions declared upon the Series D Preferred Units and any other partnership interests in the Partnership or Units ranking on a parity as to payment of distributions with the Series D Preferred Units shall be declared pro rata so that the amount of distributions declared per Unit of Series D Preferred Units and such other partnership interests in the Partnership or Units shall in all cases bear to each other the same ratio that accrued and unpaid distributions per Unit on the Series D Preferred Units and such other partnership interests in the Partnership or Units (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such Units do not have cumulative distributions) bear to each other.

(e)           Holders of Series D Preferred Units shall not be entitled to any distributions, whether payable in cash, property or Units, in excess of the cumulative distributions described in Section 5(a) above.

(f)            For any quarterly period, any amounts paid with respect to the Series D Preferred Units in excess of the amount that would have been paid with respect to such Units for such period had they been converted into Common Units in accordance with the terms of Section 7 of this Schedule B are intended to constitute guaranteed payments within the meaning of Section 707(c) of the Code and shall not be treated as distributions for purposes of allocating Net Income and Net Loss or otherwise maintaining Capital Accounts.

6.             Liquidation Preference.

(a)           In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Partnership, before any payment or distribution of the assets of the Partnership (whether capital or surplus) shall be made to or set apart for the holders of Common Units or any other partnership interests in the Partnership or Units ranking junior to the Series D Preferred Units as to the distribution of assets upon the liquidation, dissolution or winding-up of the Partnership, the holders of the Series D Preferred Units shall, with respect to each such Unit, be entitled to receive, out of the assets of the Partnership available for distribution to Partners after payment or provision for payment of all debts and other liabilities of the Partnership and subject to the rights of the holders of any series of Preferred Units ranking senior to or on parity with the Series D Preferred Units with respect to payment of amounts upon liquidation, dissolution or winding-up of the Partnership, an amount equal to $50, plus an amount equal to all distributions (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution (including all accumulated and unpaid distributions).  If upon any such voluntary or involuntary dissolution or winding-up of the Partnership, the assets of the Partnership, or proceeds thereof distributable among the holders of the Series D Preferred Units are insufficient to pay in full the preferential amount aforesaid on the Series D Preferred Units and liquidating payment on any other Units or partnership interests in the Partnership of any class or series ranking as to payment of distributions and amounts upon the liquidation, dissolution or winding-up of the Partnership, on a parity with the Series D Preferred Units, then such assets, or the proceeds thereof, shall be distributed among the holders of Series D Preferred Units and any such other Units or partnership interests in the Partnership ratably in accordance with the respective amounts that would be payable on such Series D Preferred Units and such other Units or partnership interests in the Partnership if all amounts payable thereon were paid in full.  For the purposes of this

Section 6, none of (i) a consolidation or merger of the Partnership with or into another entity, (ii) a merger of another entity with or into the Partnership or (iii) a sale, lease or conveyance of all or substantially all of the Partnership’s assets, properties or business shall be deemed to be a liquidation, dissolution or winding-up of the Partnership.

(b)           Written notice of such liquidation, dissolution or winding-up of the Partnership, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of the Series D Preferred Units at the respective addresses of such holders as the same shall appear on the transfer records of the Partnership.

(c)           After payment of the full amount of liquidating distributions to which they are entitled as provided in Section 6(a) of this Schedule B, the holders of Series D Preferred Units shall have no right or claim to any of the remaining assets of the Partnership.

7.             Conversion.  Holders of Series D Preferred Units shall have the right to convert all or a portion of such Units into Common Units, as follows:

(a)           A holder of Series D Preferred Units shall have the right at such holder’s option, at any time, to convert any whole number of Series D Preferred Units into fully paid and non-assessable Common Units; provided, however, that the conversion right may not be exercised at any one time by a holder of Series D Preferred Units with respect to less than 1,000 Series D Preferred Units (or all the Series D Preferred Units then owned by such holder if such holder owns less than 1,000 Series D Preferred Units).  Each Series D Preferred Unit shall be convertible into the number of Common Units determined by dividing (i) the $50 base liquidation preference per Series D Preferred Unit plus, an amount equal to all accumulated and unpaid distributions (whether or not earned or declared) with respect thereto by (ii) a conversion price of $33.151875 per Common Unit (equivalent to an initial conversion rate of 1.508210 Common Units for each Series D Preferred Unit), subject to adjustment as described in Section 7(c) hereof (the “Conversion Price”).

(b)           To exercise the conversion right, the holder of each Series D Preferred Unit to be converted shall execute and deliver to the General Partner, at the principal office of the Partnership, a written notice (the “Conversion Notice”) indicating that the holder thereof elects to convert such Series D Preferred Unit and containing representations and warranties of such holder that (i) such holder has good and marketable title to such Series D Preferred Unit, free and clear of all liens, claims and encumbrances, (ii) such holder is an accredited investor as defined in Regulation D under the Securities Act of 1933, as amended, and has such knowledge and experience in financial and business matters such that such holder is capable of evaluating the merits and risks of receiving and owning the Common Units that may be issued to it in exchange for such Series D Preferred Unit, (iii) such holder is able to bear the economic risk of such ownership and (iv) such Common Units to be acquired by such holder pursuant to this Agreement would be acquired by such holder for its own account, for investment purposes only and not with a view to, and with no present intention of, selling or distributing the same in violation of federal or state securities laws.  Unless the Units issuable on conversion are to be issued in the same name as the name in which such Series D Preferred Unit is registered, each

Series D Preferred Unit surrendered for conversion shall be accompanied by instruments of transfer, in form reasonably satisfactory to the Partnership, duly executed by the holder or such holder’s duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Partnership demonstrating that such taxes have been paid).

As promptly as practicable after delivery of the Conversion Notice as aforesaid, the Partnership shall amend the Partnership Agreement to reflect the conversion and the issuance of Common Units issuable upon the conversion of such Series D Preferred Units in accordance with the provisions of this Section 7.  In addition, the Partnership shall deliver to the holder at its address as reflected on the records of the Partnership, a copy of such amendment.

A holder of Series D Preferred Units at the close of business on the record date for any Distribution Period shall be entitled to receive the distribution payable on such Units on the corresponding Distribution Payment Date notwithstanding the conversion of such Series D Preferred Units following such record date and prior to such Distribution Payment Date and shall have no right to receive any distribution for such Distribution Period in respect of the Common  Units into which such Series D Preferred Units were converted.  Except as provided herein, the Partnership shall make no payment or allowance for unpaid distributions, whether or not in arrears, on converted Series D Preferred Units or for distributions on the Common Units that are issued upon such conversion in the event that a holder of Series D Preferred Units converts its Series D Preferred Units into Common Units on or prior to the record date for the initial Distribution Period, the distribution for such Distribution Period in respect of such Common Units shall be prorated and computed on the basis of twelve 30-day months and a 360-day year.

Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the Conversion Notice is received by the Partnership as aforesaid, and the person or persons in whose name or names any Common Units shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of such Units at such time on such date and such conversion shall be at the Conversion Price in effect at such time and on such date unless the transfer books of the Partnership shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day, on which such transfer books are open, but such conversion shall be at the Conversion Price in effect on the date on which such Units have been surrendered and such notice received by the Partnership.

Notwithstanding anything to the contrary contained herein, all holders of Preferred Units shall be deemed to have delivered a Conversion Notice (and therefore exercised their conversion rights effective as of the time specified in the next sentence) as to all Series D Preferred Units if (a) with respect to any period of 90 consecutive calendar days following the Tenth Anniversary Date, the Common Unit Value exceeds on each trading day during such 90-day period the Conversion Price then in effect and (b) the amount of the distribution (as calculated in accordance with Section 5(a)(ii) of this Schedule B) for each of the four (4) Relevant Distribution Periods upon the number of Common Units (or portion thereof) into which a Series D Preferred Unit is then convertible in accordance with this Section 7 exceeds the Base Quarterly Distribution.  The forced conversion referred to in this paragraph shall be effective at the close of business on the Distribution Payment Date for the last Relevant Distribution Period.

(c)           The Conversion Price shall be adjusted from time to time as follows:

(i)            If the Partnership shall, after the date on which the Series D Preferred Unit are first issued (the “Issue Date”), (A) pay or make a distribution to holders of its partnership interests or Units in Common Units, (B) subdivide its outstanding Common Units into a greater number of Units or distribute Common Units to the holders thereof, (C) combine its outstanding Common Units into a smaller number of Units, or (D) issue any partnership interests or Units by reclassification of its Common Units, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of holders entitled to receive such distribution or at the opening of business on the day next following the day on which such subdivision, combination or reclassification becomes effective, as the case may be, shall be adjusted so that the holder of any Series D Preferred Unit thereafter surrendered for conversion shall be entitled to receive the number of Common Units or other partnership interests or securities that such holder would have owned or have been entitled to receive after the happening of any of the events described above had such Series Preferred Unit been converted immediately prior to the close of business on the record date in the case of a distribution or the effective date in the case of a subdivision, combination or reclassification.  An adjustment made pursuant to this subsection (i) shall become effective immediately after the opening of business on the day next following the record date (except as provided in subsection (g) below) in the case of a distribution and shall become effective immediately after the opening of business on the day next following the effective date in the case of a subdivision, combination or reclassification.

(ii)           If the Partnership shall issue after the Issue Date rights, options or warrants to all holders of Common Units entitling them to subscribe for or purchase Common Units (or securities convertible into or exchangeable for Common Units) at a price per unit less than the Fair Market Value per Common Unit on the record date for the determination of holders of Common Units entitled to receive such rights, options or warrants, then the Conversion Price in effect at the opening of business on the day next following such record date shall be adjusted to equal the price determined by multiplying (I) the Conversion Price in effect immediately prior to the close of business on the date fixed for such determination by (II) a fraction, the numerator of which shall be the sum of (A) the number of Common Units outstanding at the close of business on the date fixed for such determination and (B) the number of Common Units that the aggregate proceeds to the Partnership from the exercise of such rights, options or warrants for Common Units would purchase at such Fair Market Value, and the denominator of which shall be the sum of (A) the number of Common Units outstanding at the close of business on the date fixed for such determination and (B) the number of additional Common Units offered for subscription or purchase pursuant to such rights, options or warrants.  Such adjustment shall become effective immediately after the opening of business on the day next following such record date (except as provided in subsection (g) below).  In determining whether any rights, options or warrants entitle the holders of Common Units to subscribe for or purchase Common Units at less than the Fair Market Value, there shall be taken into account any consideration received by the Partnership upon issuance and upon exercise of such rights, options or warrants, the value of such consideration, if other than cash, to be determined in good faith by the Board of the General Partner.

(iii)          If the Partnership shall distribute after the Issue Date to all holders of Common Units any other securities or evidences of its indebtedness or assets (excluding those rights, options, warrants, securities and other assets referred to in and treated under subsection (i) or (ii) above, and excluding distributions paid exclusively in cash) (any of the foregoing being hereinafter in this subsection (iii) called the “Securities”), then in each case the Conversion Price shall be adjusted so that it shall equal the price determined by multiplying (I) the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of holders of Common Units entitled to receive such distribution by (II) a fraction, the numerator of which shall be the Fair Market Value per Common Unit on the record date mentioned below less the then fair market value (as determined in good faith by the Board of the General Partner) of the portion of the Securities so distributed applicable to one Common Unit, and the denominator of which shall be the Fair Market Value per Common Unit on the record date mentioned below.  Such adjustment shall become effective immediately at the opening of business on the business day next following (except as provided in subsection (g) below) the record date for the determination of holders of Common Units entitled to receive such distribution.  For the purposes of this subsection (iii), a distribution in the form of a Security, which is distributed not only to the holders of the Common Units on the date fixed for the determination of holders of Common Units entitled to such distribution of such Security, but also is distributed with each Common Unit delivered to a person converting a Series D Preferred Unit after such determination date (together with distributions thereon paid to the holders of Common Units prior thereto), shall not require an adjustment of the Conversion Price pursuant to this subsection (iii); provided that on the date, if any, on which a person converting a Series D Preferred Unit would no longer be entitled to receive such Security with a Common Unit, a distribution of such Securities shall be deemed to have occurred, and the Conversion Price shall be adjusted as provided in this subsection (iii) (and such day shall be deemed to be “the date fixed for the determination of the holders of Common Units entitled to receive such distribution” and “the record date” within the meaning of the two preceding sentences).

(iv)          Notwithstanding the foregoing, no adjustment shall be made pursuant to the preceding clauses (i) and (iii) that would result in an increase in the Conversion Price.  No adjustment in the Conversion Price shall be required unless such adjustment would require a cumulative increase or decrease of at least 1% in such price; provided, however, that any adjustments that by reason of this subsection (iv) are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made; and provided, further, that any adjustment shall be required and made in accordance with the provisions of this Section 7 (other than this subsection (iv)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of Common Units.  Notwithstanding any other provisions of this Section 7, the Partnership shall not be required to make any adjustment to the Conversion Price for the issuance of (i) any Common Units pursuant to any plan providing for the reinvestment of distributions or interest payable on securities of the Partnership and the investment of additional optional amounts in Common Units under such plan or (ii) any options, rights or Common Units pursuant to or on account of any unit or stock option, unit or stock purchase or any unit or stock-based compensation plan maintained by the Partnership or the General Partner.  All calculations under this Section 7 shall be made to the nearest cent (with $.005 being rounded upward) or to the nearest one-tenth of a Unit (with .05 of a Unit being rounded upward), as the case may be.

(d)           If the Partnership shall be a party to any transaction (including, without limitation, a merger, consolidation, entity conversion, unit exchange, self tender offer for all or substantially all of the Common Units, sale of all or substantially all of the Partnership’s assets or recapitalization of the Common Units or other business combination or reorganization and excluding any transaction as to which subsection (c)(i) of this Section 7 applies) (each of the foregoing being referred to herein as a “Transaction”), in each case as a result of which Common Units shall be exchanged for or converted into partnership interests, shares, stock, securities or other property (including cash or any combination thereof), each Series D Preferred Unit which is not converted into the right to receive partnership interests, shares, stock, securities or other property in connection with such Transaction (and thus remains outstanding) shall thereafter be convertible into the kind and amount of partnership interests, shares, stock, securities and other property (including cash or any combination thereof) receivable upon the consummation of such Transaction by a holder of that number of Common Units into which one Series D Preferred Unit (including all distributions (whether or not earned or declared) accumulated and unpaid thereon) was convertible immediately prior to such Transaction, assuming such holder of Common Units is not a Person with which the Partnership consolidated or into which the Partnership merged or which merged into the Partnership or to which such sale or transfer was made, as the case may be (a “Constituent Person”), or an affiliate of a Constituent Person.  In the event that holders of Common Units have the opportunity to elect the form or type of consideration to be received upon consummation of the Transaction, prior to such transaction the General Partner shall give prompt written notice to each Series D Preferred Unit holder of such election, and each Series D Preferred Unit holder shall also have the right to elect by written notice to the General Partner, the form or type of consideration to be received upon conversion of each Series D Preferred Unit held by such holder following consummation of such Transaction.  If a holder of Series D Preferred Units fails to make such an election, such holder (and any of its transferees) shall receive upon conversion of each Series D Preferred Unit held by such holder (or by any of its transferees) the same consideration that a holder of that number of Common Units into which one Series D Preferred Unit was convertible immediately prior to such Transaction would receive if such Common Unit holder failed to make such an election.  The Partnership shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this subsection (d), and it shall not consent or agree to the occurrence of any Transaction until the Partnership has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the Series D Preferred Units that will contain provisions enabling the holders of Series D Preferred Units that remain outstanding after such Transaction to convert into the consideration received by holders of Common Units at the Conversion Price in effect immediately prior to such Transaction (with the holder having the option to elect the type of consideration if a choice is offered in the Transaction as specified above).  The provisions of this subsection (d) shall similarly apply to successive Transactions.

(e)                                  If:

(i)            the Partnership shall authorize the granting to the holders of the Common Units of rights, options or warrants to subscribe for or purchase any Units of any class or any other rights, options or warrants; or

(ii)           there shall be any reclassification of the Common Units (other than as described in clause (c)(i) of this Section 7) or any consolidation or merger to which the Partnership is a party and for which approval of any partners of the Partnership is required, involving the conversion or exchange of Common Units into securities or other property, or a unit exchange involving the conversion or exchange of Common Units into securities or other property, a self tender offer by the Partnership for all or substantially all of the Common Units, or the sale or transfer of all or substantially all of the assets of the Partnership as an entirety, or

(iii)          there shall occur the voluntary or involuntary liquidation, dissolution or winding-up of the Partnership;

then the Partnership shall cause to be mailed to the holders of the Series D Preferred Units at their addresses as shown on the records of the Partnership, as promptly as possible a notice stating (A) the date on which a record is to be taken for the purpose of such distribution of rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Common Units of record to be entitled to such distribution of rights, options or warrants are to be determined or (B) the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding-up is expected to become effective, and the date as of which it is expected that holders of Common Units of record shall be entitled to exchange their Common Units for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding-up.  Failure to give or receive such notice or any defect therein shall not affect the legality or validity of the proceedings described in this Section 7.

(f)            Whenever the Conversion Price is adjusted as herein provided, the Partnership shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the effective date such adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to the holder of each Series D Preferred Unit at such holder’s last address as shown on the records of the Partnership.

(g)           In any case in which subsection (c) of this Section 7 provides that an adjustment shall become effective on the date next following the record date for an event, the Partnership may defer until the occurrence of such event issuing to the holder of any Series D Preferred Unit converted after such record date and before the occurrence of such event the additional Common Units issuable upon such conversion by reason of the adjustment required by such event over and above the Common Units issuable upon such conversion before giving effect to such adjustment.

(h)           For purposes of this Section 7, the number of Common Units at any time outstanding shall not include any Common Units then owned or held by or for the account of the

Partnership.  The Partnership shall not make any distribution on Common Units held in the treasury of the Partnership.

(i)            If any action or transaction would require adjustment of the Conversion Price pursuant to more than one subsection of this Section 3, only one adjustment shall be made, and such adjustment shall be the amount of adjustment that has the highest absolute value.

(j)            If the Partnership shall take any action affecting the Common Units, other than action described in this Section 7, that in the reasonable judgment of the Partnership would materially affect the conversion rights of the holders of the Series D Preferred Units, the Conversion Price for the Series D Preferred Units may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the General Partner, determines to be equitable in the circumstances.

(k)           The Partnership covenants that Common Units issued upon conversion of the Series D Preferred Units shall be validly issued, fully paid and non-assessable and the holder thereof shall be entitled to rights of a holder of Common Units specified in the Partnership Agreement.  Prior to the delivery of any securities that the Partnership shall be obligated to deliver upon conversion of the Series D Preferred Units, the Partnership shall endeavor to comply with federal and state laws and regulations in respect thereof.

(l)            The Partnership will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of Common Units or other securities or property on conversion of the Series D Preferred Units, pursuant hereto; provided, however, that the Company, shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of Common Units or other securities or property in a name other than that of the holder of the Series D Preferred Units to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Partnership the amount of any such tax or established, to the reasonable satisfaction of the Partnership, that such tax has been paid.

(m)          Notwithstanding anything to the contrary contained herein, (i) the adjustment provisions contained in this Section 7 shall be applied so that there is no duplication of adjustments made pursuant to any other document and (ii) no adjustment under any provision  hereof shall be made on account of (A) the stock split approved by the stockholders of the General Partner on November 20, 2003 or (B) the split of the Common Units that occurred on November 20, 2003.

SCHEDULE C

1.             Definitions.  As used in this Schedule C, the following terms shall have the meanings set forth below, unless the context otherwise requires:

“Common Unit Value” shall mean, with respect to any trading day, the value of a Common Unit, which shall equal the trading price of a share of Common Stock (calculated based on the average of the intra-day high and low and subject to adjustment in the event that the exchange ratio between Common Units and shares of Common Stock is not one-to-one or other adjustments if the kind or amount of securities into which Common Units can be converted or exchanged (as provided in the Redemption Rights Agreement, dated the date hereof) changes after the date hereof).

“Distribution Payment Date” shall mean, with respect to any Distribution Period, the payment date for the distribution declared by the General Partner on its Common Units for such Distribution Period or, if no such distribution payment date is established, the last business day of the first full month following such Distribution Period.

“Distribution Period” shall mean the quarterly period that is then the distribution period with respect to the Common Units or, if no such distribution period is established, the calendar quarter shall be the Distribution Period; provided that (a) the initial Distribution Period shall commence on March 5, 2004 and end on and include March 31, 2004 and (b) the Distribution Period in which the final liquidation payment is made pursuant to Section 7.2 of the Third Amended and Restated Agreement of Limited Partnership, as amended, shall commence on the first day following the immediately preceding Distribution Period and end on the date of such final liquidation payment.

“Fair Market Value” shall mean, as of any day, the average of the Common Unit Value for the ten consecutive Trading Days ending on the business day immediately preceding the day in question with respect to the issuance or distribution requiring such computation.

“Relevant Distribution Periods” shall mean (i) each of the three (3) consecutive Distribution Periods the last of which ends during the 90-day period referred to in the last paragraph of Section 7(b) and (ii) the next immediately following Distribution Period after the third Distribution Period described in clause (i) above.

“Tenth Anniversary Date” shall mean March 5, 2014.

2.             Designation and Number; Etc.  The Series E Preferred Units have been established and shall have such rights, preferences, limitations and qualifications as are described herein (in addition to the rights, preferences, limitations and qualifications contained in the Third Amended and Restated Agreement of Limited Partnership to the extent applicable).  The authorized number of Series E Preferred Units shall be 502,657.8128.  Notwithstanding anything to the contrary contained herein, in the event of a conflict between the provisions of this Schedule C and any other provision of the Third Amended and Restated Agreement of Limited Partnership, the provisions of this Schedule C shall control.

3.             Rank.  The Series E Preferred Units shall, with respect to the payment of distributions and the distribution of amounts upon voluntary or involuntary liquidation, dissolution or winding-up of the Partnership, rank as follows:

(a)           senior to all classes or series of Common Units and to all Units the terms of which provide that such Units shall rank junior to the Series E Preferred Units;

(b)           on a parity with the Series B Preferred Units, Series D Preferred Units and each other series of Preferred Units issued by the Partnership which does not provide by its express terms that it ranks junior or senior in right of payment to the Series E Preferred Units with respect to payment of distributions or amounts upon liquidation, dissolution or winding-up; and

(c)           junior to any class or series of Preferred Units issued by the Partnership that ranks senior to the Series E Preferred Units and has been approved in accordance with Section 4 of this Schedule C.

4.             Voting.

(a)           Holders of Series E Preferred Units shall not have any voting rights, except as described below in this Section 4.

(b)           So long as any Series E Preferred Units remain outstanding, the Partnership shall not, without the affirmative vote or consent of the holders of at least a majority of the Series E Preferred Units outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), (i) authorize, create, issue or increase the authorized or issued amount of any class or series of partnership interests in the Partnership ranking senior to the Series E Preferred Units with respect to the payment of distributions or the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding-up of the Partnership or reclassify any Common Units or other Preferred Units into such partnership interests, or create, authorize or issue any obligation or security convertible or exchangeable into or evidencing the right to purchase any such partnership interests; or (ii) amend, alter or repeal the provisions of the Third Amended and Restated Agreement of Limited Partnership, as amended, whether by merger or consolidation or otherwise (an “Event”), so as to (A) negate the provisions of clause (i) or (ii) of this paragraph, (B) materially and adversely affect the right of the holders of Series E Preferred Units to transfer such Units unless the amendment also applies to the holders of all other Units, (C) give the holders of any partnership interest a right to the payment of distributions from the Partnership or a right to the distribution of amounts upon voluntary or involuntary liquidation, dissolution or winding-up of the Partnership that ranks senior to the Series E Preferred Units or (D) materially and adversely affect any right, preference, privilege or voting power of the Series E Preferred Units or the holders thereof contained in this Schedule C.  Notwithstanding anything to the contrary contained herein, each of the following shall be deemed not to (i) materially and adversely affect any such right, preference, privilege or voting power or (ii) otherwise require the vote or consent of the holders of the Series E Preferred Units:  (X) the occurrence of any merger, consolidation, entity conversion, unit exchange, recapitalization of the Common Units or other business combination or reorganization, so long as either (1) the Partnership is the surviving entity and the Series E Preferred Units remain outstanding with the terms thereof materially unchanged (including without limitation the terms with respect to distributions, voting, redemption and conversion), or (2) if the Partnership is not the surviving entity in such transaction, interests in an entity having substantially the same rights and terms (including without limitation rights to distributions, voting, redemption and conversion) as the Series E Preferred Units are exchanged or substituted for the Series E Preferred Units (and with the terms of the Common Units or such other securities for which the Series E Preferred Units (or the substitute or exchanged security therefor) are convertible or redeemable materially the same with respect to rights to distributions, voting and redemption), (Y) any increase in the amount of the authorized Preferred Units or Common Units or the creation or issuance of any other series or class of Preferred Units or Common Units or any increase in the amount of Common Units or any other series of Preferred Units, in each case so long as such Units rank on a parity with or junior to the Series E Preferred Units with respect to the payment of distributions and the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding-up of the Partnership and (Z) a sale or other disposition of all or substantially all of the Partnership’s assets (by merger or otherwise) if, in connection with such transaction, the holders of Series E Preferred Units have the opportunity to surrender all of the issued and outstanding Series E Preferred Units in exchange for a cash payment equal to the amount that such holders would be entitled to receive in respect thereof upon a liquidation, dissolution or winding-up of the Partnership (such surrender and payment to be made contemporaneously with the closing of such transaction) and any resulting dissolution, liquidation and/or winding-up of the Partnership.

The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series E Preferred Units shall have been converted or redeemed.

For purposes of the foregoing provisions of this Section 4, each Series E Preferred Unit shall have one (l) vote.

Except as otherwise required by applicable law or as set forth herein, the Series E Preferred Units shall not have any voting rights or powers and the consent of the holders thereof shall not be required for the taking of any action.

5.             Distributions.

(a)           With respect to each Distribution Period and subject to the rights of the holders of Preferred Units ranking senior to or on parity with the Series E Preferred Units, the holders of Series E Preferred Units shall be entitled to receive, when, as and if declared by the General Partner, out of assets of the Partnership legally available for the payment of the distributions, quarterly cumulative cash distributions in an amount per Series E Preferred Unit equal to the greater of (i) $0.875 (the “Base Quarterly Distribution”) and (ii) the amount of the regular quarterly cash distribution paid for such Distribution Period upon the number of Common Units (or portion thereof) into which such Series E Preferred Unit is then convertible in accordance with Section 7 of this Schedule C.  Notwithstanding anything to the contrary contained herein, the amount of distributions described under each of clause (i) and (ii) of this paragraph for the initial Distribution Period, or any other period shorter than a full Distribution Period, shall be prorated and computed based on the actual number of days in such Distribution Period relative to the actual number of days in the calendar quarter of which the Distribution Period is a part.  Such distributions shall, with respect to each Series E Preferred Unit, accrue from its issue date, whether or not in, or with respect to, any Distribution Period or Periods (A) the distributions described above are declared, (B) the Partnership is contractually prohibited from paying such distributions or (C) there shall be assets of the Partnership legally available for the payment of such distributions.  The distributions upon the Series E Preferred Units for each Distribution Period shall, if and to the extent declared or authorized by the General Partner on behalf of the Partnership, be paid in arrears (without interest or other amount) on the Distribution Payment Date with respect thereto, and, if not paid on such date, shall accumulate, whether or not in, or with respect to, any Distribution Period or Periods (X) the distributions are declared, (Y) the Partnership is contractually prohibited from paying such distributions or (Z) there shall be assets of the Partnership legally available for the payment of such distributions (and shall not constitute accumulated distributions prior to such date).  The record date for distributions upon the Series E Preferred Units for any Distribution Period shall be the same as the record date for the distributions upon the Common Units for such Distribution Period (or, if no such record date is set for the Common Units, the fifteenth day of the calendar month in which the applicable Distribution Payment Date falls if prior to such Distribution Payment Date; otherwise, the fifteenth day of the immediately preceding calendar month).  Accumulated and unpaid distributions for any past Distribution Periods may be declared and paid at any time, without reference to any Distribution Payment Date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the General Partner.  Any distribution payment made upon the Series E Preferred Units shall first be credited against the earliest accrued but unpaid distributions due with respect to such Units which remains payable.  No interest, or sum of money in lieu of interest, shall be owing or payable in respect of any distribution payment or payments on the Series E Preferred Units, whether or not in arrears.

(b)           No distribution on the Series E Preferred Units shall be declared by the General Partner or paid or set apart for payment by the Partnership at such time as and to the extent that the terms and provisions of any bona fide agreement of the Partnership, including any agreement relating to bona fide indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof, or a default thereunder, or to the extent that such declaration of payment shall be restricted or prohibited by law (and such failure to pay distributions on the Series E Preferred Units shall prohibit other distributions by the Partnership as described in Sections 5(c) or (d) of this Schedule C).  Notwithstanding the foregoing, distributions on the Series E Preferred Units shall accumulate as provided herein whether or not any of the foregoing restrictions exist.

(c)           Except as provided in Section 5(d) of this Schedule C, so long as any Series E Preferred Units are outstanding, (i) no cash or non-cash distributions (other than in Common Units or other Units ranking junior to the Series E Preferred Units as to payment of distributions and amounts upon liquidation, dissolution or winding-up of the Partnership) shall be declared or paid or set apart for payment upon the Common Units or any other class or series of partnership interests in the Partnership or Units ranking, as to payment of distributions or amounts distributable upon liquidation, dissolution or winding-up of the Partnership, on a parity with or junior to the Series E Preferred Units, for any period and (ii) no Common Units or other Units ranking junior to or on a parity with the Series E Preferred Units as to payment of distributions or amounts upon liquidation, dissolution or winding-up of the Partnership shall be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such Units) by the Partnership (except by conversion into or exchange for other Units ranking junior to the Series E Preferred Units as to payment of distributions and amounts upon liquidation, dissolution or winding-up of the Partnership or by redemptions pursuant to Rights Agreements) unless, in the case of either clause (i) or (ii), full cumulative distributions have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment in the next 30 days on the Series E Preferred Units for all Distribution Periods ending on or prior to the distribution payment date for the Common Units or such other class or series of Unit or the date of such redemption, purchase or other acquisition.

(d)           When distributions are not paid in full (or a sum sufficient for such full payment is not set apart for such payment in the next 30 days) upon the Series E Preferred Units and any other partnership interests in the Partnership or Units ranking on a parity as to payment of distributions with the Series E Preferred Units, all distributions declared upon the Series E Preferred Units and any other partnership interests in the Partnership or Units ranking on a parity as to payment of distributions with the Series E Preferred Units shall be declared or paid pro rata so that the amount of distributions declared per Unit of Series E Preferred Units and such other partnership interests in the Partnership or Units shall in all cases bear to each other the same ratio that accrued and unpaid distributions per Unit on the Series E Preferred Units and such other partnership interests in the Partnership or Units (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such Units do not have cumulative distributions) bear to each other.

(e)           Except as set forth in Section 6 of this Schedule C, holders of Series E Preferred Units shall not be entitled to any distributions, whether payable in cash, property or Units, in excess of the cumulative distributions described in Section 5(a) of this Schedule C.

(f)            Distributions with respect to the Series E Preferred Units are intended to qualify as permitted distributions of cash that are not treated as a disguised sale within the meaning of Treasury Regulation §1.707-4 and the provisions of this Schedule C shall be construed and applied consistently with such Treasury Regulations.

6.             Liquidation Preference.

(a)           In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Partnership, before any payment or distribution of the assets of the Partnership (whether capital or surplus) shall be made to or set apart for the holders of Common Units or any other partnership interests in the Partnership or Units ranking junior to the Series E Preferred Units as to the distribution of assets upon the liquidation, dissolution or winding-up of the Partnership, the holders of the Series E Preferred Units shall, with respect to each such Unit, be entitled to receive, out of the assets of the Partnership available for distribution to Partners after payment or provision for payment of all debts and other liabilities of the Partnership and subject to the rights of the holders of any series of Preferred Units ranking senior to or on parity with the Series E Preferred Units with respect to payment of amounts upon liquidation, dissolution or winding-up of the Partnership, an amount equal to the greater of (i) $50, plus an amount equal to all distributions (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution (including all accumulated and unpaid distributions) and (ii) the amount that a holder of such Series E Preferred Unit would have received upon final distribution in respect of the number of Common Units into which such Series E Preferred Unit (including all accumulated and unpaid distributions (whether or not earned or declared) with respect thereto) was convertible immediately prior to such date of final distribution.  If, upon any such voluntary or involuntary liquidation, dissolution or winding-up of the Partnership, the assets of the Partnership, or proceeds thereof, distributable among the holders of the Series E Preferred Units are insufficient to pay in full the preferential amount aforesaid on the Series E Preferred Units and liquidating payments on any other Units or partnership interests in the Partnership of any class or series ranking, as to payment of distributions and amounts upon the liquidation, dissolution or winding-up of the Partnership, on a parity with the Series E Preferred Units, then such assets, or the proceeds thereof, shall be distributed among the holders of Series E Preferred Units and any such other Units or partnership interests in the Partnership ratably in accordance with the respective amounts that would be payable on such Series E Preferred Units and such other Units or partnership interests in the Partnership if all amounts payable thereon were paid in full.  For the purposes of this Section 6, none of (i) a consolidation or merger of the Partnership with or into another entity, (ii) a merger of another entity with or into the Partnership or (iii) a sale, lease or conveyance of all or substantially all of the Partnership’s assets, properties or business shall be deemed to be a liquidation, dissolution or winding-up of the Partnership (unless all or substantially all of the proceeds thereof are distributed by the Partnership, in which case a liquidation, dissolution or winding-up of the Partnership shall be deemed to have occurred).

(b)           Written notice of such liquidation, dissolution or winding-up of the Partnership, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of the Series E Preferred Units at the respective addresses of such holders as the same shall appear on the transfer records of the Partnership.

(c)           After payment of the full amount of liquidating distributions to which they are entitled as provided in Section 6(a) of this Schedule C, the holders of Series E Preferred Units shall have no right or claim to any of the remaining assets of the Partnership.

7.             Conversion.  Holders of Series E Preferred Units shall have the right to convert all or a portion of such Units into Common Units, as follows:

(a)           A holder of Series E Preferred Units shall have the right, at such holder’s option, at any time, to convert any whole number of Series E Preferred Units into fully paid and non-assessable Common Units; provided, however, that the conversion right may not be exercised at any one time by a holder of Series E Preferred Units with respect to less than 1,000 Series E Preferred Units (or all the Series E Preferred Units then owned by such holder if such holder owns less than 1,000 Series E Preferred Units).  Each Series E Preferred Unit shall be convertible into the number of Common Units determined by dividing (i) the $50 base liquidation preference per Series E Preferred Unit, plus an amount equal to all accumulated and unpaid distributions (whether or not earned or declared) with respect thereto by (ii) a conversion price of $38.51 per Common Unit (equivalent to an initial conversion rate of 1.298364 Common Units for each Series E Preferred Unit), subject to adjustment as described in Section 7(c) hereof (the “Conversion Price”).

(b)           To exercise the conversion right, the holder of each Series E Preferred Unit to be converted shall execute and deliver to the General Partner, at the principal office of the Partnership, a written notice (the “Conversion Notice”) indicating that the holder thereof elects to convert such Series E Preferred Unit and containing representations and warranties of such holder that (i) such holder has good and marketable title to such Series E Preferred Unit, free and clear of all liens, claims and encumbrances, (ii) such holder is an accredited investor as defined in Regulation D under the Securities Act of 1933, as amended, and has such knowledge and experience in financial and business matters such that such holder is capable of evaluating the merits and risks of receiving and owning the Common Units that may be issued to it in exchange for such Series E Preferred Unit, (iii) such holder is able to bear the economic risk of such ownership and (iv) such Common Units to be acquired by such holder pursuant to this Agreement would be acquired by such holder for its own account, for investment purposes only and not with a view to, and with no present intention of, selling or distributing the same in violation of federal or state securities laws.  Unless the Units issuable on conversion are to be issued in the same name as the name in which such Series E Preferred Unit is registered, each Series E Preferred Unit surrendered for conversion shall be accompanied by instruments of transfer, in form reasonably satisfactory to the Partnership, duly executed by the holder or such holder’s duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Partnership demonstrating that such taxes have been paid).

As promptly as practicable after delivery of the Conversion Notice as aforesaid, the Partnership shall amend the Partnership Agreement to reflect the conversion and the issuance of Common Units issuable upon the conversion of such Series E Preferred Units in accordance with the provisions of this Section 7.  In addition, the Partnership shall deliver to the holder at its address as reflected on the records of the Partnership, a copy of such amendment.

A holder of Series E Preferred Units at the close of business on the record date for any Distribution Period shall be entitled to receive the distribution payable on such Units on the corresponding Distribution Payment Date notwithstanding the conversion of such Series E Preferred Units following such record date and prior to such Distribution Payment Date and shall have no right to receive any distribution for such Distribution Period in respect of the Common Units into which such Series E Preferred Units were converted.  Except as provided herein, the Partnership shall make no payment or allowance for unpaid distributions, whether of not in arrears, on converted Series E Preferred Units or for distributions on the Common Units that are issued upon such conversion.  In the event that a holder of Series E Preferred Units converts its Series E Preferred Units into Common Units on or prior to the record date for the initial Distribution Period, the distribution for such Distribution Period in respect of such Common Units shall be prorated and computed on the basis of twelve 30-day months and a 360-day year.

Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the Conversion Notice is received by the Partnership as aforesaid, and the person or persons, in whose name or names any Common Units shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of such Units at such time on such date, and such conversion shall be at the Conversion Price in effect at such time and on such date unless the transfer books of the Partnership shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record immediately prior to the close of business on the next succeeding day on which such transfer books are open, but such conversion shall be at the Conversion Price in effect on the date on which such Units have been surrendered and such notice received by the Partnership.

Notwithstanding anything to the contrary contained herein, all holders of Series E Preferred Units shall be deemed to have delivered a Conversion Notice (and therefore exercised their conversion rights effective as of the time specified in the next sentence) as to all Series E Preferred Units if (a) with respect to any period of 90 consecutive calendar days following the Tenth Anniversary Date, the Common Unit Value exceeds on each trading day during such 90-day period the Conversion Price then in effect and (b) the amount of the distribution (as calculated in accordance with Section 5(a)(ii) of this Schedule C) for each of the four (4) Relevant Distribution Periods upon the number of Common Units (or portion thereof) into which a Series E Preferred Unit is then convertible in accordance with this Section 7 exceeds the Base Quarterly Distribution.  The forced conversion referred to in this paragraph shall be effective at the close of business on the Distribution Payment Date for the last Relevant Distribution Period.

(c)           The Conversion Price shall be adjusted from time to time as-follows:

1.             If the Partnership shall, after the date on which the Series E Preferred Units are first issued (the “Issue Date”), (A) pay or make a distribution to holders of its partnership interests Units in Common Units, (B) subdivide its outstanding Common Units into a greater number of Units or distribute Common Units to the holders thereof, (C) combine its outstanding Common Units into a smaller number of Units, or (D) issue any partnership interests or Units by reclassification of its Common Units, the Conversion Price shall be adjusted so that the conversion rights of the holder of any Series E Preferred Unit are not diluted or expanded thereby.

2.             If the Partnership shall issue after the Issue Date rights, options or warrants to all holders of Common Units entitling them to subscribe for or purchase Common Units (or securities convertible into or exchangeable for Common Units) at a price per Unit less than the Fair Market Value on the record date for the determination of holders of Common Units entitled to receive such rights, options or warrants, then the Conversion Price shall be adjusted to equal the price determined by multiplying (I) the Conversion Price in effect immediately prior to adjustment by (II) a fraction, the numerator of which shall be the sum of (A) the number of Common Units outstanding at the close of business on the date fixed for such determination and (B) the number of Common Units that the aggregate proceeds to the Partnership from the exercise of such rights, options or warrants for Common Units would purchase at a price per Unit equal to the Fair Market Value, and the denominator of which shall be the sum of (A) the number of Common Units outstanding at the close of business on the date fixed for such determination and (B) the number of additional Common Units offered for subscription or purchase pursuant to such rights, options or warrants.  In determining whether any rights, options or warrants entitle the holder of Common Units to subscribe for or purchase Common Units at a price per Unit less than the Fair Market Value, there shall be taken into account any consideration received by the Partnership upon issuance and upon exercise of such rights, options or warrants, the value of such consideration, if other than cash, to be determined in good faith by the Board of the General Partner.

3.             If the Partnership shall distribute after the Issue Date to all holders of Common Units any other securities or evidences of its indebtedness or assets (excluding those rights, options, warrants, securities and other assets referred to in and treated under subsection (i) or (ii) above, and excluding distributions paid exclusively in cash) (any of the foregoing being hereinafter in this subsection (iii) called the “Securities”), then in each case the Conversion Price shall be adjusted so that it shall equal the price determined by multiplying (I) the Conversion Price in effect immediately prior to the adjustment by (II) a fraction, the numerator of which shall be the Fair Market Value on the record date for the determination of holders of Common Units entitled to receive such distribution less the then fair market value (as determined in good faith by the General Partner) of the portion of the Securities so distributed applicable to one Common Unit, and the denominator of which shall be the Fair Market Value on the record date mentioned above.  For the purposes of this subsection (iii), a distribution in the form of a Security, which is distributed not only to the holders of the Common Units on the date fixed for the determination of holders of Common Units entitled to such distribution of such Security, but also is distributed with each Common Unit delivered to a person converting a Series E Preferred Unit after such determination date (together with distributions thereon paid to the holders of Common Units prior thereto), shall not require an adjustment of the Conversion Price pursuant to this subsection (iii); provided that on the date, if any, on which a person converting a Series E Preferred Unit would no longer be entitled to receive such Security with a Common Unit, a distribution of such Securities shall be deemed to have occurred, and the Conversion Price shall be adjusted as provided in this subsection (iii) (and such day shall be deemed to be “the date fixed for the determination of the holders of Common Units entitled to receive such distribution” and “the record date” within the meaning of the preceding sentence).

4.             Notwithstanding the foregoing, no adjustment shall be made pursuant to the preceding clauses (ii) and (iii) that would result in an increase in the Conversion Price.  No adjustment in the Conversion Price shall be required unless such adjustment would require a cumulative increase or decrease of at least 1% in such price; provided, however, that any adjustments that by reason of this subsection (iv) are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made; and provided, further, that any adjustment shall be required and made in accordance with the provisions of this Section 7 (other than this subsection (iv)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of Common Units.  Notwithstanding any other provisions of this Section 7, the Partnership shall not be required to make any adjustment to the Conversion Price for the issuance of (i) any Common Units on account of any plan providing for the reinvestment of distributions or interest payable on securities of the Partnership or the General Partner and the investment of additional optional amounts under such plan or (ii) any options, rights or Common Units pursuant to or on account of any unit or stock option, unit or stock purchase or any unit or stock-based compensation plan maintained by the Partnership or the General Partner.  All calculations under this Section 7 shall be made to the nearest cent (with $.005 being rounded upward) or to the nearest one-tenth of a Unit (with .05 of a Unit being rounded upward), as the case may be.

(d)           If the Partnership shall be a party to any transaction (including, without limitation, a merger, consolidation, entity conversion, unit exchange, self tender offer for all or substantially all of the Common Units, sale of all or substantially all of the Partnership’s assets or recapitalization of the Common Units or other business combination or reorganization and excluding any transaction as to which subsection (c)(i) of this Section 7 applies) (each of the foregoing being referred to herein as a “Transaction”), in each case as a result of which Common Units shall be exchanged for or converted into partnership interests, shares, stock, securities or other properties (including cash or any combination thereof), each Series E Preferred Unit which is not converted into the right to receive partnership interests, shares, stock, securities or other property in connection with such Transaction (and thus remains outstanding) shall thereafter be convertible into the kind and amount of partnership interests, shares, stock, securities and other property (including cash or any combination thereof) receivable upon the consummation of such Transaction by a holder of that number of Common Units into which one Series E Preferred Unit (including all distributions (whether or not earned or declared) accumulated and unpaid thereon) was convertible immediately prior to such Transaction, assuming such holder of Common Units is not a Person with which the Partnership consolidated or into which the Partnership merged or which merged into the Partnership or to which such sale or transfer was made, as the case may be (a “Constituent Person”), or an affiliate of a Constituent Person.  In the event that holders of Common Units have the opportunity to elect the form or type of consideration to be received upon consummation of the Transaction, prior to such transaction the General Partner shall give prompt written notice to each Series E Preferred Unit holder of such election, and each Series E Preferred Unit holder shall also have the right to elect, by written notice to the General Partner, the form or type or consideration to be received upon conversion of each Series E Preferred Unit held by such holder following consummation of such Transaction.  If a holder of Series E Preferred Units fails to make such an election, such holder (and any of its transferees) shall receive upon conversion of each Series E Preferred Unit held by such holder (or by any of its transferees) the same consideration that a holder of that number of Common Units into which one Series E Preferred Unit was convertible immediately prior to such Transaction would receive if such Common Unit holder failed to make such an election.  The Partnership shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this subsection (d), and it shall not consent or agree to the occurrence of any Transaction until the Partnership has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the Series E Preferred Units that will contain provisions enabling the holders of Series E Preferred Units that remain outstanding after such Transaction to convert into the consideration received by holders of Common Units at the Conversion Price in effect immediately prior to such Transaction (with the holder having the option to elect the type of consideration if a choice is offered in the Transaction as specified above).  The provisions of this subsection (d) shall similarly apply to successive Transactions.

(e)           If:

1.             the Partnership shall declare a distribution on the Common Units (other than a regular quarterly cash distribution or a distribution in Common Units); or

2.             the Partnership shall authorize the granting to the holders of the Common Units of rights, options or warrants to subscribe for or purchase any Units of any class or any other rights, options or warrants; or

3.             there shall be any reclassification of the Common Units (other than a distribution in Common Units or a subdivision or combination of Common Units) or any consolidation or merger to which the Partnership is a party and for which approval of any partners of the Partnership is required, involving the conversion or exchange of Common Units into securities or other property, or a unit exchange involving the conversion or exchange of Common Units into securities or other property, a self tender offer by the Partnership for all or substantially all of the Common Units, or the sale or transfer of all or substantially all of the assets of the Partnership as an entirety; or

4.             there shall occur the voluntary or involuntary liquidation, dissolution or winding-up of the Partnership;

then the Partnership shall caused to be mailed to the holders of the Series E Preferred Units at their addresses as shown on the records of the Partnership, as promptly as possible a prior notice stating (A) the date on which a record is to be taken for the purpose of such distribution or grant, or, if a record is not to be taken, the date as of which the holders of Common Units of record to be entitled to such distribution or grant are to be determined or (B) the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding-up is expected to become effective, and the date as of which it is expected that holders of Common Units of record shall be entitled to exchange their Common Units for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding-up.  Failure to give or receive such notice or any defect therein shall not affect the legality or validity of the proceedings described in this Section 7.

(f)            Whenever the Conversion Price is adjusted as herein provided, the Partnership shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and shall mail such notice of such adjustment of the Conversion Price to the holder of each Series E Preferred Unit at such holder’s last address as shown on the records of the Partnership.

(g)           Any adjustment to the Conversion Price pursuant to subsection (c) of this Section 7 with respect to any event shall become effective at such time as is necessary to prevent dilution or expansion of the conversion rights on account of such event.

(h)           For purposes of this Section 7, the number of Common Units at any time outstanding shall not include any Common Units then owned or held by or for the account of the Partnership.  The Partnership shall not make any distribution on Common Units held in the treasury of the Partnership.

(i)            If any action or transaction would require adjustment of the Conversion Price pursuant to more than one subsection of this Section 7, only one adjustment shall be made, and such adjustment shall be the amount of adjustment that results in the lowest absolute value of the Conversion Price.

(j)            If the Partnership shall take any action affecting the Common Units, other than action described in this Section 7, that in the reasonable judgment of the Partnership would materially affect the conversion rights of the holders of the Series E Preferred Units, the

Conversion Price for the Series E Preferred Units may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the General Partner, determines to be equitable in the circumstances.

(k)           The Partnership covenants that Common Units issued upon conversion of the Series E Preferred Units shall be validly issued, fully paid and non-assessable and the holder thereof shall be entitled to rights of a holder of Common Units specified in the Partnership Agreement.  Prior to the delivery of any securities that the Partnership shall be obligated to deliver upon conversion of the Series E Preferred Units, the Partnership shall endeavor to comply with all federal and state laws and regulations in respect thereof.

(l)            The Partnership will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of Common Units or other securities or property on conversion of the Series E Preferred Units pursuant hereto; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of Common Units or other securities or property in a name other than that of the holder of the Series E Preferred Units to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Partnership the amount of any such tax or established, to the reasonable satisfaction of the Partnership, that such tax has been paid.

(m)          Notwithstanding anything to the contrary contained herein, the adjustment provisions contained in this Section 7 shall be applied so that there is no duplication of adjustments made pursuant to any other document.

SCHEDULE D

1.             Definitions.  As used in this Schedule D, the following terms shall have the meanings set forth below, unless the context otherwise requires:

“Distribution Payment Date” shall mean, with respect to any Distribution Period, the payment date for the distribution declared by the General Partner on its Common Units for such Distribution Period or, if no such distribution payment date is established, the last business day of the first full month following such Distribution Period.

“Distribution Period” shall mean the quarterly period that is then the distribution period with respect to the Common Units or, if no such distribution period is established, the calendar quarter shall be the Distribution Period; provided that the Distribution Period in which the final liquidation payment is made pursuant to Section 7.2 of the Third Amended and Restated Agreement of Limited Partnership, as amended, shall commence on the first day following the immediately preceding Distribution Period and end on the date of such final liquidation payment.

2.             Designation and Number; Etc.  The Series F Preferred Units have been established and shall have such rights, preferences, limitations and qualifications as are described herein (in addition to the rights, preferences, limitations and qualifications contained in the Third Amended and Restated Agreement of Limited Partnership to the extent applicable).  The authorized number of Series F Preferred Units shall be 1,000.  Notwithstanding anything to the contrary contained herein, in the event of a conflict between the provisions of this Schedule D and any other provision of the Third Amended and Restated Agreement of Limited Partnership, the provisions of this Schedule D shall control.

3.             Rank.  The Series F Preferred Units shall, with respect to the payment of distributions and the distribution of amounts upon voluntary or involuntary liquidation, dissolution or winding-up of the Partnership, rank as follows:

(a)           senior to all classes or series of Common Units and to all Units the terms of which provide that such Units shall rank junior to the Series F Preferred Units;

(b)           on a parity with the Series B Preferred Units, Series D Preferred Units, Series E Preferred Units and each other series of Preferred Units issued by the Partnership which does not provide by its express terms that it ranks junior or senior in right of payment to the Series F Preferred Units with respect to payment of distributions or amounts upon liquidation, dissolution or winding-up; and

(c)           junior to any class or series of Preferred Units issued by the Partnership that ranks senior to the Series F Preferred Units.

4.             Voting.  Holders of Series F Preferred Units shall not have any voting rights, except as required by law.

5.             Distributions.

(a)           With respect to each Distribution Period and subject to the rights of the holders of Preferred Units ranking senior to or on parity with the Series F Preferred Units, the holders of Series F Preferred Units shall be entitled to receive, when, as and if declared by the General Partner, out of assets of the Partnership legally available for the payment of the distributions, quarterly cumulative cash distributions in an amount per Series F Preferred Unit equal to $25.  Notwithstanding anything to the contrary contained herein, the amount of distributions described under this paragraph for the initial Distribution Period, or any other period shorter than a full Distribution Period, shall be prorated and computed based on the actual number of days in such Distribution Period relative to the actual number of days in the calendar quarter of which the Distribution Period is a part.  Such distributions shall, with respect to each Series F Preferred Unit, accrue from its issue date, whether or not in, or with respect to, any Distribution Period or Periods (A) the distributions described above are declared, (B) the Partnership is contractually prohibited from paying such distributions or (C) there shall be assets of the Partnership legally available for the payment of such distributions.  The distributions upon the Series F Preferred Units for each Distribution Period shall, if and to the extent declared or authorized by the General Partner on behalf of the Partnership, be paid in arrears (without interest or other amount) on the Distribution Payment Date with respect thereto, and, if not paid on such date, shall accumulate, whether or not in, or with respect to, any Distribution Period or Periods (X) the distributions are declared, (Y) the Partnership is contractually prohibited from paying such distributions or (Z) there shall be assets of the Partnership legally available for the payment of such distributions (and shall not constitute accumulated distributions prior to such date).  The record date for distributions upon the Series F Preferred Units for any Distribution Period shall be the same as the record date for the distributions upon the Common Units for such Distribution Period (or, if no such record date is set for the Common Units, the fifteenth day of the calendar month in which the applicable Distribution Payment Date falls if prior to such Distribution Payment Date; otherwise, the fifteenth day of the immediately preceding calendar month).  Accumulated and unpaid distributions for any past Distribution Periods may be declared and paid at any time, without reference to any Distribution Payment Date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the General Partner.  Any distribution payment made upon the Series F Preferred Units shall first be credited against the earliest accrued but unpaid distributions due with respect to such Units which remains payable.  No interest, or sum of money in lieu of interest, shall be owing or payable in respect of any distribution payment or payments on the Series F Preferred Units, whether or not in arrears.

(b)           No distribution on the Series F Preferred Units shall be declared by the General Partner or paid or set apart for payment by the Partnership at such time as and to the extent that the terms and provisions of any bona fide agreement of the Partnership, including any agreement relating to bona fide indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof, or a default thereunder, or to the extent that such declaration of payment shall be restricted or prohibited by law (and such failure to pay distributions on the Series F Preferred Units shall prohibit other distributions by the Partnership as described in Sections 5(c) or (d) of this Schedule D).  Notwithstanding the foregoing, distributions on the Series F Preferred Units shall accumulate as provided herein whether or not any of the foregoing restrictions exist.

(c)           Except as provided in Section 5(d) of this Schedule C, so long as any Series F Preferred Units are outstanding, (i) no cash or non-cash distributions (other than in Common Units or other Units ranking junior to the Series F Preferred Units as to payment of distributions and amounts upon liquidation, dissolution or winding-up of the Partnership) shall be declared or paid or set apart for payment upon the Common Units or any other class or series of partnership interests in the Partnership or Units ranking, as to payment of distributions or amounts distributable upon liquidation, dissolution or winding-up of the Partnership, on a parity with or junior to the Series F Preferred Units, for any period and (ii) no Common Units or other Units ranking junior to or on a parity with the Series F Preferred Units as to payment of distributions or amounts upon liquidation, dissolution or winding-up of the Partnership shall be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such Units) by the Partnership (except by conversion into or exchange for other Units ranking junior to the Series F Preferred Units as to payment of distributions and amounts upon liquidation, dissolution or winding-up of the Partnership or by redemptions pursuant to Rights Agreements) unless, in the case of either clause (i) or (ii), full cumulative distributions have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment in the next 30 days on the Series F Preferred Units for all Distribution Periods ending on or prior to the distribution payment date for the Common Units or such other class or series of Unit or the date of such redemption, purchase or other acquisition.

(d)           When distributions are not paid in full (or a sum sufficient for such full payment is not set apart for such payment in the next 30 days) upon the Series F Preferred Units and any other partnership interests in the Partnership or Units ranking on a parity as to payment of distributions with the Series F Preferred Units, all distributions declared upon the Series F Preferred Units and any other partnership interests in the Partnership or Units ranking on a parity as to payment of distributions with the Series F Preferred Units shall be declared or paid pro rata so that the amount of distributions declared per Unit of Series F Preferred Units and such other partnership interests in the Partnership or Units shall in all cases bear to each other the same ratio that accrued and unpaid distributions per Unit on the Series F Preferred Units and such other partnership interests in the Partnership or Units (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such Units do not have cumulative distributions) bear to each other.

(e)           Except as set forth in Section 6 of this Schedule D, holders of Series F Preferred Units shall not be entitled to any distributions, whether payable in cash, property or Units, in excess of the cumulative distributions described in Section 5(a) of this Schedule D.

(f)            Distributions with respect to the Series F Preferred Units are intended to qualify as permitted distributions of cash that are not treated as a disguised sale within the meaning of Treasury Regulation §1.707-4 and the provisions of this Schedule D shall be construed and applied consistently with such Treasury Regulations.

6.             Liquidation Preference.

(a)           In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Partnership, before any payment or distribution of the assets of the Partnership (whether capital or surplus) shall be made to or set apart for the holders of Common Units or any other partnership interests in the Partnership or Units ranking junior to the Series F Preferred Units as to the distribution of assets upon the liquidation, dissolution or winding-up of the Partnership, the holders of the Series F Preferred Units shall, with respect to each such Unit, be entitled to receive, out of the assets of the Partnership available for distribution to Partners after payment or provision for payment of all debts and other liabilities of the Partnership and subject to the rights of the holders of any series of Preferred Units ranking senior to or on parity with the Series F Preferred Units with respect to payment of amounts upon liquidation, dissolution or winding-up of the Partnership, an amount equal to $1000, plus an amount equal to all distributions (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution (including all accumulated and unpaid distributions).  If, upon any such voluntary or involuntary liquidation, dissolution or winding-up of the Partnership, the assets of the Partnership, or proceeds thereof, distributable among the holders of the Series F Preferred Units are insufficient to pay in full the preferential amount aforesaid on the Series F Preferred Units and liquidating payments on any other Units or partnership interests in the Partnership of any class or series ranking, as to payment of distributions and amounts upon the liquidation, dissolution or winding-up of the Partnership, on a parity with the Series F Preferred Units, then such assets, or the proceeds thereof, shall be distributed among the holders of Series F Preferred Units and any such other Units or partnership interests in the Partnership ratably in accordance with the respective amounts that would be payable on such Series F Preferred Units and such other Units or partnership interests in the Partnership if all amounts payable thereon were paid in full.  For the purposes of this Section 6, none of (i) a consolidation or merger of the Partnership with or into another entity, (ii) a merger of another entity with or into the Partnership or (iii) a sale, lease or conveyance of all or substantially all of the Partnership’s assets, properties or business shall be deemed to be a liquidation, dissolution or winding-up of the Partnership (unless all or substantially all of the proceeds thereof are distributed by the Partnership, in which case a liquidation, dissolution or winding-up of the Partnership shall be deemed to have occurred).

(b)           Written notice of such liquidation, dissolution or winding-up of the Partnership, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of the Series F Preferred Units at the respective addresses of such holders as the same shall appear on the transfer records of the Partnership.

(c)           After payment of the full amount of liquidating distributions to which they are entitled as provided in Section 6(a) of this Schedule D, the holders of Series F Preferred Units shall have no right or claim to any of the remaining assets of the Partnership.

7.             Redemption.

Notwithstanding anything to the contrary contained in this Schedule D or the Third Amended and Restated Agreement of Limited Partnership, other than preferences in favor of the Series B Preferred Units, Series D Preferred Units and Series E Preferred Units, the Partnership may, from time to time and at any time, redeem any or all of the Series F Preferred Units for an amount equal to $1000, plus an amount equal to all distributions (whether or not earned or declared) accrued and unpaid thereon to the date of such redemption (including all accumulated and unpaid distributions).

EXHIBIT A

[List of Unit Holders]

EXHIBIT B

Allocations

1.             Allocation of Net Income and Net Loss.

(a)           Net Income.  Except as otherwise provided herein, Net Income for any fiscal year or other applicable period shall be allocated in the following order and priority:

1.             First, to the General Partner to the extent the cumulative Net Loss allocated to the General Partner pursuant to subparagraph (b)(5) below exceeds the cumulative Net Income allocated to the General Partner pursuant to this subparagraph (a)(1);

2.             Second, to each Partner in proportion to and to the extent of the amount by which the cumulative Net Loss allocated to such Partner pursuant to subparagraph (b)(4) exceeds the cumulative Net Income allocated to such Partner pursuant to this subparagraph (a)(2);

3.             Third, to the General Partner until the cumulative Net Income allocated to the General Partner pursuant to this subparagraph (a)(3) equals the cumulative Net Loss allocated to the General Partner pursuant to subparagraph (b)(3);

4.             Fourth, to each holder of Preferred Units other than the Series D Preferred Units to the extent of and in proportion to the excess of (I) the cumulative amount of distributions made in respect of such Preferred Units, reduced by in the case of the Series B Preferred Units the cumulative Common Unit Reallocated Amounts, and increased by in the case of the Series B Preferred Units the cumulative Series B Preferred Unit Reallocated Amounts, pursuant to the provisos below, over (II) the cumulative amount of Net Income allocated to each holder of Preferred Units pursuant to this subparagraph (a)(4) and subparagraph (a)(5) for such period and all prior periods reduced by the cumulative amount of Net Loss allocated to such holder of Preferred Units pursuant to subparagraph (b)(2) below for all prior periods; provided, however, that in the event the cumulative Net Income allocable to the holders of the Common Units pursuant to this subparagraph (a)(4) and subparagraph (a)(5) below for such period and all prior periods (before application of this proviso for such period) exceeds the cumulative distributions made to the holders of Common Units with respect to such Units for such period and all prior periods, the Series B Preferred Unit Reallocated Amount shall be reallocated pro rata to the holders of Series B Preferred Units; and

5.             Thereafter, to the holders of Common Units pro rata in accordance with their Percentage Interests; provided, however, that in the event the cumulative distributions made to the holders of Common Units with respect to such Units for such period and all prior periods exceed the cumulative Net Income allocable to the holders of the Common Units pursuant to subparagraph (a)(4) and this subparagraph (a)(5) for such period and all prior periods (before application of this proviso for such period), the Common Unit Reallocated Amount shall be reallocated pro rata to the holders of Common Units.

The term “Common Unit Reallocated Amount” shall mean an amount equal to the difference between (I) the amount of Net Income allocable to the Series B Preferred Units pursuant to subparagraph (a)(4) with respect to such fiscal year or other period, and (II) the product obtained by multiplying (A) a fraction, the numerator of which is the number of the Common Units into which the Series B Preferred Units are convertible and the denominator of which is the sum of the number of Common Units into which the Series B Preferred Units are convertible plus the number of Common Units and (B) the sum of (i) the Net Income allocable to the Series B Preferred Units pursuant to subparagraph (a)(4) with respect to such fiscal year or other period and (ii) the Net Income allocable to the Common Units pursuant to subparagraph (a)(5) with respect to such fiscal year or other period.  The Common Unit Reallocated Amount shall be calculated based on the amounts of Net Income allocable under subparagraphs (a)(4) and (a)(5) prior to the application of the provisos contained in such subparagraphs with respect to such fiscal year or other period.

The term “Series B Preferred Unit Reallocated Amount” shall mean the difference between (I) the amount of Net Income allocable to the Common Units pursuant to subparagraph (a)(5) with respect to such fiscal year or other period, and (II) the product obtained by multiplying (A) a fraction, the numerator of which is the number of Common Units and the denominator of which is the sum of the number of Common Units into which the Series B Preferred Units are convertible plus the number of Common Units and (B) the sum of (i) Net Income allocable to the Series B Preferred Units pursuant to subparagraph (a)(4) with respect to such fiscal year or other period and (ii) the Net Income allocable to the Common Units pursuant to this subparagraph (a)(5) with respect to such fiscal year or other period; provided, however, that to the extent the allocation of the Series B Preferred Unit Reallocated Amount to the holders of Series B Preferred Units would cause such holders on a cumulative basis to have been allocated Net Income in excess of distributions, the Series B Preferred Unit Reallocated Amount shall be reduced by such excess.  The Series B Preferred Unit Reallocated Amount shall be calculated based on the amounts of Net Income allocable pursuant to subparagraphs (a)(4) and (a)(5) prior to the application of the provisos contained in such subparagraphs with respect to such fiscal year or other period.

It is the intention of the parties that the application of subparagraphs (a)(4) and (a)(5) above will result in corresponding return of capital distributions (per Unit) to the Series B Preferred Units (on an as-converted basis) and Common Units on a cumulative basis and shall be applied and interpreted consistently therewith.

In allocating Net Income for each fiscal year or period, for all purposes of this Section 1(a) (including for purposes of determining the “Percentage Interests” of the holders of both the Common Units and the Series D Preferred Units), the holders of the Series D Preferred Units shall be treated as though they held that number of Common Units into which their Series D Preferred Units were convertible, as determined from time to time during such fiscal year or period.

(b)           Net Loss.  Except as otherwise provided herein, Net Loss of the Partnership for each fiscal year or other applicable period shall be allocated as follows:

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1.             First, to the holders of Common Units, in proportion to their respective Percentage Interests provided that the Net Loss allocated to a holder of Common Units pursuant to this Section (b)(1) shall not exceed the maximum amount of Net Loss that can be allocated without causing a holder of Common Units to have an Adjusted Capital Account Deficit (excluding for this purpose any increase to such Adjusted Capital Account Deficit for a holder’s actual obligation to fund a deficit Capital Account balance, including the obligation of an Obligated Partner to fund a deficit Capital Account Balance pursuant to Section 7.8 hereof and also excluding for this purpose the balance of such holder’s Capital Account attributable to such holder’s Preferred Units, if any);

2.             Second, to the holders of Preferred Units in proportion to each such holder’s Capital Account balance in such Preferred Units, provided that the Net Loss allocated to a holder of Preferred Units pursuant to this Section (b)(2) shall not exceed the maximum amount of Net Loss that can be allocated without causing any holder of Preferred Units to have an Adjusted Capital Account Deficit (excluding for this purpose any increase to such Adjusted Capital Account Deficit for a holder’s actual obligation to fund a deficit Capital Account balance, including the obligation of an Obligated Partner to fund a deficit Capital Account Balance pursuant to Section 7.8 hereof);

3.             Third, to the General Partner, until the General Partner’s Adjusted Capital Account Deficit (excluding for this purpose any increase to such Adjusted Capital Account Deficit for the obligation of the General Partner to actually fund a deficit Capital Account balance, including any deemed obligation pursuant to Regulation Section 1.704-(1)(b)(2)(ii)(c)) equals the excess of (i) the amount of Recourse Liabilities over (ii) the Aggregate Protected Amount;

4.             Fourth, to the Obligated Partners, in proportion to their respective Protected Amounts, until such time as the Obligated Partners have been allocated an aggregate amount of Net Loss pursuant to this subparagraph (b)(4) equal to the Aggregate Protected Amount; and

5.             Thereafter, to the General Partner.

2.             Special Allocations.

Notwithstanding any provisions of paragraph 1 of this Exhibit B, the following special allocations shall be made in the following order:

(a)           Minimum Gain Chargeback (Nonrecourse Liabilities).  If there is a net decrease in Partnership Minimum Gain for any Partnership fiscal year (except as a result of conversion or refinancing of Partnership indebtedness, certain capital contributions or revaluation of the Partnership property as further outlined in Regulation Sections 1.704-2(d)(4), (f)(2) or (f)(3)), each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to that Partner’s share of the net decrease in Partnership Minimum Gain.  The items to be so allocated shall be determined in accordance with Regulation Section 1.704-2(f).  This paragraph (a) is intended to comply with the minimum gain chargeback requirement in said section of the Regulations and shall be interpreted consistently

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therewith.  Allocations pursuant to this paragraph (a) shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant hereto.

(b)           Minimum Gain Attributable to Partner Nonrecourse Debt.  If there is a net decrease in Minimum Gain Attributable to Partner Nonrecourse Debt during any fiscal year (other than due to the conversion, refinancing or other change in the debt instrument causing it to become partially or wholly nonrecourse, certain capital contributions, or certain revaluations of Partnership property as further outlined in Regulation Section 1.704-2(i)(4)), each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to that Partner’s share of the net decrease in the Minimum Gain Attributable to Partner Nonrecourse Debt.  The items to be so allocated shall be determined in accordance with Regulation Section 1.704-2(i)(4) and (j)(2).  This paragraph (b) is intended to comply with the minimum gain chargeback requirement with respect to Partner Nonrecourse Debt contained in said section of the Regulations and shall be interpreted consistently therewith.  Allocations pursuant to this paragraph (b) shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant hereto.

(c)           Qualified Income Offset.  In the event a Limited Partner unexpectedly receives any adjustments, allocations or distributions described in Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5), or (6), and such Limited Partner has an Adjusted Capital Account Deficit, items of Partnership income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate the Adjusted Capital Account Deficit as quickly as possible.  This paragraph (c) is intended to constitute a “qualified income offset” under Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(d)           Partner Nonrecourse Deductions.  Partner Nonrecourse Deductions for any fiscal year or other applicable period shall be specially allocated to the Partner that bears the economic risk of loss for the debt (i.e., the Partner Nonrecourse Debt) in respect of which such Partner Nonrecourse Deductions are attributable (as determined under Regulation Section 1.704-2(b)(4) and (i)(1)).

(e)           Allocations With Respect to Preferred Unit Redemptions.  After giving effect to the special allocations set forth above, Net Income of the Partnership shall be allocated to the holders of Preferred Units, at the time of redemption of such Preferred Units (other than in the case of a redemption occurring pursuant to a final liquidation of the Partnership), in an amount equal to the portion of any redemption distribution that exceeds the Liquidation Preference Amount (other than any accrued but unpaid distribution thereon) per Preferred Unit established for such Preferred Unit in the applicable Preferred Unit designation.  The character of the items of Net Income allocated to the holders of Preferred Units pursuant to this subparagraph (e) shall proportionately reflect the relative amounts of the items of Partnership income and gain as determined for federal income tax purposes under Section 703(a) of the Code.

(f)            Tax Treatment of Conversion of Preferred Units.  Upon conversion of a Preferred Unit(s) into Common Unit(s), the Company will specially allocate to the converting Partner any Net Income or Net Loss attributable to an adjustment of Gross Asset Values under subparagraph (b) of the definition of “Gross Asset Value” until the portion of such Partner’s Capital Account attributable to each Common Unit received upon conversion equals the Capital Account

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attributable to a Common Unit at the time of conversion.  To the extent that such allocation is insufficient to bring the portion of the Capital Account attributable to each Common Unit received upon conversion by the converting Partner to the Capital Account attributable to a Common Unit at the time of conversion, a portion of the Capital Account of the non-converting Partners will be shifted, pro rata in accordance with their relative Capital Account balances, to the converted Partner and such transaction shall be treated by the Partnership and the Converting Partner as a transaction defined in Section 721 of the Code.

(g)           Curative Allocations.  The Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss, and deduction among the Partners so that, to the extent possible, the cumulative net amount of allocations of Partnership items under paragraphs 1 and 2 of this Exhibit B shall be equal to the net amount that would have been allocated to each Partner if the Regulatory Allocations had not occurred.  This subparagraph (g) is intended to minimize to the extent possible and to the extent necessary any economic distortions which may result from application of the Regulatory Allocations and shall be interpreted in a manner consistent therewith.  For purposes hereof, “Regulatory Allocations” shall mean the allocations provided under subparagraphs 2(a) through (d).

3.             Tax Allocations.

(a)           Generally.  Subject to paragraphs (b) and (c) hereof, items of income, gain, loss, deduction and credit to be allocated for income tax purposes (collectively, “Tax Items”) shall be allocated among the Partners on the same basis as their respective book items.

(b)           Sections 1245/1250 Recapture.  If any portion of gain from the sale of property is treated as gain which is ordinary income by virtue of the application of Code Sections 1245 or 1250 (“Affected Gain”), then (A) such Affected Gain shall be allocated among the Partners in the same proportion that the depreciation and amortization deductions giving rise to the Affected Gain were allocated and (B) other Tax Items of gain of the same character that would have been recognized, but for the application of Code Sections 1245 and/or 1250, shall be allocated away from those Partners who are allocated Affected Gain pursuant to Clause (A) so that, to the extent possible, the other Partners are allocated the same amount, and type, of capital gain that would have been allocated to them had Code Sections 1245 and/or 1250 not applied.  For purposes hereof, in order to determine the proportionate allocations of depreciation and amortization deductions for each fiscal year or other applicable period, such deductions shall be deemed allocated on the same basis as Net Income and Net Loss for such respective period.

(c)           Allocations Respecting Section 704(c) and Revaluations; Curative Allocations Resulting from the Ceiling Rule.  Notwithstanding paragraph (b) hereof, Tax Items with respect to Partnership property that is subject to Code Section 704(c) and/or Regulation Section 1.704-1(b)(2)(iv)(f) (collectively “Section 704(c) Tax Items”) shall be allocated in accordance with said Code section and/or Regulation Section 1.704-1(b)(4)(i), as the case may be.  The allocation of Tax Items shall be in accordance with the “traditional method” set forth in Treas. Reg. §1.704-3(b)(1), unless otherwise determined by the General Partner, and shall be subject to the ceiling rule stated in Regulation Section 1.704-3(b)(1).  The General Partner is authorized to specially allocate Tax Items (other than Section 704(c) Tax Items) to cure for the effect of the ceiling rule.  The intent of this Section 3(c) is that each Partner who contributed to the capital of the

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Partnership a partnership interest in an existing Property Partnership will bear, through reduced allocations of depreciation and increased allocations of gain or other items, the tax detriments associated with any precontribution gain and this Section 3(c) shall be interpreted consistently with such intent.

4.             Allocations Upon Final Liquidation.

With respect to the fiscal year in which the final liquidation of the Partnership occurs in accordance with Section 7.2 of the Agreement, and notwithstanding any other provision of Sections 1, 2, or 3 hereof, items of Partnership income, gain, loss and deduction shall be specially allocated to the Partners in such amounts and priorities as are necessary so that the positive capital accounts of the Partners shall, as closely as possible, equal the amounts that will be distributed to the Partners pursuant to Section 7.2.

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EXHIBIT C

[Obligated Partners]